UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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HOLLYFRONTIER CORPORATION

(Name of Registrant as Specified In Its Charter)

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2021

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

Wednesday, May 12, 2021, 8:30 a.m. Central Daylight Time

http://www.virtualshareholdermeeting.com/HFC2021

Dear Fellow Stockholders,

On behalf of the Board, I am pleased to invite you to HollyFrontier’s 2021 Annual Stockholders’ Meeting, which will be held on Wednesday, May 12, 2021 at 8:30 a.m., Central Daylight Time. Due to the public health impact of the coronavirus (COVID-19) and to support the health and well-being of our stockholders, employees and their families, the Annual Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/HFC2021.

2020 was an unprecedented year for HollyFrontier. In the face of extraordinary challenges, even as the COVID-19 pandemic and reduced global economic activity affected our businesses and our daily lives, HollyFrontier persevered and took important steps to strengthen our business and extend our long record of value creation. Below are highlights of changes in our leadership, business, governance and director and executive pay in the past year.

Board Changes

In 2020, we were excited to add Manuel (Manny) J. Fernandez to our Board. With more than 36 years of experience at KPMG LLP advising public and private companies across a variety of industries, Mr. Fernandez brings to the Board extensive financial and management experience as well as financial reporting expertise. During his career at KPMG, he also served as National Managing Partner for Talent Acquisition, member of the National Inclusion and Diversity Board and as Co-Chair of the National Hispanic/Latino employee resource group. Having emigrated from Cuba at the age of eight, Mr. Fernandez has a passion for advancing inclusion and diversity, and was recognized for his leadership and dedication to advancing the careers of Latino professionals by The Association of Latino Professionals for America with the Lifetime Achievement Award.

In accordance with our director retirement policy, Douglas Bech will not stand for re-election at the 2021 Annual Meeting. Mr. Bech has served as a director HollyFrontier since the merger of Frontier Oil Corporation and Holly Corporation in July 2011. On behalf of myself, the Board and our employees, I thank Doug for his service and commitment to HollyFrontier.

Strengthening our Executive Leadership Team

This year also marked my return as Chief Executive Officer and President in January 2020. As part of the broader leadership transition, in June 2020, we welcomed Tim Go as Executive Vice President and Chief Operating Officer, and Bruce Lerner as President, HollyFrontier Lubricants and Specialties. Both Tim and Bruce lead key segments of our business, and their leadership, combined with that of the rest of the executive leadership team, will help to advance our business strategies as we continue to build for the future.

Investment in Renewables

In 2020, we continued to advance our renewables strategy to diversify our business, meet the growing demand for lower carbon fuels and position HollyFrontier for sustainable, long-term success. In June 2020, we announced the conversion of our Cheyenne refinery from a traditional petroleum fuels refinery to a renewable diesel facility and the construction of a feedstock pre-treatment unit in Artesia, New Mexico. These renewable investments, combined with our previously announced construction of a renewal diesel unit at our Artesia refinery in November 2019, represent an investment of between $650-$750 million.

Governance

We continue to maintain strong corporate governance practices that promote long-term stockholder value, including a separate independent Chairman of the Board and Chief Executive Officer, annual director elections, no dual class capitalization or ‘poison pill’, and a majority voting standard for the election of directors in an uncontested election with a director resignation policy. Our Board’s Nominating, Governance and Social Responsibility Committee regularly considers and evaluates corporate governance developments and recommends appropriate changes to the Board to maintain its commitment to strong corporate governance. For example, in December 2020 our Board adopted proxy access with market terms (3% for 3 years, up to the greater of two individuals or 20% of the Board). Other highlights of our governance practices are discussed in this proxy statement.

Human Capital

Our Board and its committees provide oversight on our strategies and policies related to human capital management. Our Compensation Committee is responsible for periodically reviewing HollyFrontier’s strategies and policies regarding the promotion of employee diversity, equity and inclusion, talent and performance management, pay equity and employee engagement, as well as our executive succession planning.

Our leadership is committed to attracting, retaining and developing a highly engaged, high-performing, diverse workforce and cultivating an inclusive workplace where all employees feel valued and have a sense of belonging. We have introduced diversity awareness programs focused on increasing the number of underrepresented persons in engineering roles in our refineries and corporate office. HollyFrontier is proud of its increased diversity, from our boardroom to the field, and we are dedicated to continuous improvement on this front.

Director and Executive Pay

We understand that director and executive pay should reflect the current circumstances in which we find HollyFrontier. Therefore, in light of economic conditions and our expense reduction efforts, the Board approved a 10% reduction in all Board and committee cash retainers for the second half of 2020 that will continue for 2021.

Additionally, it was important that I too adjust to our current environment. In conjunction with the Board, we determined that my base salary would be reduced by 10% for the second half of 2020 and my 2020 annual bonus would be reduced by 15%. For 2021, my base salary did not increase. These changes in compensation were made to better align our compensation plans with shareholder returns and to reinforce our objective of paying for performance.

Looking Ahead

In 2021, our focus remains on generating high returns while operating safely and efficiently, further improving refinery reliability, progressing our transition into renewables, enhancing our environmental and sustainability performance and reporting, and working to allocate capital in ways that reflect our stockholders’ best interests.

On behalf of our Board and our employees, thank you for your trust and investment in HollyFrontier.

Michael C. Jennings

Chief Executive Officer and President

March 25, 2021

NOTICE OF 2021 ANNUAL MEETING

AND PROXY STATEMENT

Dear Stockholder:

You are invited to attend the Annual Meeting of stockholders of HollyFrontier Corporation (the “Company”). The 2021 Annual Stockholders’ Meeting (“Annual Meeting”) will be held in a virtual meeting format only, via live audio webcast as shown below.

When:	8:30 a.m. Central Daylight Time Wednesday, May 12, 2021

Items of Business

•   Election of 10 directors to hold office until the 2022 annual meeting of stockholders

•   Approval, on an advisory basis, of the compensation of the Company’s named executive officers

•   Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year

•   Consideration of a stockholder proposal for simple majority vote, if properly presented at the Annual Meeting

Where:	Online at www.virtualshareholdermeeting.com /HFC2021

Who Can Vote Stockholders of record at the close of business on March 15, 2021 are entitled to receive notice of, and vote at, the Annual Meeting.

Information about the meeting is presented in the following proxy statement. The proxy statement and the form of proxy are being first made available to stockholders on or about March 25, 2021. Please read the enclosed information and our 2020 Annual Report carefully before voting your proxy.

Due to the public health impact of the coronavirus (COVID-19) and to support the health and well-being of our stockholders, employees and their families, the Annual Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/HFC2021. You will not be able to attend the Annual Meeting physically in person. You will be able to attend and listen to the Annual Meeting online, submit questions and vote your shares electronically during the virtual Annual Meeting. As always, we encourage you to vote your shares prior to the virtual Annual Meeting. In order to attend and vote or submit questions at the Annual Meeting, please follow the instructions in the section titled “General Information—Additional Information About the Virtual Annual Meeting” on page 79.

To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability. The virtual Annual Meeting will begin promptly at 8:30 a.m., Central Daylight Time, on May 12, 2021. We encourage you to access the virtual Annual Meeting prior to the start time. Online access and check-in will begin at 8:15 a.m., Central Daylight Time. Participants should allow plenty of time to log in and to make sure that they can hear streaming audio prior to the start of the virtual Annual Meeting.

Your vote is important to us. Whether or not you plan to attend the virtual Annual Meeting, please sign, date and return the proxy card (if you have requested a paper copy of the proxy materials) or vote using the internet or telephone voting procedures described on the Notice of Internet Availability.

Thank you for your continued support of the Company. We look forward to your participation at our virtual Annual Meeting.

Vaishali S. Bhatia

Senior Vice President, General Counsel & Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2021. We have elected to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the internet. These rules allow us to provide information our stockholders need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. The Company’s Notice of Annual Meeting, Proxy Statement and 2020 Annual Report to stockholders are available on the internet at www.proxyvote.com.

Compensation Committee Interlocks and Insider Participation	78

General Information	79
Purpose, Place, Date and Time	79
Additional Information About the Virtual Annual Meeting	79
Internet Availability of Proxy Materials	80
Voting Rights and Proxy Information	80

Additional Information	84

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not include all of the information you should consider, and we encourage you to read the entire proxy statement and our 2020 Annual Report carefully before voting. The proxy statement and the form of proxy are being first made available to stockholders on or about March 25, 2021.

Annual Meeting of Stockholders

Date:	Wednesday May 12, 2021

Who Can Vote:

Stockholders of record at the close of business on March 15, 2021 are entitled to receive notice of, and vote at, the virtual Annual Meeting.

How to Vote:

If you are a stockholder of record, you may vote electronically during the Annual Meeting or by proxy using any of the following methods:

Time:	8:30 a.m. Central Daylight Time
Place:	Online at www.virtualshareholdermeeting.com /HFC2021

		By Internet Visit www.proxyvote.com	By Telephone Call toll-free 1-800-690-6903 within the U.S. or Canada	By Mail Complete, sign and date the proxy card and return the proxy card in the prepaid envelope
Record Date:	March 15, 2021

Agenda and Voting Recommendations

Proposal		Voting Standard	Effect of Broker Non-Votes and Abstentions	Board’s Recommendation	Page
1	Elect 10 directors to hold office until the Company’s 2022 annual meeting of stockholders	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR all nominees	6

2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR	27

3	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021	Affirmative vote of a majority of the votes cast on the matter	Abstentions are not considered votes cast and will have no effect	FOR	72

4	Consider stockholder proposal for simple majority vote, if properly presented at the Annual Meeting	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	AGAINST	75

2021 Proxy Statement    1

Board Nominees

For the 2021 Annual Meeting of Stockholders (“Annual Meeting”), our Board recommends the ten Board nominees listed below. Our Board takes into account many factors when assessing the qualifications for each Board nominee. Please see the section titled “Corporate Governance—Director Nominations—Qualifications” on page 16 for a discussion of factors considered, as well as the “Director Skills and Experience Matrix” on page 7.

Director Nominee Facts

9 out of 10 director nominees are independent	2 director nominees are women	2 director nominees are ethnically diverse	6.68 years* average tenure of independent director nominees	63.8* average age of director nominees

*	As of March 8, 2021.

				Committee Memberships(2)
Name(1)	Age	Director Since	Independent	Audit	Compensation	Nominating, Governance and Social Responsibility	Environmental, Health, Safety, and Public Policy	Finance
Franklin Myers Senior Advisor of Quantum Energy Partners and Chairman of the Board of HollyFrontier Corporation	68	2011	✓		Chairperson	✓
Michael C. Jennings CEO and President of HollyFrontier Corporation and CEO of Holly Logistic Services, L.L.C.	55	2011
Anne-Marie N. Ainsworth Former President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc.	64	2017	✓				✓	✓
Anna C. Catalano Former Group Vice President, Marketing, for BP plc	61	2017	✓		✓	✓
Leldon E. Echols Former Executive Vice President and Chief Financial Officer of Centex Corporation	65	2009	✓	Chairperson, Financial Expert	✓
Manuel J. Fernandez Former Managing Partner of KPMG’s Dallas office	59	2020	✓	Financial Expert			✓
R. Craig Knocke Director of Turtle Creek Trust Company, Chief Investment Manager and Portfolio Manager of Turtle Creek Management, LLC, Principal and a non-controlling manager and member of TCTC Holdings, LLC	51	2019	✓	✓			✓
Robert J. Kostelnik Principal at Glenrock Recovery Partners, LLC	69	2011	✓				Chairperson	✓
James H. Lee Managing General Partner and Principal Owner of Lee, Hite & Wisda Ltd.	72	2011	✓	✓		Chairperson
Michael E. Rose Former Executive Vice President Finance and Chief Financial Officer of Anadarko Petroleum Corporation	74	2011	✓	Financial Expert				Chairperson
		2020 Meetings		8	6	4	4	4

2    HollyFrontier Corporation

(1)

Douglas Y. Bech, who serves as the independent lead director on the Board of Directors and as a member of the Compensation Committee and the Nominating, Governance and Social Responsibility Committee of the Board of Directors, will not stand for re-election at the 2021 Annual Meeting.

(2)

Board committee composition as of March 8, 2021. Effective as of April 30, 2021, the composition of the Board committees will be as follows: (a) the Audit Committee will be comprised of Messrs. Fernandez (Chairperson), Echols, Lee and Rose; (b) the Compensation Committee will be comprised of Messrs. Echols (Chairperson) and Myers and Ms. Catalano; (c) the Nominating, Governance and Social Responsibility Committee will be comprised of Messrs. Kostelnik (Chairperson), Myers and Knocke and Ms. Catalano; (d) the Environmental, Health, Safety, and Public Policy Committee will be comprised of Ms. Ainsworth (Chairperson) and Messrs. Fernandez, Kostelnik and Jennings; and (e) the Finance Committee will be comprised of Messrs. Lee (Chairperson), Rose and Knocke and Ms. Ainsworth.

2021 Proxy Statement    3

Governance Highlights

✓	All of our directors stand for election annually

✓	Majority voting and director resignation policy in uncontested elections

✓	Proxy access (3% for 3 years, up to the greater of two individuals or 20% of the Board)

✓	Independent Chairman, separate from CEO

✓	Independent Committee chairs

✓	Regular executive sessions of independent directors at Board and Committee meetings

✓	Annual Board and Committee self-evaluations

✓	Active Board refreshment, with four new directors joining since 2017

✓	Mandatory retirement age of 75 for our directors
✓	No restrictions on directors’ access to management or employees

✓	Board involvement in CEO succession planning and risk management

✓	All of our directors attended at least 75% of the meetings of the Board and committees on which they served during 2020

✓	Company policy prohibits hedging and pledging of Company stock

✓	Directors are subject to stock ownership requirements equal to five times the annual Board cash retainer paid to them

✓	No poison pill

Commitment to Sustainability

The Board and senior management recognize that the success of the Company is always tied to integrity in doing right by our people, neighbors and environment.

•

Renewables Strategy—In 2020, we continued to advance the Company’s renewables strategy to diversify our business, meet the growing demand for lower carbon fuels and position the Company for sustainable, long-term success. In June 2020, we announced the conversion of our Cheyenne refinery from a traditional petroleum fuels refinery to a renewable diesel facility and the construction a feedstock pre-treatment unit in Artesia, New Mexico. These renewable investments, combined with our previously announced construction of a renewal diesel unit at our Artesia refinery in November 2019, represent an investment by the Company of between $650-$750 million and are expected to provide a combined capacity to produce over 200 million gallons per year of renewable diesel and pre-treat over 80% of our feedstock. Renewable diesel is a cleaner burning fuel with over 50% lower greenhouse (GHG) emissions than conventional diesel. Our investment in pre-treatment is expected to provide feedstock flexibility, allow us to minimize single feedstock risk and generate value through the use of lower carbon intensity feed. Our industry is evolving, and there is a significant opportunity to enhance both the profitability and the environmental footprint of the Company through these renewables investments.

•

Board Oversight—The Board and its committees oversee the Company’s sustainability practices. Our Nominating, Governance and Social Responsibility Committee oversees the Company’s policies and practices relating to environmentally sustainable practices and strategy and performance in assessing and responding to climate-related risks and opportunities, human rights relating to our operations and supply chain and the effectiveness of our governance, ethics and compliance programs. The Environmental, Health, Safety, and Public Policy Committee oversees the Company’s management of risks associated with the environment, health, safety and public policy. Our Compensation Committee is responsible for periodically reviewing the Company’s strategies and policies related to human capital management, including the promotion of diversity, equity and inclusion, talent and performance management, pay equity, and employee engagement, as well as our executive succession planning.

4    HollyFrontier Corporation

2020 Business Highlights

The following is a summary of key results in 2020:

•	Reported net loss attributable to HollyFrontier stockholders of $(601) million or $(3.72) per diluted share and adjusted net loss of $(140) million or $(0.87) per diluted share for the year.

•	Reported realized gross refining margins of $7.29 per produced barrel sold.

•	Reported operating cash flow of $458 million.

•	Ended the year with a strong balance sheet, including approximately $1.4 billion in cash and short-term investments and approximately $1.8 billion in long-term debt (exclusive of HEP debt).

•	Returned approximately $230 million to shareholders through dividends and share repurchases.

Named Executive Officers

For 2020, our named executive officers were as follows:

Name	Position
Michael C. Jennings	Chief Executive Officer and President
Richard L. Voliva III	Executive Vice President and Chief Financial Officer
Timothy Go (1)	Executive Vice President and Chief Operating Officer
Thomas G. Creery	Senior Vice President, Commercial
Bruce A. Lerner (2)	President, HollyFrontier Lubricants & Specialties

(1)	Mr. Go was appointed as Executive Vice President and Chief Operating Officer, effective June 9, 2020.

(2)	Mr. Lerner was appointed as President, HollyFrontier Lubricants & Specialties, effective June 1, 2020.

Executive Compensation Program

✓	A significant portion of the total compensation paid to our executive officers is performance-based

✓	Vesting of 50% of the equity awards granted to our executive officers each year is based on our performance as compared to that of our industry peers

✓

A majority of the annual bonus paid to our executive officers for 2020 was based on our financial and operational performance, which includes environmental and safety performance, as measured against pre-established goals and in certain circumstances, relative to our industry peers

✓	In 2021, the annual bonus paid to our executive officers may be capped at 50% of the individual’s target bonus if the consolidated Company does not achieve positive operating income

✓	In light of economic conditions and Company expense reduction efforts, at the request of our Chief Executive Officer and President, Michael C. Jennings, Mr. Jennings’ base salary was reduced
10% for the second half of 2020 and his 2020 annual bonus was reduced by 15%

✓	None of our executive officers have employment agreements

✓	“Double-trigger” change in control provisions

✓	Minimal perquisites for our executive officers

✓	Company policy prohibits hedging and pledging of Company stock

✓	Executive officers are subject to significant stock ownership requirements

✓	No tax reimbursement provisions in the change in control agreements with our executive officers

✓	Clawback policy allows recoupment of annual and long-term incentive compensation for misconduct resulting in a material financial restatement

✓	Annual advisory vote on executive officer compensation

At our 2020 Annual Meeting, over 94% of the votes cast by our stockholders were voted in support of our named executive officer pay program.

2021 Proxy Statement    5

Election of Directors

(Proposal 1)

Currently, the Board consists of eleven directors. Each of the Company’s directors stands for election each year at the annual meeting. In accordance with the Company’s director retirement policy, which provides that the Nominating, Governance and Social Responsibility Committee will not recommend to the Board the nomination of any director or nominee who has attained or will attain the age of 75 prior to the annual meeting of stockholders, Mr. Douglas Y. Bech will not stand for re-election at the Annual Meeting. Following the Annual Meeting, the size of the Board will be reduced from eleven to ten directors.

Each director nominee identified below currently serves on the Board and was elected at the 2020 Annual Meeting of Stockholders, except for Manny J. Fernandez, who was appointed to the Board in October 2020. Upon the recommendation of our Nominating, Governance and Social Responsibility Committee, our Board has nominated the ten individuals identified below to serve as directors. The director nominees, if elected, will serve until the 2022 annual meeting of stockholders, or until their earlier resignation or removal. Each director nominee has indicated a willingness to serve if elected.

For each of the ten director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications that the Nominating, Governance and Social Responsibility Committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the Annual Meeting.

Required Vote and Recommendation

In uncontested elections, the election of directors requires the approval of a majority of the votes cast for each director.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

6    HollyFrontier Corporation

Director Nominee Facts

9 out of 10 director nominees are independent	2 director nominees are women	2 director nominees are ethnically diverse	6.68 years* average tenure of independent director nominees	63.8* average age of director nominees

*	As of March 8, 2021.

Director Skills and Experience Matrix

The Board believes that the director nominees are highly qualified and bring a collective balance of relevant knowledge, skills and viewpoints, together with an effective mix of leadership, professional experiences and diversity, to the boardroom. The Director Skills and Experience Matrix set forth below illustrates the experience, skills and qualifications the Board has identified as important for determining whether each director should serve on the Board in light of the Company’s business and strategic direction, and it highlights each director’s skills, knowledge and experience that uniquely qualify such director to serve on the Board. The lack of a checkmark for a particular item does not mean that the director does not possess that qualification or skill. Rather, a checkmark indicates that the item is a particularly prominent qualification, skill or expertise that the director brings to the Board. All the director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the characteristics that are essential for the proper and effective functioning of the Board.

The Board believes that all director nominees exhibit:

✓ High Integrity ✓ Leadership Experience ✓ Commitment to Ethics ✓ Proven Record of Success	✓ Commitment to the Long-Term Interests of our Stockholders ✓ Strong Business Judgement ✓ Commitment to Safety and Diversity in the Workplace ✓ Diversity of Thought

DIRECTOR SKILLS AND EXPERIENCE MATRIX
	Ainsworth	Catalano	Echols	Fernandez	Jennings	Knocke	Kostelnik	Lee	Myers	Rose

EXECUTIVE/CEO LEADERSHIP	✓	✓	✓		✓		✓		✓	✓

PUBLIC COMPANY BOARD SERVICE/GOVERNANCE	✓	✓	✓	✓	✓		✓	✓	✓	✓

FINANCIAL EXPERTISE	✓	✓	✓	✓	✓	✓		✓	✓	✓

M&A & CAPITAL MARKETS	✓		✓	✓	✓	✓		✓	✓	✓

INDUSTRY BACKGROUND & OPERATIONS MANAGEMENT	✓	✓		✓	✓		✓	✓	✓

MARKETING/SALES EXPERIENCE	✓	✓		✓	✓

INTERNATIONAL EXPERIENCE	✓	✓	✓	✓					✓

RISK MANAGEMENT	✓			✓		✓	✓		✓

HUMAN RESOURCES/COMPENSATION		✓	✓	✓			✓		✓

HEALTH/SAFETY/ENVIRONMENT	✓				✓		✓		✓	✓

LEGAL & REGULATORY					✓				✓

Our director nominees have a wide range of additional skills and experience not mentioned above, which they will bring to their role as directors, including investment management, investor relations, and technology/cyber security experience. The skills and experience of our director nominees is further described in their biographies on the following pages.

2021 Proxy Statement    7

Franklin Myers
Director Since: 2011 Age: 68 Committees: • Compensation Committee, Chairperson* • Nominating, Governance and Social Responsibility Committee

Principal Occupation:

Senior Advisor of Quantum Energy Partners and Chairman of the Board of HollyFrontier Corporation

Business Experience:

Mr. Myers has served as the Chairman of the Board of HollyFrontier Corporation since February 2019. Mr. Myers has served as a senior advisor of Quantum Energy Partners, a private equity firm, since February 2013. Mr. Myers served as an operating advisor to Paine & Partners, LLC, a private equity firm, from 2009 through 2012 and as Senior Advisor to Cameron International Corporation, a publicly traded provider of flow equipment products, from 2008 until 2009. He served Cameron in various other capacities, including as Senior Vice President and Chief Financial Officer from 2003 through 2008, President of Cameron’s compression business from 1998 through 2001 and Senior Vice President and General Counsel from 1995 through 1999. In addition, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated from 1988 through 1995 and as an associate and then a partner at Fulbright & Jaworski (now Norton Rose Fulbright) from 1978 through 1988.

Additional Directorships:

Mr. Myers served as a director of Frontier Oil Corporation (“Frontier”) from 2009 until the merger in July 2011, as a director of Forum Energy Technologies, Inc. from September 2010 until March 2018, as a director of ION Geophysical Corporation from 2001 to June 2019, and as a director of NCS Multistage Holdings, Inc. from February 2017 to June 2020. He currently serves as a director of Comfort Systems USA, Inc. Mr. Myers also serves as a director of WireCo WorldGroup Inc., which ceased to have a class of securities registered pursuant to Section 12 of the Exchange Act at the end of September 2016.

Qualifications:

Mr. Myers’ experience in senior finance and legal positions at publicly traded energy companies provides him with significant insight into operations, management and finance. In addition, Mr. Myers brings to the Board a broad range of experiences and skills as a result of his service as a director of other public and private companies.

*	Mr. Myers will vacate his position as Chairperson of the Compensation Committee and continue as a member of the committee effective as of April 30, 2021.

8    HollyFrontier Corporation

Michael C. Jennings
Director Since: 2011 Age: 55 Committees:*

Principal Occupation:

Chief Executive Officer and President of the Company and Chief Executive Officer of Holly Logistic Services, L.L.C. (“HLS”)

Business Experience:

Mr. Jennings has served as Chief Executive Officer and President of the Company since January 1, 2020. He served as Executive Vice President of the Company from November 2019 through December 2019, as Executive Chairman of the Company from January 2016 until January 2017 and as the Chief Executive Officer and President of the Company from the merger of Holly Corporation (“Holly”) and Frontier in July 2011 until January 2016. He served as Chairman of the Board of the Company from January 2017 to February 2019 and January 2013 to January 2016. Mr. Jennings has served as Chief Executive Officer of HLS since January 2020. He previously served as Chief Executive Officer of HLS from January 2014 to November 2016 and as President of HLS from October 2015 to February 2016. Mr. Jennings served as President and Chief Executive Officer of Frontier from 2009 until the merger of Holly and Frontier in July 2011 and as the Executive Vice President and Chief Financial Officer of Frontier from 2005 until 2009.

Additional Directorships:

Mr. Jennings currently serves as a director and Chairman of the Board of Holly Logistic Services, L.L.C. (“HLS”), the general partner of the general partner of Holly Energy Partners, L.P. (“HEP”). Mr. Jennings served as a director of FTS International, Inc. from January 2019 to November 2020, as a director and Chairman of the Board of Montage Resources and its predecessor entities from May 2016 to November 2019, and as a director of ION Geophysical Corporation from December 2010 until February 2019. He served as Chairman of the board of directors of Frontier from 2010 until the merger in July 2011 and served as a director of Frontier from 2008 to July 2011.

Qualifications:

Mr. Jennings brings to the Board extensive industry experience and familiarity with the day-to-day operations of the Company. He provides a significant resource for the Board and facilitates communication between management and the Board.

*	Mr. Jennings has been appointed as member of the Environmental, Health, Safety, and Public Policy Committee effective as of April 30, 2021.

2021 Proxy Statement    9

Anne-Marie N. Ainsworth
Director Since: 2017 Age: 64 Committees: • Environmental, Health, Safety, and Public Policy Committee* • Finance Committee

Principal Occupation:

Former President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc.

Business Experience:

Ms. Ainsworth served as President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc., companies engaged in the terminaling, storage and transportation by pipeline of crude oil, refined petroleum products and liquefied petroleum gas, from 2012 until her retirement in 2014, Senior Vice President, Manufacturing of Sunoco Inc. from 2009 to 2012, and General Manager of the Motiva Enterprises, LLC Norco, Louisiana Refinery from 2006 to 2009. Prior to joining Motiva, Ms. Ainsworth served in various capacities at Royal Dutch Shell. Ms. Ainsworth is a graduate of the Institute of Corporate Directors Education Program (Rotman School of Management, University of Toronto and Haskayne School of Business, University of Calgary) and holds the ICD.D. designation.

Additional Directorships:

Ms. Ainsworth currently serves as a director of Pembina Pipeline Corporation, Archrock, Inc. and Kirby Corporation. She previously served as a director of Seventy Seven Energy Inc. until 2015.

Qualifications:

Ms. Ainsworth brings to the Board extensive experience in the oil and gas industry and strong business, operational and financial acumen from her leadership roles at other public companies.

*	Ms. Ainsworth has been appointed as Chairperson of the Environmental, Health, Safety, and Public Policy Committee effective as of April 30, 2021.

Anna C. Catalano
Director Since: 2017 Age: 61 Committees: • Compensation Committee • Nominating, Governance and Social Responsibility Committee

Principal Occupation:

Former Group Vice President, Marketing, for BP plc

Business Experience:

Ms. Catalano served in various capacities for BP plc, and its predecessor Amoco Corporation, from 1979 until her retirement in 2003, including serving as Group Vice President, Marketing, for BP plc from 2000 to 2003.

Additional Directorships:

Ms. Catalano currently serves as a director of Frontdoor, Inc., Kraton Corporation and Willis Towers Watson plc (having previously served as a director of Willis Group until the merger of Willis Group and Towers Watson & Co.). She previously served on the boards of directors of Mead Johnson Nutrition Company until May 2017 and Chemtura Corporation until June 2017.

Qualifications:

Ms. Catalano brings to the Board significant corporate and international business and marketing experience.

10    HollyFrontier Corporation

Leldon E. Echols
Director Since: 2009 Age: 65 Committees:* • Audit Committee, Chairperson • Compensation Committee

Principal Occupation:

Former Executive Vice President and Chief Financial Officer of Centex Corporation

Business Experience:

Mr. Echols served as Executive Vice President and Chief Financial Officer of Centex Corporation from 2000 until his retirement in 2006. Before joining Centex, Mr. Echols held various positions, including managing partner, at Arthur Andersen LLP from 1978 until 2000.

Additional Directorships:

Mr. Echols currently is a member of the boards of directors of Trinity Industries, Inc. and EnLink Midstream Manager, LLC, the managing member of EnLink Midstream, LLC. Prior to the closing of the business combination among Devon Energy Corporation, Crosstex Energy, Inc. and Crosstex Energy, L.P. in March 2014, Mr. Echols served on the boards of directors of Crosstex Energy, L.P. and Crosstex Energy, Inc. Prior to the closing of the January 2019 simplification transaction between EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.), Mr. Echols served on the board of EnLink Midstream GP, LLC, the general partner of EnLink Midstream Partners, LP.

Qualifications:

Mr. Echols brings to the Board executive management and board experience with other public companies. Mr. Echols has extensive financial and management experience as well as financial reporting expertise and a level of financial sophistication that qualifies him as an audit committee financial expert.

*

Mr. Echols will vacate his position as Chairperson of the Audit Committee and continue as a member of the committee, and has been appointed as Chairperson of the Compensation Committee, each effective as of April 30, 2021.

Manuel J. Fernandez
Director Since: 2020 Age: 59 Committees: • Audit Committee* • Environmental, Health, Safety, and Public Policy Committee

Principal Occupation:

Former Managing Partner of the Dallas office and Market Leader for the Southwest Region of KPMG

Business Experience:

Mr. Fernandez joined KPMG LLP in 1984 and served in a number of leadership positions until his retirement in September 2020, including most recently as Managing Partner of the Dallas office and market leader for KPMG’s Southwest region across audit, tax and consulting services from October 2009 to September 2020. During his career at KPMG, he also served as National Managing Partner for Talent Acquisition, member of the National Inclusion and Diversity Board, and as Co-Chair of the National Hispanic/Latino employee resource group.

Additional Directorships:

Mr. Fernandez currently serves as a director of Jacobs Engineering Group Inc.

Qualifications:

Mr. Fernandez brings to the Board extensive financial and management experience as well as financial reporting expertise and a level of financial sophistication that qualifies him as an audit committee financial expert.

*	Mr. Fernandez has been appointed as Chairperson of the Audit Committee effective as of April 30, 2021.

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R. Craig Knocke
Director Since: 2019 Age: 51 Committees:* • Audit Committee • Environmental, Health, Safety, and Public Policy Committee

Principal Occupation:

Director of Turtle Creek Trust Company, Chief Investment Manager and Portfolio Manager of Turtle Creek Management, LLC, Principal and a non-controlling manager and member of TCTC Holdings, LLC

Business Experience:

Mr. Knocke is a co-founder and has served a Director of Turtle Creek Trust Company, a private trust and investment management firm, since 2009. He currently serves as the Chief Investment Officer and has served as a Portfolio Manager at Turtle Creek Management, LLC, a registered investment advisory firm based in Dallas, Texas, since 2007. Since 2009, Mr. Knocke has served as a Principal and a non-controlling manager and member of TCTC Holdings, LLC (“TCTC”), a bank holding company that is a banking, securities, and investment management firm. He previously held positions as Vice President and Portfolio Manager at Brown Brothers Harriman & Co., and served in various positions at Salomon Brothers and Texas Instruments.

Qualifications:

Mr. Knocke brings to the Board executive and general management experience as well as significant financial expertise.

*

Mr. Knocke will vacate his position as a member of the Audit Committee and the Environmental, Health, Safety, and Public Policy Committee and has been appointed as a member of the Finance Committee and Nominating, Governance, and Social Responsibility Committee, each effective as of April 30, 2021.

Robert J. Kostelnik
Director Since: 2011 Age: 69 Committees:* • Environmental, Health, Safety, and Public Policy Committee, Chairperson • Finance Committee

Principal Occupation:

Principal at Glenrock Recovery Partners, LLC

Business Experience:

Mr. Kostelnik has served as a principal of Glenrock Recovery Partners since January 2012. Glenrock Recovery Partners assists energy, pipeline and terminal companies with maximizing the value of non-fungible liquid hydrocarbons and provides health, safety and environmental compliance and project management consulting services. Mr. Kostelnik served as the President and Chief Executive Officer of Cinatra Clean Technologies, Inc. from 2008 thru 2011. Cinatra provides tank cleaning systems to refining pipelines and terminals. Prior to his retirement in 2007, Mr. Kostelnik served in a number of senior positions during his 16 years with CITGO Petroleum Corporation, including as Vice President of Refining. During that time, Mr. Kostelnik was responsible for, among other things, the creation and implementation of the Health, Safety & Environmental Management System as well as environmental compliance & improvement. CITGO is engaged in the refining and marketing of petro-chemical products.

Additional Directorships:

Mr. Kostelnik served as a director of Frontier from 2010 until the merger in July 2011. He currently serves as a director of Methanex Corporation.

Qualifications:

Mr. Kostelnik brings to the Board significant experience and insight into the Company’s industry through his extensive experience in the refining industry.

*

Mr. Kostelnik will vacate his position as Chairperson of the Environmental, Health, Safety and Public Policy Committee and continue as a member of the committee effective as of April 30, 2021. In addition, Mr. Kostelnik will vacate his position as a member of the Finance Committee and has been appointed as Chairperson of the Nominating, Governance, and Social Responsibility Committee, each effective as of April 30, 2021.

12    HollyFrontier Corporation

James H. Lee
Director Since: 2011 Age: 72 Committees: • Nominating, Governance and Social Responsibility Committee, Chairperson* • Audit Committee

Principal Occupation:

Managing General Partner and Principal Owner of Lee, Hite & Wisda Ltd.

Business Experience:

Mr. Lee has served as the Managing General Partner of Lee, Hite & Wisda Ltd., a private company with investments in oil and gas working, royalty and mineral interests, since founding the firm in 1984.

Additional Directorships:

Mr. Lee served as a director of Frontier from 2000 until the merger in July 2011. He currently serves as a director of HLS, the general partner of the general partner of HEP.

Qualifications:

Mr. Lee brings to the Board his extensive experience as a consultant and investor in the oil and gas industry, which provides him with significant insights into relevant industry issues.

*

Mr. Lee will vacate his position as Chairperson of the Nominating, Governance and Social Responsibility Committee and has been appointed as Chairperson of the Finance Committee, each effective as of April 30, 2021.

Michael E. Rose
Director Since: 2011 Age: 74 Committees: • Finance Committee, Chairperson* • Audit Committee

Principal Occupation:

Former Executive Vice President Finance and Chief Financial Officer of Anadarko Petroleum Corporation

Business Experience:

Prior to his retirement in 2004, Mr. Rose served in a number of senior positions during his 26 years with Anadarko Petroleum Corporation, most recently serving as Executive Vice President Finance and Chief Financial Officer of Anadarko from 2000 until his retirement.

Additional Directorships:

Mr. Rose served as a director of Frontier from 2005 until the merger in July 2011.

Qualifications:

Mr. Rose brings to the Board significant financial and investment experience with oil and gas companies. He also qualifies as an audit committee financial expert.

*	Mr. Rose will vacate his position as Chairperson of the Finance Committee and continue as a member of the committee effective as of April 30, 2021.

None of our director nominees reported any litigation for the period from 2011-2021 that is required to be reported in this proxy statement. There are no family relationships among any of our directors or executive officers.

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Corporate Governance

The Board and senior management believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility and ethical conduct throughout the Company. The Company is committed to maintaining the highest standard of business conduct and corporate governance, which we believe is essential to operating our business efficiently, maintaining our integrity in the marketplace and serving our stockholders.

Consistent with these principles, the Company has adopted a Code of Business Conduct and Ethics and Corporate Governance Guidelines. These documents, together with our certificate of incorporation, by-laws and the Board committee charters, form the framework for our governance. Copies of the Code of Business Conduct and Ethics, Corporate Governance Guidelines, certificate of incorporation, by-laws, Audit Committee Charter, Compensation Committee Charter, Environmental, Health, Safety, and Public Policy Committee Charter, Finance Committee Charter and Nominating, Governance and Social Responsibility Committee Charter are publicly available on our website at www.hollyfrontier.com and may also be obtained free of charge upon written request to HollyFrontier Corporation, 2828 North Harwood, Suite 1300, Dallas, Texas 75201, Attention: Vice President, Investor Relations.

Board Leadership Structure

In accordance with our Corporate Governance Guidelines, our Board is responsible for selecting the Board leadership structure that is in the best interests of the Company. Our Board, at this time, has determined that a leadership structure consisting of separate Chief Executive Officer and Chairman of the Board roles is appropriate for the Company. Currently, Mr. Myers serves as our independent Chairman of the Board, and Mr. Jennings serves as our Chief Executive Officer and President.

Given the complexity of the Company’s business model, the Board believes that at this time the separation of these positions enhances both the oversight of management by the Board and the Company’s overall leadership structure. As a result of his experience at publicly traded energy companies, Mr. Myers has industry-specific experience and expertise and as Chairman of the Board can identify strategic priorities, lead the discussion and execution of strategy and facilitate the flow of information between management and the Board.

In recognition of his demonstrated leadership skills, the Board has appointed Mr. Bech as lead director. The lead director’s responsibilities are set forth in the Company’s Corporate Governance Guidelines and include:

•	presiding over executive sessions of the Board’s independent directors and at all meetings of the Board at which the Chairman of the Board is not present;

•	communicating matters discussed at the executive session to the Chairman of the Board and Chief Executive Officer, as appropriate;

•	calling meetings of independent directors as desirable or necessary;

•	serving as a liaison between the Chief Executive Officer, the Chairman of the Board and the independent directors;

•

advising and consulting with the Chairman of the Board, the Chief Executive Officer and the chairperson of each committee regarding Board and committee meetings, as necessary, desirable or appropriate;

•

maintaining regular contact with the Chairman of the Board and Chief Executive Officer to provide access for any issue that may arise and assist in communication, if appropriate, and to ensure that there is a steady, relevant, meaningful and effective information flow from management to the Board;

•	approving in advance, in consultation with the Chairman of the Board and Chief Executive Officer, agendas, schedules and related information for all meetings of the Board; and

•

advising and consulting with the Chairman of the Board and Chief Executive Officer as to the quality, quantity and timeliness of the information submitted by the Company’s management to, and other communications with, the independent directors.

14    HollyFrontier Corporation

As Mr. Bech will not stand for re-election at the Annual Meeting and the Chairman of the Board, Mr. Myers, is independent, the Board plans to revise the Corporate Governance Guidelines following the Annual Meeting to provide that either the independent Chairman or, if the Chairman is not independent, the independent lead director so appointed by the Board, may fulfill the above-noted responsibilities of the independent lead director.

The Board has established a policy that its non-management directors regularly meet in executive session, without members of management present. The Chairman of the Board, or the lead director if the Chairman of the Board is a member of management, presides at meetings of the non-management directors. In the event the Chairman of the Board is a member of management and, if there is no lead director or the lead director is unable to attend, the non-management directors will designate an independent director to preside at the meeting. We believe that the foregoing structure, policies and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion and evaluation of decisions and direction from the Board, and are in the best interest of our stockholders.

Board and Committee Evaluations

The Board, acting through the Nominating, Governance and Social Responsibility Committee, conducts a self-evaluation at least annually to determine whether it is functioning effectively. The evaluation includes periodically considering the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools and background to perform its oversight function effectively.

The Nominating, Governance and Social Responsibility Committee has undertaken an effort to identify critical attributes, experiences, qualifications, and skills required of members of the Board to deliver long-term value to the stockholders of the Company. From that list, the Board developed a skills matrix to ensure each of the identified critical attributes, experiences, qualifications and skills are adequately represented among the Company’s Directors. See the “Director Skills and Experience Matrix” on page 7. The Nominating, Governance and Social Responsibility Committee and the Board will regularly review the skills matrix to confirm that it appropriately supports the Company’s long-term strategy.

Each committee of the Board also conducts a self-evaluation at least annually and reports the results to the Board.

Board Oversight of Risk Management

The Board oversees management of risk, including cyber security, and receives a report from management on a quarterly basis. The Board regularly reviews information regarding the Company’s business and operations, including the key operational and/or financial risks. As described below, consistent with SEC regulations and NYSE requirements, the Board committees are also engaged in overseeing risk associated with the Company.

•	The Audit Committee oversees management of exposure to financial reporting and control risks.

•	The Compensation Committee oversees the management of risks relating to the Company’s human capital management, executive compensation plans and incentive structure.

•	The Environmental, Health, Safety, and Public Policy Committee oversees the management of risks associated with the environment, health, safety and public policy.

•	The Finance Committee oversees the management of risks relating to the Company’s capital investment strategies.

•

The Nominating, Governance and Social Responsibility Committee oversees the Company’s governance, ethics and compliance programs and the management of risks relating to the Company’s policies and practices regarding human rights in its operations and supply chain, environmentally sustainable practices and strategy, and strategy and performance in assessing and responding to climate-related risks and opportunities.

While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is ultimately responsible for overseeing the Company’s risk exposures and management thereof, and the Board is regularly informed on these matters through committee and senior management presentations.

2021 Proxy Statement    15

The Board also receives input from the Company’s Risk Management Oversight Committee on management’s views of the risks facing the Company. This committee is made up of management personnel and monitors the risk environment for the Company as a whole. This committee also supports the efforts of the Board and the Board committees to monitor and evaluate guidelines and policies governing the Company’s risk assessment and management.

Director Independence

Board of Directors. NYSE listing requirements and our Corporate Governance Guidelines require that at least a majority of the Board meet the NYSE criteria for independence. The Board has determined that each of Mses. Ainsworth and Catalano and Messrs. Bech, Echols, Fernandez, Knocke, Kostelnik, Lee, Myers and Rose is “independent” under the NYSE independence standards. Mr. Jennings is not independent because he is an employee of the Company.

Audit Committee. The Board has determined each member of the Audit Committee is “independent” as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Compensation Committee. The Board has determined each member of the Compensation Committee is “independent” as defined by the NYSE listing standards. For each member of the Compensation Committee, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the sources of such director’s compensation, such as any consulting, advisory or other compensatory fees paid by the Company, and whether the director has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Nominating, Governance and Social Responsibility Committee. The Board has determined each member of the Nominating, Governance and Social Responsibility Committee is “independent” as defined by the NYSE listing standards.

Environmental, Health, Safety, and Public Policy Committee. The Board has determined each member of the Environmental, Health, Safety, and Public Policy Committee, is “independent” as defined by the NYSE listing standards. Mr. Jennings, who served on the Environmental, Health, Safety, and Public Policy Committee until May 2020, was not “independent” as defined by the NYSE listing standards. When Mr. Jennings rejoins the Environmental, Health, Safety, and Public Policy Committee in April 2021 he will not be “independent” as defined by the NYSE listing standards.

Finance Committee. The Board has determined each member of the Finance Committee is “independent” as defined by the NYSE listing standards. Mr. Jennings, who served on the Finance Committee until May 2020, was not “independent” as defined by the NYSE listing standards.

Independence Determination. In making its independence determinations, the Board considered certain transactions, relationships and arrangements. In determining Mr. Knocke’s independence, the Board considered that Mr. Knocke is a non-controlling manager and member of TCTC, and Mr. Knocke is also a Principal of TCTC (which may be deemed to beneficially own 7.73% of the Company’s common stock) and holds various other positions with TCTC’s subsidiaries. The Board determined that this relationship does not impair the independence of Mr.  Knocke.

Director Nominations

Qualifications

The Nominating, Governance and Social Responsibility Committee may engage a search firm to assist with identifying qualified nominees for the Board. In considering nominees for election as director, the Nominating, Governance and Social Responsibility Committee considers a number of factors, with an objective of having a board with diverse backgrounds and experiences. The Nominating, Governance and Social Responsibility Committee is also responsible for recommending the nomination of incumbent directors it deems appropriate for re-election to the Board and, if applicable, reappointment to any committees of the Board on which such director serves. Pursuant to our Corporate Governance Guidelines, the Nominating, Governance and Social Responsibility Committee will not recommend to the

16    HollyFrontier Corporation

Board the nomination of any director or nominee who has attained or will attain the age of 75 prior to the annual meeting at which he or she would be elected or re-elected. The Board may approve an exception to this policy on a case-by-case basis.

The Nominating, Governance and Social Responsibility Committee nominated Mr. Fernandez to the Board in September 2020, and the Board appointed Mr. Fernandez to the Board in October 2020. Mr. Fernandez was recommended to the Board by our Chairman of the Board, Mr. Myers. The Nominating, Governance and Social Responsibility Committee reviewed his qualifications in the same manner as it reviews other potential candidates, as described below.

Characteristics expected of all directors include integrity, exceptional talent and judgment, and the ability and willingness to commit adequate time to the Board. In evaluating the suitability of individual board members, the committee takes into account many factors, including the candidate’s independence, the skills enumerated in the Director Skills and Experience Matrix, knowledge of the communities in which the Company does business, the Company’s industry, or other industries relevant to the Company’s business or other organizations of comparable size; and personal qualities, such as background and reputation. The Board also considers the diversity of race, gender, age, sexual orientation, ethnicity, knowledge, experience, viewpoints and geography when evaluating candidates and is committed to actively seeking highly qualified diverse candidates, including women and individuals from minority groups, to be included in the pool of candidates from which Board nominees may be chosen.

Stockholder Director Nominations to be Presented at the Annual Meeting

The Nominating, Governance and Social Responsibility Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by the Nominating, Governance and Social Responsibility Committee. Stockholders may submit such a recommendation by sending a letter to the Secretary of the Company at the Company’s principal executive offices. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.”

To be considered, recommendations must be submitted in writing no less than 90 days and no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders in compliance with the notice procedures and informational requirements set forth in Article III, Section 12 of the Company’s By-Laws. A stockholder’s notice must include the following:

•	the name of the stockholder recommending the director candidate and the class and number of shares of common stock which are beneficially owned by the stockholder;

•	a written statement by the director candidate agreeing to being named in the Company’s proxy materials and to serve as a member of the Board if nominated and elected;

•

a description of all direct and indirect compensation and other material agreements, arrangements or understandings during the past three (3) years and any other material relationships, between and among the nominating stockholder and the director candidate and his or her respective affiliates and associates; and

•

all other information relating to the nominating stockholder or director candidate that would be required to be disclosed in a proxy statement relating to an election of directors, or that is otherwise required by Regulation 14A under the Exchange Act or Article III, Section 12 of the Company’s By-Laws.

Director Nominations to be Included in the Proxy Statement (Proxy Access)

In December 2020, the Board amended the Company’s By-Laws to adopt proxy access whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate up to the greater of two individuals or 20% of the Board and have the nominee(s) included in our proxy materials, provided that the stockholder and nominee(s) satisfy the requirements set forth in the Company’s By-laws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2022 proxy statement must satisfy the requirements set forth in the Company’s By-laws and must provide notice to our Corporate Secretary, which must be received not less than 120 calendar days in advance of the first anniversary of the date the Corporation’s proxy statement was released to stockholders for the preceding year’s annual meeting, and in

2021 Proxy Statement    17

the case of the 2022 proxy statement, no later than November 25, 2021. The notice of proxy access must include information specified in Article II, Section 2(d) and Article III, Section 12 of the Company’s By-laws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock.

For more information, see “Additional Information—Stockholder Proposals.”

Communications with the Board

Any stockholder or other interested party may communicate with the non-management directors by e-mailing the Chairman of the Board at presiding.director.HFC@hollyfrontier.com or writing to: Chairman of the Board, c/o Secretary, HollyFrontier Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201. Communications to the Board generally may be sent certified mail to HollyFrontier Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, Attention: Secretary. The Secretary will forward all communications received by mail to the appropriate director or directors, other than those communications that are merely solicitations for products or services or relate to matters that are of a type that are clearly improper or irrelevant to the functioning of the Board or the business and affairs of the Company.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The purpose of this Code is to, among other things, affirm the Company’s commitment to the highest standards of business conduct and ethics, integrity and compliance reporting in accordance with all applicable laws. The Code sets forth a common set of values and standards to which all of the Company’s directors, officers and employees must adhere. The Company will post information regarding any amendment to, or waiver from, its Code of Business Conduct and Ethics on its website under the Corporate Governance Documents sub-heading, under the Investor Relations tab.

18    HollyFrontier Corporation

The Board, Its Committees and Its Compensation

The Board

Under the Company’s Corporate Governance Guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and Board committees on which they serve. The Board meets at least quarterly. During 2020, the Board held ten meetings. Each then-current director attended at least 75% of the total number of meetings of the Board and committees on which he or she served during the period he or she was a director.

All directors are strongly encouraged to attend the Company’s annual meeting of stockholders. Nine out of ten of our then-current directors attended the 2020 annual meeting of stockholders. Mr. Bech was unable to attend due to a personal conflict.

Board Committees

The Company currently has five standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating, Governance and Social Responsibility Committee;

•	Environmental, Health, Safety, and Public Policy Committee; and

•	Finance Committee.

Each of these committees operates under a written charter adopted by the Board. Upon the Nominating, Governance and Social Responsibility Committee’s recommendations, the Board elects committee members annually.

The table below sets forth the number of meetings held by each committee in 2020:

Board Committee	Number of Meetings in 2020
Audit Committee	8
Compensation Committee	6
Nominating, Governance and Social Responsibility Committee	4
Environmental, Health, Safety, and Public Policy Committee	4
Finance Committee	4

All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair gives a report concerning his or her committee’s activities to the Board.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. In addition, the Audit Committee oversees management of exposure to financial risks. The functions and responsibilities of the Audit Committee pursuant to its charter include:

•	appointing, compensating, retaining and overseeing the Company’s independent registered public accounting firm and conducting an annual review of the independence of that firm;

2021 Proxy Statement    19

•	pre-approving all audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm;

•

at least annually, reviewing the independence and quality-control procedures of the independent registered public accounting firm and the experience and qualifications of the independent registered public accounting firm’s senior personnel that are providing audit services to the Company;

•	reviewing the findings and recommendations of the independent registered public accounting firm;

•	reviewing the scope and the planning of the annual audit with management, the independent registered public accounting firm and the internal auditor;

•	reviewing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;

•

overseeing the internal audit function, and at least annually, reviewing the responsibilities, budget and staffing of the Company’s internal audit function, approving the internal audit plan, reviewing the internal audit charter and considering whether any changes are needed in how the internal audit function is implemented;

•	reviewing and approving the appointment and removal of, and, on an annual basis, the performance and compensation of, the Vice President, Internal Audit;

•	reviewing and discussing the Company’s internal controls over financial reporting with management and the independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or accounting matters;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding potential violations of applicable laws, rules and regulations or of the Company’s codes, policies and procedures;

•	establishing procedures for the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or questionable compliance matters;

•

reviewing and, if appropriate, approving transactions involving conflicts of interest, including related person transactions, consistent with the Code of Business Conduct and Ethics and Related Party Transaction Policy;

•	reviewing and approving the Audit Committee Report to be included in the annual proxy statement; and

•	reviewing the adequacy of the Audit Committee charter on an annual basis.

Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements, and Mr. Echols, Mr. Fernandez and Mr. Rose each meets the requirements of an “audit committee financial expert” as defined by the rules of the SEC.

Compensation Committee

The Compensation Committee establishes and administers the Company’s policies, programs and procedures for compensating executive officers and the Board and oversees the management of risks relating to the Company’s executive compensation plans and arrangements. The functions and responsibilities of the Compensation Committee pursuant to its charter include:

•

overseeing and reviewing the Company’s strategies, policies and practices related to human capital management, including with respect to the promotion of diversity, equity and inclusion, talent and performance management, pay equity and employee engagement;

•	evaluating the performance and approving the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, the Company’s other executive officers;

•	reviewing and approving the Company’s executive compensation programs and corporate goals and objectives relative to the compensation of the Company’s executive officers;

20    HollyFrontier Corporation

•

reviewing the Company’s compensation practices, policies and programs for executive officers and other employees to ensure that such practices, policies and programs do not encourage unnecessary or excessive risk taking and annually assessing whether any risks arising from such practices, policies and programs are reasonably likely to have a material adverse effect on the Company;

•	reviewing director compensation and making recommendations to the Board regarding the same;

•	administering and making recommendations to the Board with respect to the Company’s equity incentive plans;

•	reviewing succession planning for Company management and making recommendations to the Board regarding the same;

•	overseeing the preparation of the Compensation Discussion and Analysis to be included in the annual proxy statement;

•	preparing the Compensation Committee Report to be included in the annual proxy statement;

•	reviewing the adequacy of the Compensation Committee charter on an annual basis; and

•	establishing the Company’s stock ownership policy and reviewing executive officer and director compliance with the policy on an annual basis.

The Compensation Committee may form and delegate some or all of its authority to subcommittees as it deems appropriate. The Compensation Committee also has the authority to retain, compensate, direct, oversee and terminate outside counsel, compensation consultants and other advisors hired to assist the Compensation Committee.

In December 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as the independent compensation consultant to the Compensation Committee, to provide advice relating to executive compensation matters. In selecting Meridian as its independent compensation consultant, and in the first quarter of each year following engagement, the Compensation Committee assessed the independence of Meridian pursuant to SEC rules and considered, among other things, whether Meridian provides any other services to us, the fees paid by us to Meridian as a percentage of Meridian’s total revenues, the policies of Meridian that are designed to prevent any conflict of interest between Meridian, the Compensation Committee and us, any personal or business relationship between Meridian and a member of the Compensation Committee or one of our executive officers and whether Meridian owned any shares of our common stock. In addition to the foregoing, the Compensation Committee annually receives an independence letter from Meridian, as well as other documentation addressing the firm’s independence. Meridian reports exclusively to the Compensation Committee and does not provide any additional services to us. The Compensation Committee has discussed these considerations and concluded that Meridian is independent and that we do not have any conflicts of interest with Meridian.

Nominating, Governance and Social Responsibility Committee

The Nominating, Governance and Social Responsibility Committee assists the Board in overseeing that the Company is governed in a manner consistent with the best interests of the Company and its stockholders. In addition, the Nominating, Governance and Social Responsibility Committee oversees the Company’s ethics and compliance programs, policies and practices regarding human rights in the Company’s operations and supply chain, policies, practices and procedures regarding environmentally sustainable practices, and strategy and performance in assessing and responding to climate-related risks and opportunities. The functions and responsibilities of the Nominating, Governance and Social Responsibility Committee pursuant to its charter include:

•	developing, reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines, Insider Trading Policy and Code of Business Conduct and Ethics;

•	identifying and recommending individuals qualified to be directors;

•	evaluating and determining whether directors are independent and whether the Audit Committee has an “audit committee financial expert” as defined by the rules of the SEC;

•	developing and maintaining an onboarding program for new directors and a continuing education program for current directors;

2021 Proxy Statement    21

•	recommending committee composition and chairpersons;

•	reviewing and making recommendations to the Board on succession planning for the Board;

•	reviewing and approving, prior to acceptance, the Chief Executive Officer’s service on any other public company board;

•	monitoring the Company’s charitable contributions and political spending insofar as such activities exceed or can be expected to exceed 0.5% of the pre-tax income of the Company;

•	overseeing the Company’s ethics and compliance programs;

•	overseeing the Company’s policies and practices regarding human rights in its operations and supply chain;

•

overseeing the Company’s policies, practices and procedures with respect to environmentally sustainable practices and strategy and performance in assessing and responding to climate-related risks and opportunities; and

•	reviewing the adequacy of the Nominating, Governance and Social Responsibility Committee charter on an annual basis.

Environmental, Health, Safety, and Public Policy Committee

The Environmental, Health, Safety, and Public Policy Committee oversees the Company’s environmental, health, safety and public policy matters. In addition, the Environmental, Health, Safety, and Public Policy Committee oversees the management of risks associated with such matters. The functions and responsibilities of the Environmental, Health, Safety, and Public Policy Committee pursuant to its charter include:

•

reviewing reports and other information provided by management and consultants regarding material regulatory compliance and public policy matters arising out of issues related to process safety, worker safety, health, environmental, physical security, and/or legislative developments related to the refining industry;

•	reporting material issues or compliance concerns included in those reports to the Board; and

•	reviewing the adequacy of the Environmental, Health, Safety, and Public Policy Committee charter on an annual basis.

Finance Committee

The Finance Committee oversees the Company’s cash flow, uses of cash, capital investment strategies, including implementation and cost of capital. The functions and responsibilities of the Finance Committee include:

•	reviewing the Company’s cash flow forecasts, minimum cash requirements and liquidity targets;

•	reviewing the Company’s annual capital budget, capital strategy and significant capital expenditures and determining whether to recommend to the Board that such items be approved;

•	reviewing and making recommendations to the Board with respect to new capital projects;

•	periodically evaluating the performance of and returns on approved capital projects and other capital expenditures and reviewing significant cost variances; and

•	reviewing the adequacy of the Finance Committee charter on an annual basis.

Director Compensation

The Compensation Committee annually evaluates the compensation program for members of the Board who are not our officers or employees (“non-management directors”). In making its recommendation to the Board for non-management director compensation, the Compensation Committee reviews the form and amount of compensation paid to directors by the Company’s compensation peer group and benchmark market data provided by the compensation consultant. The director compensation peer group is the same as the compensation peer group considered by the Compensation Committee in setting executive compensation for 2020 and consisted of 17 companies as described in detail below under “Compensation Discussion and Analysis—Market Review.” Based on recommendations from the Compensation Committee, the Board approved the components of non-management director compensation as set forth below.

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Cash Retainers

Cash retainers are paid to the non-management directors on a quarterly basis during their respective time serving as a director or committee member. Members of the Board who also serve as our officers or employees do not receive additional compensation in their capacity as directors.

We also reimburse directors for all reasonable expenses incurred in attending Board meetings, Board committee meetings and director continuing education sessions upon submission of appropriate documentation. Meeting fees are not paid for attendance at Board meetings or Board committee meetings.

In June 2020, in light of the challenging economic conditions resulting from the COVID-19 pandemic and the other expense reduction measures undertaken by the Company, the Board approved a 10% reduction in all Board and committee cash retainers effective July 1, 2020. In November 2020, the Board approved the continuation of the 10% reduction in cash retainers for 2021.

Equity Awards

Non-management directors receive an annual equity award grant in the form of restricted stock units having a fair market value of approximately the dollar amount of the equity award approved by the Board on the date of grant. These annual grants are made in the fourth quarter of the year preceding the year to which the award relates in order to align the timing of the equity award grants with the timing of the other compensation decisions made for non-management directors and with the timing of long-term equity incentive award grants for our executive officers.

Continued service on the Board through the stated vesting date for the restricted stock units, which is in most cases approximately one year following the date of grant, is required in order for the restricted stock units to become vested. The restricted stock units granted in November 2019 for the 2020 fiscal year vested on December 1, 2020. The restricted stock units granted in November 2020 for the 2021 fiscal year will vest on December 1, 2021. Accelerated vesting of outstanding restricted stock units will occur upon a change in control (subject to the director serving as a member of the Board immediately prior to the change in control) or the director’s death, disability or retirement. Settlement of the restricted stock units in shares of our common stock occurs within 30 days of the event that caused the restricted stock units to vest. Directors do not have the rights of a stockholder with respect to the shares underlying the restricted stock units until the award vests and is settled in shares. However, directors are entitled to the payment of dividend equivalents on outstanding restricted stock units in the form of cash in an amount equal to the dividends that would have been paid with respect to the underlying shares. These dividend equivalents are not subject to forfeiture.

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For 2020, annual compensation for non-management directors consisted of the following components:

	Compensation Effective January 1, 2020	Compensation Effective July 1, 2020

Board Service:

Annual Restricted Stock Units Award (1)	$140,000	$140,000

Chairman of the Board Retainer	200,000	180,000

Annual Cash Retainer	120,000	108,000

Lead Director Cash Retainer	30,000	27,000

Board Committee Service:

Audit Committee Annual Cash Retainer

Chairperson	27,500	24,750

Member	17,500	15,750

Compensation Committee Annual Cash Retainer

Chairperson	20,000	18,000

Member	14,000	12,600

Nominating / Corporate Governance Committee Annual Cash Retainer

Chairperson	20,000	18,000

Member	14,000	12,600

Environmental, Health, Safety, and Public Policy Committee Annual Cash Retainer

Chairperson	20,000	18,000

Member	14,000	12,600

Finance Committee Annual Cash Retainer

Chairperson	20,000	18,000

Member	14,000	12,600

Other:

Stipend for Operations-Related Consultation at Request of Management (On-Site)	2,400/day	2,400/day

Stipend for Operations-Related Consultation at Request of Management (Overnight)	3,600/day	3,600/day

(1)

The annual award is comprised of a number of restricted stock units equal to the dollar amount of the award divided by the market closing price of a share of our common stock on the date of grant, with the number of restricted stock units rounded up in the case of fractional shares. The annual award is made in the fourth quarter of the year preceding the year to which the award relates.

Nonqualified Deferred Compensation

Our non-management directors are eligible to participate in the HollyFrontier Corporation Executive Nonqualified Deferred Compensation Plan, which is not tax-qualified under Section 401 of the Internal Revenue Code and allows participants to defer receipt of certain compensation (the “NQDC Plan”). The NQDC Plan allows non-management directors the ability to defer up to 100% of their cash retainers for a calendar year. Participating directors have full discretion over how their contributions to the NQDC Plan are invested among the offered investment options, and earnings on amounts contributed to the NQDC Plan are calculated in the same manner and at the same rate as earnings on actual investments. We do not subsidize a participant’s earnings under the NQDC Plan.

24    HollyFrontier Corporation

Messrs. Myers and Fernandez participated in the NQDC Plan in 2020. For additional information on the NQDC Plan, see “Compensation Discussion and Analysis—Components of our Executive Compensation Program During 2020—Retirement Benefits and Perquisites—Retirement Plans—Deferred Compensation Plan” and “Executive Compensation—Nonqualified Deferred Compensation.”

Stock Ownership and Retention Policy for Non-Management Directors

Non-management directors are expected to acquire and hold during their service on the Board shares of our common stock equal in value to at least five times the annual Board cash retainer paid to our non-management directors (excluding any retainer paid for service on a Board committee). Directors have five years from their initial election to the Board to meet the target stock ownership requirements.

Directors are required to continuously own sufficient shares to meet the stock ownership requirements once attained. Until the directors attain compliance with the stock ownership policy, the directors will be required to hold 50% of the shares of common stock received from any equity award. If a director attains compliance with the stock ownership policy and subsequently falls below the requirement because of a decrease in the price of our common stock, the director will be deemed in compliance provided that the director retains the shares then held.

As of December 31, 2020, all of our non-management directors were in compliance with the stock ownership policy or were within the five-year grace period provided under the stock ownership policy.

Anti-Hedging and Anti-Pledging Policy

All of our directors are subject to our Insider Trading Policy which, among other things, prohibits directors from entering into short sales or hedging or pledging shares of our common stock. The anti-hedging policy contained in our Insider Trading Policy specifically prohibits directors and their designees from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities (or derivatives thereof), including through, among other mechanisms, the purchase of financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds) or other transactions that are designed to hedge or offset any decrease in the market value of shares of our common stock, regardless of how the securities (or derivatives thereof) were acquired. Additionally, all employees, including our named executive officers, are prohibited from holding shares of our common stock in a margin account or otherwise pledging shares of our common stock as collateral for a loan.

Director Compensation Table

The table below sets forth the compensation earned by each of our non-management directors in 2020.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Anne-Marie N. Ainsworth	$140,600	$140,005	$280,605
Douglas Y. Bech	$169,100	$140,005	$309,105
Anna C. Catalano	$140,600	$140,005	$280,605
Leldon E. Echols	$170,050	$140,005	$310,055
Manuel J. Fernandez (3)	$ 34,088	$140,005	$174,093
R. Craig Knocke	$142,925	$140,005	$282,930
Robert J. Kostelnik	$159,600	$140,005	$299,605
James H. Lee	$162,925	$140,005	$302,930
Franklin Myers	$349,600	$140,005	$489,605
Michael E. Rose	$162,925	$140,005	$302,930

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(1)

Mr. Jennings is not included in this table because he received no additional compensation for his service as a director. The compensation earned by Mr. Jennings in 2020 is shown under “Executive Compensation—Summary Compensation Table.”

(2)

Represents the aggregate grant date fair value of 6,573 restricted stock units granted to each non-management director on November 11, 2020 for the 2021 fiscal year (the “2021 Director Awards”), determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, excluding the effect of estimated forfeitures. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Because the 2021 Director Awards were granted during 2020, they are reported in the “Stock Awards” column of the Director Compensation Table for 2020 rather than 2021 in accordance with SEC rules. The annual restricted stock unit awards for the 2020 fiscal year were granted on November 13, 2019 and were reported in the “Stock Awards” column of the Director Compensation Table for 2019 rather than 2020 in accordance with SEC rules. For additional information regarding the annual restricted stock unit awards and grant process for non-management directors, please see “—Equity Awards” above.

The 2021 Director Awards will vest on December 1, 2021, subject to continued service on the Board. As of December 31, 2020, the 2021 Director Awards were the only outstanding equity awards held by our non-management directors.

(3)	Mr. Fernandez was appointed to the Board in October 2020.

26    HollyFrontier Corporation

Advisory Vote on the Compensation of Our Named Executive Officers

(Proposal 2)

Section 14A(a)(1) of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material contained in this proxy statement.

In accordance with the preference expressed by our stockholders at our annual meeting in 2017, the Board determined that we would provide this opportunity annually until the next non-binding stockholder advisory vote on the frequency of future advisory votes on executive compensation at the 2023 Annual Meeting of Stockholders. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are primarily designed to (i) attract, motivate and retain our named executive officers, who are critical to our success, (ii) provide incentives for our named executive officers to achieve and exceed our operational, financial and strategic goals and (iii) align the interests of our named executive officers with those of our stockholders. Under these programs, compensation for our named executive officers is tied to performance, including our financial results and stockholder returns. Please read the information under “Compensation Discussion and Analysis,” and review the compensation tables and narratives that follow, for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2020.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensatory philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take those results into consideration when making future decisions regarding executive compensation.

Required Vote and Recommendation

The advisory vote on the compensation of named executive officers requires the approval of a majority of the votes cast on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS” SECTION, THE ACCOMPANYING COMPENSATION TABLES AND ANY RELATED MATERIAL CONTAINED IN THIS PROXY STATEMENT.

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Executive Officers

The following sets forth information regarding the executive officers of the Company as of March 8, 2021:

Name	Age	Position
Michael C. Jennings	55	Chief Executive Officer and President
Richard L. Voliva III	43	Executive Vice President and Chief Financial Officer
Timothy Go	54	Executive Vice President and Chief Operating Officer
Thomas G. Creery	62	Senior Vice President, Commercial
Bruce A. Lerner	54	President, HollyFrontier Lubricants & Specialties
Vaishali S. Bhatia	38	Senior Vice President, General Counsel & Secretary

Information regarding Mr. Jennings is included above under “Election of Directors.”

Richard L. Voliva III has served as Executive Vice President and Chief Financial Officer of the Company since March 2017. He served as Senior Vice President, Strategy of the Company from June 2016 to March 2017. Mr. Voliva has served as President of HLS since January 2020. He previously served as Executive Vice President and Chief Financial Officer of HLS from March 2017 to January 2020, Senior Vice President and Chief Financial Officer of HLS from July 2016 to March 2017, Vice President and Chief Financial Officer of HLS from October 2015 until July 2016, Vice President, Corporate Development of HLS from February 2015 until October 2015 and Senior Director, Business Development of HLS from April 2014 until February 2015. Prior to joining HLS, Mr. Voliva was an analyst at Millennium Management LLC, an institutional asset manager, from April 2011 until April 2014, an analyst at Partner Fund Management, L.P., a hedge fund, from March 2008 until March 2011 and Vice President, Equity Research at Deutsche Bank from June 2005 to March 2008. Mr. Voliva is a CFA Charterholder.

Timothy Go has served as Executive Vice President and Chief Operating Officer of the Company since June 2020. Prior to joining the Company, Mr. Go served as Chief Executive Officer of the general partner of Calumet Specialty Products Partners, L.P., an independent producer of specialty hydrocarbon products, from January 2016 to April 2020 and retired from Calumet in June 2020. Prior to joining Calumet, Mr. Go served as Vice President, Operations of Flint Hills Resources, LP, a wholly-owned subsidiary of Koch Industries, Inc., from July 2012 through September 2015 and as Vice President, Operations Excellence of Flint Hills Resources, LP from June 2011 through July 2013. Mr. Go served as Managing Director, Operations Excellence of Koch Industries, Inc. from August 2008 through 2011. Prior to joining Koch Industries, Mr. Go held various roles of increasing responsibility in downstream operations during his 18 years at ExxonMobil Corporation.

Thomas G. Creery has served as Senior Vice President, Commercial of the Company since January 2016, President of HollyFrontier Refining & Marketing LLC since February 2017 and President of HollyFrontier Renewables since June 2020. He previously served as Vice President, Crude Supply from October 2008 to January 2016 and Vice President, Crude Supply and Planning from January 2006 to October 2008. Prior to joining the Company, Mr. Creery held various roles at Unocal Corporation for 25 years in a number of locations, including Calgary, Los Angeles, Singapore and Houston.

28    HollyFrontier Corporation

Bruce A. Lerner has served as President, HollyFrontier Lubricants & Specialties since June 2020. Prior to joining the Company, Mr. Lerner served as President and Chief Executive Officer of PeroxyChem, LLC, a manufacturer of persulfates, remediation technologies and adjacent chemistries, from March 2014 to February 2020 and Vice President & Global Business Director, FMC Peroxygens of FMC Corporation from February 2007 to February 2014 when the business unit was divested to become PeroxyChem. Prior to then, Mr. Lerner held various roles at Engelhard Corp. and BASF Corp. Mr. Lerner currently serves on the board of directors of Vishay Precision Group, Inc.

Vaishali S. Bhatia has served as Senior Vice President and General Counsel of the Company since November 2019 and Secretary of the Company since August 2019. She served as Chief Compliance Officer of the Company from August 2019 to January 2020, Acting General Counsel of the Company from August 2019 to November 2019, Assistant General Counsel of the Company from May 2017 to August 2019, Assistant Secretary of the Company from May 2012 to August 2019 and Counsel of the Company from October 2011 to May 2017. Ms. Bhatia has also served as Senior Vice President and General Counsel of HLS since November 2019 and Secretary of HLS since August 2019. She served as Chief Compliance Officer of HLS from August 2019 to January 2020, Acting General Counsel of HLS from August 2019 to November 2019, Assistant General Counsel of HLS from May 2017 to August 2019, Assistant Secretary of HLS from January 2013 to August 2019 and Counsel of HLS from October 2011 to May 2017. Prior to joining the Company, Ms. Bhatia was an associate at Jones Day.

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Compensation Discussion and Analysis

Executive Summary

This compensation discussion and analysis provides information about our compensation objectives and policies, as determined by the Compensation Committee. In addition, the compensation discussion and analysis is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Overview

We hold our executive officers accountable for our performance and for maintaining a culture of safety, integrity, teamwork and ownership. For 2020, our “named executive officers” or “NEOs” were:

Name	Position with HollyFrontier during 2020
Michael C. Jennings	Chief Executive Officer and President
Richard L. Voliva III	Executive Vice President and Chief Financial Officer
Timothy Go (1)	Executive Vice President and Chief Operating Officer
Thomas G. Creery	Senior Vice President, Commercial
Bruce A. Lerner (2)	President, HollyFrontier Lubricants & Specialties

(1)	Mr. Go was appointed as Executive Vice President and Chief Operating Officer, effective June 9, 2020.

(2)	Mr. Lerner was appointed as President, HollyFrontier Lubricants & Specialties, effective June 1, 2020.

The compensation of our named executive officers is also presented in the tables and related information provided under “Executive Compensation” below.

Certain of our named executive officers also provide services to our wholly-owned subsidiary, HLS, and HEP. HLS is the general partner of HEP Logistics Holdings, L.P., which is the general partner of HEP. We own a 57% limited partner interest and a non-economic general partner interest in HEP. During 2020, Mr. Jennings and Mr. Voliva also served as executive officers of HLS and split their professional time between HEP and us. Mr. Jennings did not receive any compensation from HLS or HEP during 2020. Mr. Voliva received an award of HEP phantom units for his service and contributions to HEP during 2020 as President of HLS, which grant is described in further detail in “Executive Compensation—Summary Compensation Table”, “Executive Compensation—2020 Grants of Plan-Based Awards”, and “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”

For 2020, Mr. Jennings and Mr. Voliva were also named executive officers of HLS. In accordance with SEC rules, a portion of the compensation paid by us to them for 2020 was allocated to the services they each performed for HLS and HEP during 2020 and was included in the Compensation Discussion and Analysis and the accompanying narratives and tables contained in HEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “HEP Form 10-K”). The total compensation paid and other benefits made available to Mr. Jennings and Mr. Voliva in 2020 by us, including amounts disclosed in HEP’s Form 10-K for the year ended December 31, 2020, are disclosed below.

2020 Business Highlights

In the face of extraordinary challenges, as the COVID-19 pandemic and reduced global economic activity impacted our businesses and our daily lives, the Compensation Committee believes that our executive management team took important steps to create sustainable value for our stockholders in 2020. The following is a summary of key results in 2020:

•	Reported net loss attributable to HollyFrontier stockholders of $(601) million or $(3.72) per diluted share and adjusted net loss of $(140) million or $(0.87) per diluted share for the year.

•	Reported realized gross refining margins of $7.29 per produced barrel sold.

•	Reported operating cash flow of $458 million.

•	Ended the year with a strong balance sheet, including approximately $1.4 billion in cash and short-term investments and approximately $1.8 billion in long-term debt (exclusive of HEP debt).

•	Returned approximately $230 million to shareholders through dividends and share repurchases.

30    HollyFrontier Corporation

These results were taken into account in awarding 2020 annual incentive bonuses to our named executive officers. We believe the total compensation received by our named executive officers for 2020 was reflective of Company and individual performance for the year.

Say-on-Pay Vote

At our 2020 annual meeting of stockholders, our stockholders had an opportunity to cast an advisory vote on executive compensation. At that meeting, over 94% of the votes cast by our stockholders were voted in support of our executive pay program. The Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation, and the Compensation Committee did not make any material changes to its executive compensation program in 2020 based on the results of the advisory vote. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Stockholder-Friendly Features of Our Executive Compensation Program

The following are highlights of our compensation programs, which continue to contain stockholder-friendly features:

What We Do

✓ We pay for performance. The vesting of 50% of the equity awards awarded to our executive officers each year is based on the Company’s stock and financial performance as compared to that of our industry peers, and, in 2020, a majority of the annual bonuses paid to our executive officers were based on our financial and operational performance as measured against pre-established goals and, in certain circumstances, relative to our industry peers. In 2021, the annual bonuses paid to our executive officers may be capped at 50% of the individual’s target bonus if the consolidated Company does not achieve positive operating income.

✓ We seek independent advice. We engage independent consultants to review executive compensation and provide advice to the Compensation Committee.

✓ We provide minimal perquisites. Our executive officers are provided minimal perquisites by the Company. The perquisites provided must serve a business, convenience or security purpose for the Company.

✓ We provide for “double trigger” provisions in agreements with our executives. Our equity award agreements and change in control severance agreements with our executives contain “double trigger” provisions.

✓ We have significant stock retention requirements. We maintain a stock ownership policy for officers and directors. Our Chief Executive Officer is required to own 6x his base salary in Company stock.

✓ We have a clawback policy. Our clawback policy requires the return of annual and long-term incentive compensation for misconduct resulting in a material financial restatement.

✓ We seek stockholder input. We provide our stockholders with the opportunity to provide an advisory vote on our executive compensation program on an annual basis.

What We Don’t Do

×  We do not have employment agreements with any of our executive officers. None of our executive officers are party to an employment agreement with the Company.

×  We do not allow hedging or pledging. Our policies prohibit the hedging and pledging of Company stock by directors and officers.

×  We do not provide tax reimbursements or gross-up provisions. Our change in control severance agreements with our executive officers do not include tax reimbursement or gross-up provisions.

×  We do not maintain executive benefit plans. Our executives participate in the same benefit plans available generally to our salaried employees, such as medical, dental, vision, long-term and short-term disability and life insurance. We do not maintain separate “executive” plans for any of these benefits.

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Philosophy and Objectives of Executive Compensation Program

Pay-for-Performance Philosophy

Our compensation programs are designed to remunerate named executive officers in accordance with a pay-for-performance philosophy. As such, the compensation programs are intended to provide incentives to our named executive officers, as well as other employees, to maximize operational performance and stockholder value, which in turn affects the overall compensation earned by our management.

Generally, each named executive officer’s total direct compensation is heavily influenced by company and individual performance measures. The majority of our named executive officers’ compensation is performance-based, at-risk pay in the form of both short-term and long-term incentives.

Objectives

In designing the compensation program for named executive officers, the Compensation Committee sought to achieve the following key objectives:

•  Attract and Retain Talented and Productive Executives. The compensation program should provide each named executive officer with a total compensation opportunity that is competitive within the market. This objective is intended to ensure that we are able to attract and retain executive officers while maintaining an appropriate cost structure.

•  Motivate Executives. The compensation program should provide incentives for our named executive officers to achieve and exceed our operational, financial and strategic goals.

•  Align with Stockholders. The compensation program should align named executive officers’ interests with those of our stockholders, promoting actions that will have a positive long-term impact on total stockholder return.

•  Transparent Compensation. The elements of the compensation program should be easily understood by both our executive officers and our stockholders.

32    HollyFrontier Corporation

Components of Our Executive Compensation Program During 2020

The components of the compensation program for our named executive officers during 2020 were:

	Component	Description	Role in Total Compensation

Cash	Salary	• Competitive fixed cash compensation based on individual’s position, level of responsibility and performance	• A core element of competitive total compensation, important in attracting and retaining key executives
	Annual Incentive Cash Compensation	• Variable cash payouts based on achievement of quantitative and qualitative criteria over a 12-month period

•   Motivates named executive officers to achieve annual strategic, operational and financial goals

•   Recognizes individual and performance-based contributions to annual results

•   Supplements base salary to help attract and retain qualified executives

Equity	Restricted Stock Units	• Vest in equal installments over a three-year period	• Aligns executives with sustained long-term value creation and stockholder interests
	Performance Share Units	• Three-year performance period with specified, measurable and objective performance measures	• Motivates named executive officers to achieve long-term financial goals and share appreciation • Creates opportunity for a meaningful and sustained ownership stake

Benefits	401(k) Defined Contribution and Health and Welfare	• Executives are eligible to participate in the same benefit plans provided to other employees	• Contributes toward financial security for various life events (e.g., retirement, disability or death)
	Benefit Plans Deferred Compensation Plan	• Allows participants to defer compensation in excess of qualified plan limits	• Provides mechanism for additional retirement savings

Post-Termination Compensation	Change in Control and Severance Benefits	• Provide benefits only in the event of a qualifying termination of employment following a change in control transaction

•   Helps mitigate possible disincentives to pursue value-added merger or acquisition transactions if employment prospects are uncertain

•   Provides assistance with transition if post-transaction employment is not offered

Other	Perquisites

•   Personal use of company aircraft for CEO and CFO (subject to reimbursement of all aggregate incremental costs associated with personal use)

•   Reimbursement of club dues

•   Relocation benefits

•   Reserved parking space

•   Reimbursement of expenses related to certain entertainment expenses

•   Limited benefits associated with executive team-building and strategy planning events

• Serves a business, convenience or security purpose for the Company; Compensation Committee’s policy is to limit the number and value of perquisites provided to executive officers

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Each of the components of the compensation program for our named executive officers is described in further detail in the narrative that follows. Specific information regarding 2020 compensation is included below in the section titled “2020 Executive Compensation Decisions.”

Base Salary

Base salaries provide named executive officers with a predictable level of income. The Compensation Committee reviews base salaries annually and determines base salaries on the basis of market practices and each executive’s position, level of responsibility, individual performance and position relative to other executives and other compensation elements. The Compensation Committee also reviews competitive market data relevant to each position provided by the independent compensation consultant.

Annual Incentive Cash Compensation

Under our annual incentive cash compensation program, named executive officers are eligible for cash bonuses that are designed to attract and retain senior leadership, reward achievement of financial and business goals and align executives’ interests with stockholders. Annual incentive cash opportunities for our named executive officers are reviewed annually.

Long-Term Equity Incentive Compensation

The Compensation Committee oversees the administration of the equity plan and grants equity incentive awards to qualifying employees at its discretion. Annual awards are typically made during the fourth quarter of the year preceding the year to which the awards relate.

We view long-term equity incentive compensation as the cornerstone of the executive compensation program because we believe:

•	equity incentives and the related vesting periods help attract and retain executives capable of executing our business strategies;

•	the value received by the recipient of equity incentives is aligned with long-term value creation for our stockholders; and

•	equity incentives provide the closest link between our performance and the executives’ compensation.

In determining the appropriate amount and type of long-term equity incentive awards to be made, the Compensation Committee considers a named executive officer’s position, scope of responsibility, base salary, performance and market compensation information for executives in similar positions in similar companies and prior awards. In addition, the Compensation Committee has historically considered the recommendations of our Chief Executive Officer, except in regard to his own equity awards.

Change in Control and Severance Benefits

Severance and change in control protections are provided to our named executive officers pursuant to the terms of outstanding awards granted under the equity plan and pursuant to change in control severance agreements. The award agreements related to outstanding restricted stock units and performance share units granted to our named executive officers include accelerated vesting provisions in the event of certain terminations of employment, including in connection with a change in control. For additional information about these provisions, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.” In addition, we have entered into change in control severance agreements with each of our named executive officers, as described below. These agreements are designed to provide benefits only in the event of a qualifying termination of employment following a change in control transaction, and do not provide any benefits without a termination of employment. None of the change in control severance agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code. For additional information about the severance benefits provided under the change in control agreements, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

34    HollyFrontier Corporation

Retirement Benefits and Perquisites

Retirement Plans

Defined Contribution Plan. For 2020, our named executive officers were able to participate in the HollyFrontier Corporation 401(k) Retirement Savings Plan, which is a tax-qualified defined contribution plan (the “401(k) Plan”). Employees who are not eligible to participate in the NQDC Plan may contribute amounts between 0% and 75% of their eligible compensation to the 401(k) Plan, while employees who are eligible to participate in the NQDC Plan may contribute amounts between 0% and 50% of their eligible compensation to the 401(k) Plan. Employee contributions that were made on a tax-deferred basis were generally limited to $19,500 for 2020, with employees 50 years of age or over able to make additional tax-deferred contributions of $6,500.

For 2020, we made a retirement contribution of 3% to 8% of the participating employee’s eligible compensation under the 401(k) Plan, subject to applicable limitations under the Code, based on years of service, as follows:

Years of Service	Retirement Contribution (as percentage of eligible compensation)
Less than 5 years	3%
5 to 10 years	4%
10 to 15 years	5.25%
15 to 20 years	6.5%
20 years and over	8%

In addition to the retirement contribution, in 2020, we made matching contributions to the 401(k) Plan equal to 100% of the first 6% of each participating employee’s eligible compensation up to compensation limits. In 2020, all of our named executive officers participated in the 401(k) Plan and received matching contributions and the retirement contribution. Matching contributions vest immediately and retirement contributions are subject to a three-year cliff-vesting period.

Deferred Compensation Plan. Certain of our employees, including our named executive officers, were also eligible to participate in the NQDC Plan in 2020. The NQDC Plan provides certain members of management and other highly compensated employees an opportunity to defer compensation in excess of qualified retirement plan limitations on a pre-tax basis and accumulate tax-deferred earnings to achieve their financial goals.

Participants in the NQDC Plan can contribute between 1% and 50% of their eligible earnings, which includes base salary and bonuses, to the NQDC Plan. Participants in the NQDC Plan are also eligible to receive certain employer-provided contributions, including but not limited to matching contributions, retirement contributions and nonqualified non-elective contributions. Matching contributions and retirement contributions represent contribution amounts that could not be made under the 401(k) Plan due to limitations on tax-qualified plans under the Code. We do not provide any subsidized returns or guarantee of returns on compensation deferred by our named executive officers or other participants in the NQDC Plan. In 2019 (and prior years), participants in the NQDC Plan were required to contribute the maximum contribution allowed under the 401(k) Plan before deferrals would be permitted in the NQDC Plan. On and after January 1, 2020, participants in the NQDC Plan are entitled to make independent deferral elections to the NQDC Plan and the 401(k) Plan prior to meeting the contribution limitations under the 401(k) Plan. For more information regarding this plan, see “Executive Compensation—Nonqualified Deferred Compensation.”

Other Benefits and Perquisites

All of our executive officers are eligible to participate in the same benefit plans available generally to our salaried employees, such as medical, dental, vision, long-term and short-term disability and life insurance. We do not maintain separate “executive” plans for any of these benefits. We also make relocation benefits available to our salaried employees, including our named executive officers.

During 2020, Mr. Jennings and Mr. Voliva were permitted to use the company aircraft for personal travel, subject to a requirement that they reimburse us for all aggregate incremental costs associated with their personal use, including fuel costs, landing fees, catering charges, pilot overnight expenses and other similar charges incurred by us. In

2021 Proxy Statement    35

addition, we permit a named executive officer’s family member to accompany the executive on a flight when the executive is traveling for business. No additional direct operating cost is incurred by us in such situations, but to the extent that Internal Revenue Service guidelines cause us to impute income to the named executive officer for such family member travel, and that travel is not business-related, the associated tax liability is the responsibility of the executive.

During 2020, we also reimbursed monthly club dues for Mr. Jennings, Mr. Voliva and Mr. Go. The Compensation Committee believes that a club membership assists these named executive officers in performing their responsibilities by providing a means for business entertainment and networking. In addition, we may reimburse our executive officers for limited entertainment expenses that we deem to serve a business purpose and provide personal benefits to our executive officers in limited circumstances associated with executive team-building and strategy planning events. We also provide reserved parking spaces for our executive officers.

Role of Compensation Committee in Establishing Compensation

The Compensation Committee administers our executive compensation programs. The role of the Compensation Committee is to review and approve the compensation to be paid to executive officers, including the named executive officers, and to review the compensation policies and practices for all of our employees to verify that they do not create unreasonable risks for us or our stockholders.

In setting compensation for executive officers, the Compensation Committee considers, among other things, recommendations by its independent compensation consultant and management and the compensation of similarly situated executives in comparable businesses. In addition, the Compensation Committee annually reviews total compensation paid to the named executive officers for the prior year and, with the assistance of management, proposes long-term incentive compensation awards.

Role of Executive Officers in Establishing Compensation

Our Chief Executive Officer makes compensation recommendations to the Compensation Committee for the executive officers, including the named executive officers (except with respect to his own compensation). Management provides financial and compensation data to the Compensation Committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the Compensation Committee. This data includes:

•	our financial performance for the current year compared to the preceding year;

•	performance evaluations of the named executive officers (other than for the Chief Executive Officer, who is evaluated by the Compensation Committee); and

•	compensation provided to the named executive officers in previous years.

Given the day-to-day familiarity that the Chief Executive Officer has with the work performed by the other named executive officers, the Compensation Committee values his recommendations. However, the Compensation Committee makes all final decisions as to the compensation of the named executive officers.

Role of Compensation Committee Consultant in Establishing Compensation

In December 2017, the Compensation Committee engaged Meridian as the independent compensation consultant to the Compensation Committee, to provide advice relating to executive compensation matters. In 2019, the Compensation Committee received competitive market data and related observations and advice from Meridian with respect to the development and structure of our executive compensation program for 2020. As discussed above under “The Board, its Committees and its Compensation—Board Committees—Compensation Committee,” the Compensation Committee has concluded that we do not have any conflicts of interest with Meridian.

36    HollyFrontier Corporation

Market Review

We regularly compare our executive compensation program with market information regarding salary levels and incentive awards and programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of our executive compensation as compared to that of companies within the energy industry that are generally comparable in size and scope of operations to us. As detailed below, our compensation peer group includes refining companies as well as companies that are in comparable chemical and processing-oriented industries due to the limited number of comparably-sized refiners.

Market pay levels for named executive officers are obtained from the SEC filings of the companies in our compensation peer group. We supplement this data with, and obtain data for our named executive officers from, various sources, including published compensation surveys, which cover our industry sector and labor market. As a component of setting 2020 compensation, the Compensation Committee reviewed a study of compensation paid to our named executive officers prepared by Meridian.

The following companies comprised the 2020 compensation peer group reviewed by the Compensation Committee:

•	Alcoa Corporation

•	Celanese Corporation

•	CVR Energy, Inc.

•	Delek US Holdings, Inc.

•	Eastman Chemical Company

•	Ecolab Inc.

•	Huntsman Corporation

•	International Paper Company

•	LyondellBasell Industries N.V.
•	Nucor Corporation

•	PBF Energy Inc.

•	PPG Industries Inc.

•	The Goodyear Tire & Rubber Company

•	The Mosaic Company

•	The Sherwin-Williams Company

•	United States Steel Corporation

•	Westlake Chemical Corporation

Based on recommendations by Meridian, the 2020 compensation peer group is comprised of the same companies which were used as the 2019 compensation peer group. The 2020 compensation peer group is different than the 2020 Incentive Peer Group (defined below), which is used as a market comparison when determining payouts of certain performance-based incentive awards granted to named executive officers. See “—2020 Executive Compensation Decisions—Annual Incentive Cash Compensation” for a further discussion of the 2020 Incentive Peer Group and the reasons for the differences from the 2020 compensation peer group.

2020 Executive Compensation Decisions

The Compensation Committee generally established 2020 total direct compensation, including base salary, annual incentive cash compensation and long-term equity incentive compensation awards, for our named executive officers at pay levels approximating the middle range of market compensation, however, executives may be positioned above or below this range for various reasons such as experience, tenure or performance. In the fourth quarter of 2019, the Compensation Committee utilized the market data provided by Meridian and internal evaluations of Messrs. Voliva and Creery to establish total compensation opportunities for Messrs. Jennings, Voliva and Creery that were consistent with this objective.

In the first and second quarters of 2020, the Compensation Committee utilized market data provided by Meridian, as well as prior compensation history, to establish the 2020 compensation of Messrs. Go and Lerner in connection with Mr. Go’s appointment as Executive Vice President and Chief Operating Officer, effective June 9, 2020, and Mr. Lerner’s appointment as President, HollyFrontier Lubricants & Specialties, effective June 1, 2020, as more fully discussed below under “—2020 Compensation for Mr. Go” and “—2020 Compensation for Mr. Lerner,” respectively.

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Based on the 2020 annual review of compensation and the reviews of compensation that were conducted in connection with the 2020 appointments of Mr. Go and Mr. Lerner, the Compensation Committee believes that 2020 compensation for the named executive officers reflects appropriate allocation of compensation between salary, bonuses and equity compensation, with a majority of the compensation being performance-based, at-risk pay in the form of both short-term and long-term incentives.

Below is a summary of the 2020 compensation actions for Messrs. Jennings, Go and Lerner in connection with the Company’s 2020 leadership transition, as well as a summary of the HEP equity award received by Mr. Voliva in recognition of his contributions as President of HLS during the 2020 fiscal year.

2020 Compensation for Mr. Jennings

In connection with his appointment as Chief Executive Officer and President, the Compensation Committee determined that Mr. Jennings would receive an annual base salary of $1,200,000 effective January 1, 2020, with a target bonus opportunity of 150% of base salary. In addition, on November 26, 2019, Mr. Jennings was granted an equity award with an aggregate grant date value of approximately $6,000,000 for fiscal year 2020. Half of the equity award was granted in restricted stock units (56,982 restricted stock units) and half of the equity award was granted in performance share units (56,982 target performance share units). The terms of his equity award are the same as the terms of the equity awards granted to the Company’s other named executive officers in November 2019 as described below under “—Long-Term Equity Compensation Awards”. In June 2020, in light of economic conditions and other expense reduction actions being taken by the Company, Mr. Jennings proposed a mid-year reduction of 10% to his base salary that was approved by the Compensation Committee and reduced his salary to $1,080,000 effective July 1, 2020. In November 2020, in further acknowledgement of business conditions, Mr. Jennings requested a 15% reduction to his 2020 annual incentive cash compensation award that was approved by the Compensation Committee and reduced his award payout from the plan amount of $1,564,603 to $1,329,912.

2020 Compensation for Mr. Go

In connection with his appointment as Executive Vice President and Chief Operating Officer on June 9, 2020, the Compensation Committee determined that Mr. Go would receive an annual base salary of $750,000, with a target bonus opportunity of 100% of his base salary and a maximum limit of 200% of base salary to be prorated based on the number of days between Mr. Go’s employment date and the end of the Company’s 2020 performance cycle. In addition, in order to align Mr. Go with the Company’s stockholders, on the date of his employment, June 9, 2020, Mr. Go was granted an equity award with an aggregate grant date value of $833,333, which is a prorated amount to reflect the number of months in 2020 that Mr. Go was expected to provide services to the Company. The equity award was granted in restricted stock units (23,589 restricted stock units). These restricted stock units vest in one third increments on each anniversary of Mr. Go’s employment date, subject to Mr. Go’s continued employment with the Company on each such vesting date. In order to compensate Mr. Go for compensation forfeited with his prior employer, Mr. Go received a sign-on bonus of $1,000,000 in cash and $1,000,000 in restricted stock units (28,305 restricted stock units). These restricted stock units vest in full on the first anniversary of his employment date, subject to Mr. Go’s continued employment with the Company on such vesting date.

2020 Compensation for Mr. Lerner

In connection with his appointment as President, HollyFrontier Lubricants & Specialties on June 1, 2020, the Compensation Committee determined that Mr. Lerner would receive an annual base salary of $515,000, with a target bonus opportunity of 75% of his base salary and a maximum limit of 150% of base salary to be prorated based on the number of days between Mr. Lerner’s employment date and the end of the Company’s 2020 performance cycle. In addition, in order to align Mr. Lerner with the Company’s stockholders, on the date of his employment, June 1, 2020, Mr. Lerner was granted an equity award with an aggregate grant date value of $250,000 in restricted stock units (8,029 restricted stock units). These restricted stock units vest in full on the first anniversary of his employment date, subject to Mr. Lerner’s continued employment with the Company on such vesting date.

38    HollyFrontier Corporation

2020 HLS Compensation for Mr. Voliva

In recognition of his advancement of business development opportunities and oversight of growth projects as President of HLS during the 2020 fiscal year, on October 29, 2020, Mr. Voliva was granted an equity award by HLS with an aggregate grant date value of $650,000 in HEP phantom units (54,531 HEP phantom units). These HEP phantom units vest in one third increments on December 1 of 2021, 2022 and 2023, subject to Mr. Voliva’s continued service to HEP on each such vesting date. The decision to grant this award was solely made by HLS, and the Compensation Committee did not review or provide any input on the grant of this award, which has also been disclosed in the HEP Form 10-K.

Base Salary

The Compensation Committee establishes base salaries within a competitive range to provide our named executive officers with compensation consistent with their responsibilities, experience, and individual performance, as well as with our peers. In the fourth quarter of 2019, the Compensation Committee conducted its annual review of base salaries and market survey data for our named executive officers (other than Mr. Go and Mr. Lerner as discussed above) and recommended that no increase in the base salaries of Mr. Voliva and Mr. Creery be made for 2020 based on factors such as our financial performance, market levels of compensation for comparable positions and internal pay equity. In the fourth quarter of 2019 and the first and second quarters of 2020, the base salaries for Mr. Jennings, Mr. Go and Mr. Lerner were established by the Compensation Committee in connection with each of their respective appointments as named executive officers in 2020 as discussed above.

The following table sets forth the base salaries for 2019 and 2020 of our named executive officers:

Name and Title	2019 Base Salary	2020 Base Salary(1)		Percentage Change
Michael C. Jennings Chief Executive Officer and President	—	$1,140,000	(2)	—
Richard L. Voliva III Executive Vice President and Chief Financial Officer	$675,000	$675,000		0%
Timothy Go Executive Vice President and Chief Operating Officer	—	$750,000		—
Thomas G. Creery Senior Vice President, Commercial	$525,000	$525,000		0%
Bruce A. Lerner President, HollyFrontier Lubricants & Specialties	—	$515,000		—

(1)

Represents the base salaries effective January 1, 2020 for Messrs. Voliva and Creery. Represents the base salary (i) for Mr. Go effective upon his appointment as Executive Vice President and Chief Operating Officer on June 9, 2020, and (ii) for Mr. Lerner effective upon his appointment as President, HollyFrontier Lubricants & Specialties on June 1, 2020. For the actual base salaries paid to our named executive officers during 2020, please see the “Summary Compensation Table” below.

(2)

Effective upon his appointment as Chief Executive Officer and President of the Company on January 1, 2020, Mr. Jennings’ base salary was set at $1,200,000. He was employed for a brief time in 2019, but in a different role, therefore we have not reflected a 2019 salary for Mr. Jennings. In June 2020, in light of economic conditions and other expense reduction actions being taken by the Company, Mr. Jennings proposed a mid-year reduction of 10% to his base salary that was approved by the Compensation Committee and reduced his salary to $1,080,000 effective July 1, 2020. This table reflects the average of Mr. Jennings’ base salary during 2020 and therefore will not be identical to the amounts reflected in the “Summary Compensation Table” below.

Annual Incentive Cash Compensation

In the fourth quarter of 2019 (for Mr. Jennings, Mr. Voliva and Mr. Creery), the first quarter of 2020 (for Mr. Go) and the second quarter of 2020 (for Mr. Lerner), the Compensation Committee approved target award levels as well as all other terms of the annual incentive cash compensation awards granted to our named executive officers for 2020. The Compensation Committee made no changes from the prior year to the annual incentive cash compensation target percentages for Mr. Voliva or Mr. Creery. Upon their respective appointments as named executive officers in 2020, Messrs. Jennings, Go and Lerner’s annual incentive cash compensation target percentages were set at 150%, 100% and 75%, respectively, and are subject to the performance measures set forth in the table below.

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The following table sets forth the minimum, target and maximum award opportunities (as a percentage of annual base salary) for our applicable named executive officers for 2020, and the portion of each named executive officer’s target award opportunity that is allocated to each performance measure (as a percentage of base salary).

	Award Opportunities			Allocation Among Performance Measures (as a percentage of the annual bonus award)			Allocation Among Performance Measures (as a percentage of annual base salary)
Name	Minimum	Target	Maximum	Financial Measures	Operational Measures	Strategic and Individual Measures	Financial Measures	Operational Measures	Strategic and Individual Measures
Michael C. Jennings (1)	50%	150%	300%	40%	40%	20%	60%	60%	30%
Richard L. Voliva III	50%	90%	180%	40%	40%	20%	36%	36%	18%
Timothy Go (2)	50%	100%	200%	40%	40%	20%	40%	40%	20%
Thomas G. Creery	50%	80%	160%	40%	40%	20%	32%	32%	16%
Bruce A. Lerner (3)	50%	75%	150%	40%	40%	20%	30%	30%	15%

(1)	Mr. Jennings’ award opportunity is based on his base salary earnings for the period beginning January 1, 2020 through September 30, 2020.

(2)	Mr. Go’s award opportunity is based on his base salary earnings for the period beginning June 9, 2020 through September 30, 2020.

(3)	Mr. Lerner’s award opportunity is based on his base salary earnings for the period beginning June 1, 2020 through September 30, 2020.

To facilitate timely determination of award payouts, the measurement period for each of the metrics above covers four consecutive quarters starting with the fourth quarter of the preceding year (2019) and ending with the third quarter of the following year (2020). The award payout for each named executive officer is calculated based on the annual base salary earnings received by each named executive officer during the measurement period. As Messrs. Jennings, Go and Lerner were appointed as named executive officer after the commencement of the 2020 measurement period, their award payouts are calculated based on their annual base salary earnings from their respective dates of appointment as a named executive officer to September 30, 2020 as detailed in the footnotes to the table above.

The financial measures are weighted equally with the operational measures. Awards are capped to avoid encouraging an excessive short-term focus, potentially at the expense of long-term performance. One of the financial measures also involves a comparison to our “Incentive Peer Group,” which for 2020 (and 2019) consisted of:

•	CVR Energy, Inc.

•	Delek US Holdings, Inc.

•	Marathon Petroleum Corporation

•	PBF Energy Corporation

•	Phillips 66

•	Valero Energy Corporation

We compare the return on capital employed metric against that of the Incentive Peer Group because their collective performance reflects external economic conditions we are facing as a company and as an industry as a whole, and they are also companies with which both management and investment analysts compare our results. The Incentive Peer Group differs from the 2020 compensation peer group because the Incentive Peer Group includes companies that are direct refining competitors that are too large in size or that significantly differ in ownership and management composition from us to be suitable comparisons for determining and establishing competitive pay data for our executives.

These awards were subject to our achievement of specified levels of performance with respect to financial, operational and strategic and individual performance measures. The following table sets forth the various components for each measure.

40    HollyFrontier Corporation

Performance Measure (percentage of the annual bonus awards)	Components (percentage of each performance measure)	How It’s Measured (percentage of each component)

FINANCIAL (40%)— aligns the financial interests of our executive officers with the interests of our stockholders		Percentile Rank vs. Incentive Peer Group Cumulative EBITDA performance of our three Business Segments plus unallocated corporate expense vs. Cumulative Target for our three Business Segments

OPERATIONAL (40%)—reflects key business objectives and drives our overall performance

Environmental, Health and Safety (40%) (3)

•  Safety and Health

•  Process Safety Events

•  Community Events

•  Regulatory and Environmental Events

Reliability (40%) (4)

•  Solomon Operational Availability

Operating Expense vs. Budget (20%) (5)

Environmental, Health and Safety (40%) (6)

•  Recordable Injury Rate

•  Lost Time Injury

•  Vehicle Incidents

•  Employee Based Environmental Releases

Reliability (40%) (7)

•  Solomon Liquid Pipeline Availability

Operating Expense vs. Budget (20%) (5)

Environmental, Health and Safety (40%) (8)

•  Safety and Health

•  Process Safety Events

•  Community Events

•  Regulatory and Environmental Events

Reliability (40%) (9)

•  Solomon Operational Availability

Operating Expense vs. Budget (20%) (5)

STRATEGIC AND INDIVIDUAL (20%)—promotes accountability, enhances our business objectives and drives individual growth	Relevant individual metrics for each named executive officer

Michael C. Jennings

•  HFC strategic plan

•  Executive succession plan

•  Operational performance

•  Lubricants and Specialty Products segment strategic plan

•  SG&A cost management

Richard L. Voliva III

•  Investor relations initiatives

•  Lubricants and Specialty Products segment accounting integration

•  Lubricants and Specialty Products segment strategic plan

•  HEP value

•  SG&A cost management

Timothy Go

•  Operations excellence

•  Organizational development

•  SG&A cost management

•  Onboard leadership

•  Planning and development

Thomas G. Creery

•  Renewable diesel enterprise development

•  Refining segment commercial opportunities

•  Employee development

•  Succession plan—commercial

•  SG&A cost management

Bruce A. Lerner

•  Operations excellence

•  Organizational development

•  SG&A cost management

•  Onboard leadership

•  Planning and development

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(1)

Return on Capital Employed is defined as operating income before depreciation and amortization (excluding asset impairments, non-cash asset write-downs and inventory valuation gains or losses) divided by average capital employed during the period, where capital employed means the sum of (debt plus shareholders’ equity plus minority interests less cash and marketable securities less intangible assets less goodwill). If a member of the Incentive Peer Group ceases to be a public company during the measurement period (whether by merger, consolidation, liquidation or otherwise) or it fails to file financial statements with the SEC in a timely manner, it will be treated as if it had not been an Incentive Peer Group member for the entire measurement period.

(2)

Calculation of EBITDA for purposes of the annual cash incentive awards differs from the calculation of EBITDA as reported in our financial statements in that for purposes of the annual cash incentive awards, EBITDA does not include one-time items such as lower of cost or market adjustments, renewable identification number waivers granted by the Environmental Protection Agency, goodwill impairment charges and acquisition integration costs. In addition, for purposes of the annual cash incentive awards, the calculation also does not include EBITDA generated from acquired assets not originally included in the target award opportunity. Finally, for purposes of calculating EBITDA for purposes of the annual cash incentive awards, we add back income attributable to our non-controlling interests in HEP.

(3)

For the Refining segment, the environmental, health and safety (“EHS”) metric is divided into four equally weighted measures. The payout is based on the Company’s EHS Risk Matrix and is determined by a points system (described below), where events are counted and have multipliers based on severity. Certain events on the EHS Risk Matrix nullify any bonus for a given measure and certain events on the EHS Risk Matrix have no impact on payout. Each measure is based on the average payout for each of the Company’s five U.S. refineries. The Safety and Health measure is subject to a maximum Total Recordable Incident Rate of 1.25x. If the Total Recordable Incident Rate for the five U.S. refineries exceeds 1.25x in the measurement period, this measure will payout at 0% regardless of actual performance on this measure.

(4)	For the Refining segment, the reliability metric is based on the weighted average Solomon Operational Availability for the Company’s five U.S. refineries.

(5)

Operating Expense includes all direct and controllable cash operating costs, which includes both operating costs and selling, general and administrative (SG&A) costs. Budgeted costs exclude asset write-downs, impairments, inventory valuation charges, unbudgeted litigation and legal settlement costs, environmental charges resulting from events which occurred prior to the beginning of the performance period, variable energy and utility costs, and unbudgeted bonus expenses and costs related to unbudgeted new capital assets brought online and acquisitions made during the period. The metric is based on the actual cash operating expense of each segment versus the budgeted cash operating expense for each segment.

(6)	For the HEP segment, the EHS metric is divided into the following four equally weighted measures:

•	Recordable Injury Rate, which is based on the number of employees out of 100 that have been involved in a recordable event.

•	Lost Time Injury, which is based on the number of injuries causing an employee to miss work.

•	Vehicle Incidents, which is based on the number of incidents generating greater than $5,000 of property damage per 1,000,000 miles driven by HEP employees.

•	Employee Based Environmental Releases, which is based on loss of containment caused by an employee that is reportable to either a state or federal agency.

(7)	For the HEP segment, the reliability metric is based on the weighted average Solomon Liquid Pipeline Availability.

(8)

For the Lubricants and Specialty Products segment, the EHS metric is divided into four equally weighted measures. The payout is based on the Company’s EHS Risk Matrix and is determined by a points system, where events are counted and have multipliers based on severity. Certain events on the EHS Risk Matrix nullify any bonus for a given measure and certain events on the EHS Risk Matrix have no impact on payout. Each measure is based on the performance of each of the Mississauga, Petrolia, and Amsterdam facilities.

(9)	For the Lubricants and Specialty Products segment, the reliability metric is based on the Solomon Operational Availability of the Petrolia, Amsterdam and Mississauga facilities.

Financial Measures.

The table below sets forth the threshold, target and maximum performance levels for each financial measure and the actual results for the financial measures in 2020:

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual for 2020	Percent of Target Bonus Achievement
Financial Measures					100%
EBITDA (in millions)	$1,173	$1,528	$1,883	$775.1	0%
Return on Capital Employed (as compared to peer group)	25th percentile	50th percentile	90th percentile	100th percentile	200%

Payouts are interpolated between threshold and target and target and maximum.

42    HollyFrontier Corporation

Operational Measures.

The table below sets forth the threshold, target and maximum performance levels for each operational measure and the actual results for each operational measure in 2020:

Metric	Threshold (50%)	Target (100%)	(200%)	Maximum (250%)	Actual for 2020	Percent of Target Bonus Achievement
Operational Measures
Refining Segment
Safety and Health	6 points	5 points	1-3 points	0 points	4.20 points	140%
Process Safety Events	2 points	1 point	—	0 points	0.60 points	160%
Community Events	2 points	1 point	—	0 points	0.93 points	110%
Regulatory and Environmental Events	Varies by refinery	Varies by refinery	Varies by refinery	0 points	Varies by refinery	143%
HEP Segment
Recordable Injury Rate	1.0	.80	.60	0	0.62	192%
Lost Time Injuries	2	1	—	0	2	50%
Vehicle Incidents	1.8	1.4	>0 and <1.0	0	1.33	118%
Employee Based Environmental Releases	3	2	1	0	1	200%
Lubricant and Specialty Products Segment (Petrolia and Amsterdam Facilities)
Safety and Health	5 points	3-4 points	1-2 points	0 points	2.25 points	175%
Process Safety Events	—	1 point	—	0 points	0 points	250%
Community Events	—	1 point	—	0 points	0 points	250%
Regulatory and Environmental Events	24 points	16 points	1-8 points	0 points	29 points	0%
Lubricant and Specialty Products Segment (Mississauga Facility)
Safety and Health	6 points	5 points	1-3 points	0 points	1 point	200%
Process Safety Events	2 points	1 point	—	0 points	1 point	100%
Community Events	2 points	1 point	—	0 points	0 points	250%
Regulatory and Environmental Events	13 points	8 points	1-3 points	0 points	6 points	140%

Payouts are interpolated between the levels set forth above.

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Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual for 2020	Percent of Target Bonus Achievement
Operational Measures
Refining Segment
Reliability	≤25th Percentile (95.1% Available)	50th Percentile (95.8% Available)	75th Percentile (≥ 96.4% Available)	96.2	167%
Operating Expense	5% over Budget	Budget	5% or more under Budget	3.7% under Budget	175%
HEP Segment
Reliability	98.0% Available	98.75% Available	≥ 99.5% Available	100	200%
Operating Expense	5% over Budget	Budget	5% or more under Budget	4.9% under Budget	197%
Lubricant and Specialty Products Segment
Reliability (Petrolia Facility)	96% Available	97.5% Available	≥ 99.4% Available	98.7	163%
Reliability (Amsterdam Facility)	98% Available	98.7% Available	≥ 99.6% Available	98.3	74%
Reliability (Mississauga Facility)	94.6% Available	95.1% Available	≥ 95.6% Available	95.4	154%
Operating Expense	5% over Budget	Budget	5% or more under Budget	12.2% under Budget	200%

Payouts are interpolated between threshold and target and target and maximum.

The total percent of target bonus achieved for the operational measures was as follows:

Metric	Percent of Target Bonus Achievement
Operational Measures	160%
Refining Segment	157%
HEP Segment	175%
Lubricants and Specialty Products Segment	160%

Strategic and Individual Performance Measures. In addition to the measures mentioned above, a portion of the award for each of the named executive officers was based on the Compensation Committee’s evaluation of the executive officer’s strategic and individual performance during the year. Each of our named executive officers achieved 100% of their target bonus for the strategic and individual performance measures.

2020 Performance. The following table sets forth the named executive officers’ target bonus as a percentage of base salary and the actual payouts to the named executive officers for 2020 as a percentage of base salary.

Name(1)	Target Bonus	Financial Measures	Operational Measures	Strategic and Individual Measures	Percentage of Base Salary Earned	Percentage of Target Bonus Earned
Michael C. Jennings (1)	150%	51%	81.7%	25.5%	158.2%	105.4%
Richard L. Voliva III	90%	36%	57.6%	18.0%	111.6%	124.0%
Timothy Go (2)	100%	40%	64.0%	20.0%	124.0%	124.0%
Thomas G. Creery	80%	32%	51.2%	16.0%	99.2%	124.0%
Bruce A. Lerner (3)	75%	30%	48.0%	15.0%	93.0%	124.0%

44    HollyFrontier Corporation

(1)

In November 2020, in acknowledgement of business conditions, Mr. Jennings requested a 15% reduction to his 2020 annual incentive cash compensation award that was approved by the Compensation Committee and reduced his award payout from the plan calculated amount of $1,564,603 to $1,329,912. Due to SEC disclosure rules, the full amount, without the voluntary reduction, has been reported within the Summary Compensation Table.

(2)	Mr. Go’s award opportunity is based on his base salary earnings for the period beginning June 9, 2020 through September 30, 2020.

(3)	Mr. Lerner’s award opportunity is based on his base salary earnings for the period beginning June 1, 2020 through September 30, 2020.

In November 2020, the Compensation Committee approved the 2021 annual incentive cash compensation plan design, which includes a new bonus hurdle that may limit a named executive officers’ target award opportunity to 50% of the individual’s target bonus if the consolidated Company does not achieve positive operating income for the 2021 fiscal year. See “—2021 Executive Compensation Decisions—Annual Incentive Cash Compensation” for further discussion of the new bonus hurdle applicable to the 2021 annual incentive cash compensation awards.

Long-Term Equity Incentive Compensation. Our annual grants for our named executive officers consist of restricted stock unit awards and performance share unit awards.

Annual grants of long-term equity incentive awards are generally made in the fourth quarter of the preceding year, rather than in the first quarter of the year to which the award relates, in order to align the timing of the long-term equity incentive award grants with the timing of the other compensation decisions made for our named executive officers and, with respect to performance share unit awards, to align the timing of the grant with the quarter in which the performance period commences. Pursuant to SEC rules, the long-term equity incentive awards granted in November 2019 for the 2020 fiscal year are disclosed as 2019 compensation in the Summary Compensation Table and are not included in the 2020 Grants of Plan-Based Awards table included in this proxy statement; however, because these awards relate to the 2020 fiscal year, they are described in greater detail below. The long-term equity incentive awards granted in November 2020 for the 2021 fiscal year are discussed below under “—2021 Executive Compensation Decisions—Long-Term Equity Incentive Compensation for Named Executive Officers.”

Annual grants of long-term equity incentive awards are initially approved by the Compensation Committee as a dollar amount established according to the pay grade of the named executive officer. The award is then converted into a number of shares by dividing the dollar amount by the closing price of our common stock on the grant date of the award, with half of the shares being granted as restricted stock units and half of the shares being granted as performance share units.

In addition to the annual grants of long-term equity incentive awards described above, the Company may grant long-term equity incentive awards as necessary to attract new executive talent. In connection with the executive appointments of Messrs. Go and Lerner in 2020, the Compensation Committee approved equity awards to each of Messrs. Go and Lerner in the amounts set forth in the table below. These equity awards were approved by the Compensation Committee as a dollar amount to incentivize Messrs. Go and Lerner to serve as an executive officer of the Company and to align the interests of the executive officers with the interests of the Company’s stockholders, and in the case of Mr. Go, to compensate him for compensation forfeited with his prior employer. These equity awards are converted into a number of shares by dividing the dollar amount by the closing price of our common stock on the grant date of the award.

The following table sets forth:

•	the dollar value of the long-term equity incentive award granted for the 2020 fiscal year to each of the named executive officers; and

•	the number of shares of restricted stock units with time-based vesting conditions and performance share units that were awarded for the 2020 fiscal year to each of the named executive officers.

2021 Proxy Statement    45

Name	Dollar Value of Long- Term Equity Incentive Award	Number of Restricted Stock Units with Time-Based Vesting	Target Number of Performance Share Units
Michael C. Jennings	$6,000,000	56,982	56,982
Richard L. Voliva III	$1,700,000	16,164	16,164
Timothy Go (1)	$1,833,000	51,894	—
Thomas G. Creery	$1,000,000	9,510	9,510
Bruce A. Lerner (2)	$250,000	8,029	—

(1)

On the effective date of his appointment as Executive Vice President and Chief Operating Officer on June 9, 2020, Mr. Go received two grants of restricted stock units: (i) a grant in the amount of $833,333 (23,589 restricted stock units) to align his interests with those of the Company’s stockholders and representing his pro-rata award for the 2020 fiscal year that vests in three equal annual installments commencing on the first anniversary of his date of employment (or the first business day thereafter if the vesting date falls on a Saturday or Sunday), subject to continued employment; and (ii) a grant in the amount of $1,000,000 (28,305 restricted stock units) to compensate Mr. Go for compensation he forfeited with his prior employer that vests in full on the first anniversary of his date of employment, subject to continued employment.

(2)

On the effective date of his appointment as President, HollyFrontier Lubricants & Specialties on June 1, 2020, Mr. Lerner received a grant of restricted stock units in the amount of $250,000 (8,029 restricted stock units) to align his interests with those of the Company’s stockholders that vests in full on the first anniversary of his date of employment, subject to continued employment.

Restricted Stock Unit Awards

The restricted stock unit awards granted to Messrs. Jennings, Voliva and Creery in November 2019 for the 2020 fiscal year vest in three equal annual installments on December 1, 2020, 2021 and 2022 (or the first business day thereafter if the vesting date falls on a Saturday or Sunday), subject to continued employment. The first tranche of the restricted stock unit awards granted in November 2019 vested on December 1, 2020 and the remaining two tranches will vest on December 1, 2021 and 2022 (or the first business day thereafter if the vesting date falls on a Saturday or Sunday), subject to continued employment. The restricted stock unit awards granted to: (i) Mr. Go in June 2020 (a) to align his interests with those of the Company’s stockholders and prorated to reflect the number of months of his expected service during the 2020 fiscal year vest in three equal annual installments on June 9, 2021, 2022 and 2023 (or the first business day thereafter if the vesting date falls on a Saturday or Sunday), and (b) to compensate him for compensation that he forfeited with his prior employer vests in full on June 9, 2021 and (ii) Mr. Lerner in June 2020 to align his interests with those of the Company’s stockholders vest in full on June 1, 2021; in each case subject to continued employment. Each named executive officer has the right to receive dividends and other distributions paid with respect to such restricted stock units, and these dividend and other distributions are paid at approximately the same time as dividends are received by our common stockholders.

Performance Share Unit Awards

The Compensation Committee determined that performance metrics for the November 2019 grants would consist of return on capital employed and total shareholder return during the performance period as measured against that of the 2020 Incentive Peer Group. See “—2020 Executive Compensation Decisions—Annual Incentive Cash Compensation” for a discussion of the 2020 Incentive Peer Group.

The performance period for these performance share unit awards runs from October 1, 2019 through September 30, 2022. Each named executive officer has the right to receive dividend equivalents and other distributions with respect to such performance share units based on the target level of payout, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

For the performance share unit awards granted in November 2019 for the 2020 fiscal year:

•

“return on capital employed,” which determines 50% of the shares earned at the end of the performance period, is defined in the same manner as set forth above under “—Annual Incentive Cash Compensation.” The Compensation Committee believes return on capital employed is an appropriate metric because it (i) holds management accountable for the efficient use of the Company’s capital and (ii) provides a useful means of comparing the Company’s operating performance relative to the operating performance of our Incentive Peer Group. This metric differs from the return on capital employed metric used for our annual incentive cash compensation since this metric looks at return on capital employed over a three-year period whereas the return on capital employed metric used for our annual incentive cash compensation looks at a one-year period.

46    HollyFrontier Corporation

•

“total shareholder return,” which determines 50% of the shares earned at the end of the performance period, is defined as (i) the appreciation in our stock price during the performance period (in dollars) plus cumulative dividends paid during the performance period plus any additional value or compensation received by shareholders such as stock received from spinoffs, divided by (ii) the closing price of our stock on the first business day of the performance period. The Compensation Committee believes total shareholder return is an appropriate metric because it (i) aligns the interests of management with the interests of shareholders, and (ii) provides a useful means of comparing Company overall performance relative to the overall performance of our Incentive Peer Group.

The actual number of performance share units earned at the end of the performance period will be equal to (a) the target number of performance share units granted multiplied by (b) our average performance share unit payout with respect to the performance metrics. The average performance share unit payout is determined by adding our performance share unit payout percentage with respect to each performance metric and dividing the sum by two.

For the return on capital employed metric and the total shareholder return metric, a percentile ranking of our return on capital employed versus the return on capital employed of each entity in our Incentive Peer Group and our total shareholder return versus the total shareholder return of each entity in our Incentive Peer Group, respectively, will be calculated at the end of the performance period and payout is determined in accordance with the following table:

Ranking of the Company within Peer Group	Performance Share Unit Payout
90th Percentile or Better	Maximum (200% of Target)
Less than 90th Percentile but Better than 50th Percentile	Interpolate between 100% and 200%
50th Percentile	Target (100%)
Less than 50th Percentile but Better than 25th Percentile	Interpolate between 25% and 100%
25th Percentile	25% of Target (Minimum)
Less than 25th Percentile	Zero

The named executive officer must be employed by us on December 1, 2022 (or the first business day thereafter if such date falls on a Saturday or Sunday) to receive payment of the earned performance share unit awards, except as described below in “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Earned performance share unit awards will be paid in the form of fully vested shares of our common stock.

Stock Ownership Policy

Our Board, the Compensation Committee and our executive officers recognize that ownership of our common stock is an effective means by which to align the interests of our directors and officers with those of our stockholders. The terms of the stock ownership policy for our executive officers are summarized below.

Under the stock ownership policy, our executive officers are required to hold shares of our common stock as follows:

Our executive officers are required to meet the applicable requirements within five years of employment or promotion.

Executive officers are required to continuously own sufficient shares to meet the stock ownership requirements once attained. Until the executive officers attain compliance with the stock ownership policy, the executive officers will be required to hold 50% of the shares of common stock received from any equity award, net of any shares used to pay tax withholdings. If an executive officer attains compliance with the stock ownership policy and subsequently falls below the requirement because of a decrease in the price of our common stock, the executive officer will be deemed in compliance provided that the executive officer retains the shares then held.

2021 Proxy Statement    47

As of December 31, 2020, all of our named executive officers who were subject to the policy were in compliance with the stock ownership policy.

Anti-Hedging and Anti-Pledging Policy

All of our employees, including our named executive officers, are subject to our Insider Trading Policy, which, among other things, prohibits employees from entering into short sales or hedging or pledging shares of our common stock. The anti-hedging policy contained in our Insider Trading Policy specifically prohibits employees, including our named executive officers, and their designees from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities (or derivatives thereof), including through, among other mechanisms, the purchase of financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds) or other transactions that are designed to hedge or offset any decrease in the market value of shares of our common stock, regardless of how the securities (or derivatives thereof) were acquired. Additionally, all employees, including our named executive officers, are prohibited from holding shares of our common stock in a margin account or otherwise pledging shares of our common stock as collateral for a loan.

Recoupment of Compensation

In September 2018, the Board adopted a formal clawback policy that provides that upon the occurrence of a material restatement of our financial statements (other than due to a change in accounting policy or applicable law) the Board may recover bonus and other incentive and equity based compensation (the “Incentive Compensation”) awarded to Board-appointed officers of the Company and our subsidiaries that were paid or awarded during the 24-month period preceding the restatement. In the event of such material restatement, if the Incentive Compensation would have been lower had it been calculated based on such restated results, the Compensation Committee may (as determined in its sole discretion and to the extent permitted by governing law and as appropriate under the circumstances) seek to recover for our benefit all or a portion of such Incentive Compensation awarded to any covered employee who is then currently employed by us. In determining whether to seek recovery, the Compensation Committee may take into account any considerations as it deems appropriate, including whether the error was caused by intentional misconduct or fraud. The amount of any recovery and the source of such recovery (whether from unvested equity compensation or future compensation payable to the covered employee) will be determined in the sole discretion of the Compensation Committee.

Further, our change in control severance agreements with our named executive officers provide that amounts paid or payable pursuant to such agreements may be forfeited and/or recouped to the extent required by applicable law or any clawback policy that we adopt.

In addition, the agreements for awards under our long-term equity incentive program provide that the award, including amounts paid or realized with respect to the award, may be subject to reduction, cancelation, forfeiture or recoupment to the extent required by applicable law or any clawback policy that we adopt.

Impact of Regulatory Compliance

In designing and implementing programs applicable to executives, the Compensation Committee considers the anticipated tax treatment to us and our executive officers of various payments and benefits, and the effects of applicable provisions of the Code, including Sections 280G and 162(m).

Section 280G of the Code prohibits the deduction of any “excess parachute payment.” Benefits payable under the change in control severance agreements entered into with certain of our executives, including all of our named executive officers, as well as accelerated vesting under restricted stock unit and performance share unit awards could result in “excess parachute payments” that are not deductible by us. For more information regarding amounts payable and benefits available upon the occurrence of a change in control, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.” None of the change in control severance agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code.

48    HollyFrontier Corporation

2021 Executive Compensation Decisions

Annual Cash Incentive Compensation for Named Executive Officers

In the fourth quarter of 2020, the Compensation Committee approved target award levels as well as all other terms of the annual incentive cash compensation awards granted to our named executive officers for 2021. The Compensation Committee made no changes from the prior year to the annual incentive cash compensation target percentages for 2021 for the named executive officers; however, the 2021 annual incentive cash compensation awards will be subject to a new bonus hurdle that may limit the named executive officers’ target bonus to 50% of the individual’s target bonus if the Company does not achieve positive adjusted operating income for the 2021 fiscal year. Adjusted operating income of the Company means earnings before interest and taxes as reported in the Company’s audited consolidated financial statements and is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, and (ii) income tax expense plus adjustments for extraordinary items, other unusual or non-recurring items, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis. The bonus hurdle better aligns executive rewards with shareholder returns and reinforces our objective of paying for performance. The Compensation Committee will continue to retain full discretion to pay, not pay or modify all annual incentive cash compensation awards.

Long-Term Equity Incentive Compensation for Named Executive Officers

In November 2020, the Compensation Committee approved grants of restricted stock units with time-based vesting conditions and performance share units to our named executive officers for the 2021 fiscal year.

Pursuant to SEC rules, the long-term equity incentive awards granted in November 2020 for the 2021 fiscal year are disclosed as 2020 compensation in the Summary Compensation Table and are reported in the 2020 Grants of Plan-Based Awards table included in this proxy statement. These awards are described in greater detail below.

The following table sets forth:

•	the dollar value of the long-term equity incentive award granted for the 2021 fiscal year to each of the named executive officers; and

•	the number of restricted stock units with time-based vesting conditions and performance share units that were awarded for the 2021 fiscal year to each of the named executive officers.

Name	Dollar Value of Long- Term Equity Incentive Award	Number of Restricted Stock Units with Time-Based Vesting	Target Number of Performance Share Units
Michael C. Jennings	$4,500,000	103,929	103,929
Richard L. Voliva III	$1,850,000	42,726	42,726
Timothy Go	$2,000,000	46,191	46,191
Thomas G. Creery	$1,050,000	24,252	24,252
Bruce A. Lerner	$ 850,000	19,632	19,632

Restricted Stock Unit Awards

In November 2020, the Compensation Committee approved grants of restricted stock units with time-based vesting conditions to our named executive officers for the 2021 fiscal year. The number of restricted stock units awarded to our named executive officers who received restricted stock unit awards was determined in the same manner as previously described for the restricted stock unit awards granted in November 2019 for the 2020 fiscal year. The restricted stock units awarded in November 2020 for the 2021 fiscal year will vest in three equal installments on December 1 of 2021, 2022 and 2023 (or the first business day thereafter if December 1 falls on a Saturday or Sunday), subject to continued employment.

Each named executive officer has the right to receive dividend equivalents and other distributions paid with respect to such restricted stock units, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

2021 Proxy Statement    49

Performance Share Unit Awards

In November 2020, the Compensation Committee granted performance share unit awards to our named executive officers for the 2021 fiscal year. Each named executive officer who received performance share unit awards was granted a target number of performance share units, which was determined in the same manner as previously described for the performance share unit awards granted in November 2019 for the 2020 fiscal year.

The Compensation Committee determined that performance metrics for the November 2020 grants would consist of return on capital employed and total shareholder return during the performance period as measured against that of the 2021 incentive peer group. The 2021 incentive peer group consists of:

• CVR Energy Inc.	• PBF Energy Corporation

• Delek US Holdings, Inc.	• Phillips 66

• Marathon Petroleum Corporation	• Valero Energy Corporation

The performance period for these performance share unit awards runs from October 1, 2020 through September 30, 2023. Each named executive officer has the right to receive dividend equivalents and other distributions with respect to such performance share units based on the target level of payout, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

For the performance share unit awards granted in November 2020 for the 2021 fiscal year, “return on capital employed” and “total shareholder return” are calculated in the same manner as they are calculated for the performance share units granted in November 2019 for the 2020 fiscal year.

The actual number of performance share units earned at the end of the performance period will be determined in the same manner as the performance share unit awards granted in November 2019 for the 2020 fiscal year.

For the return on capital employed metric and the total shareholder return metric, a percentile ranking of our return on capital employed versus the return on capital employed of each entity in our incentive peer group and our total shareholder return versus the total shareholder return of each entity in our incentive peer group, respectively, will be calculated at the end of the performance period and payout is determined in the same manner as the performance share unit awards granted in November 2019 for the 2020 fiscal year.

The named executive officer must be employed by us on December 1, 2023 (or the first business day thereafter if such date falls on a Saturday or Sunday) to receive payment of the earned performance share unit awards, except as described below in “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Earned performance share unit awards will be paid in the form of fully vested shares of our common stock.

50    HollyFrontier Corporation

Compensation Committee Report

The Compensation Committee of the HollyFrontier Corporation Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

Franklin Myers	Douglas Y. Bech	Anna C. Catalano	Leldon E. Echols
Chairperson

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Executive Compensation

The following executive compensation tables and related information are intended to be read together with the more detailed disclosure regarding our executive compensation program presented under “Compensation Discussion and Analysis” above.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers.

Name and Principal Position in 2020	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Michael C. Jennings Chief Executive Officer and President	2020	$1,148,308	—	$4,646,371	$1,564,603	$286,813	$7,646,095
	2019	$564,346	—	$5,892,201	—	$20,866	$6,477,413

Richard L. Voliva III Executive Vice President and Chief Financial Officer	2020	$680,192	—	$2,560,168	$753,534	$144,152	$4,138,046
	2019	$675,000	—	$1,669,527	$630,284	$130,132	$3,104,943
	2018	$650,000	$105,290	$1,841,653	$544,710	129,423	$3,271,076
Timothy Go Executive Vice President and Chief Operating Officer	2020	$426,923	—	$3,898,479	$264,775	$1,161,024	$5,751,201
Thomas G. Creery Senior Vice President, Commercial	2020	$529,038	—	$1,084,232	$520,962	$132,008	$2,266,240
	2019	$525,000	—	$982,257	$434,588	$107,546	$2,049,391
	2018	$500,000	$65,288	$1,083,450	$369,713	$104,864	$2,123,315
Bruce A. Lerner President, HollyFrontier Lubricants & Specialties	2020	$305,039	—	$1,127,714	$147,415	$75,712	$1,655,880

(1)

Represents base salary actually paid during the respective fiscal year. Effective upon his appointment as Chief Executive Officer and President of the Company on January 1, 2020, Mr. Jennings’ base salary was $1,200,000. In June 2020, in light of economic conditions and other expense reduction actions being taken by the Company, Mr. Jennings proposed a mid-year reduction of 10% to his base salary that was approved by the Compensation Committee and reduced his salary to $1,080,000 effective July 1, 2020. Mr. Jennings’ 2019 compensation includes compensation for his service as a director until his appointment as Executive Vice President on November 13, 2019 and for his service as Executive Vice President for the remainder of 2019.

Effective upon his appointment as Executive Vice President and Chief Operating Officer of the Company on June 9, 2020, Mr. Go’s base salary was $750,000. The salary shown in this table represents Mr. Go’s actual base salary earnings for the period beginning June 9, 2020 through December 31, 2020.

Effective upon his appointment as President, HollyFrontier Lubricants & Specialties on June 1, 2020, Mr. Lerner’s base salary was $515,000. The salary shown in this table represents Mr. Lerner’s actual base salary earnings for the period beginning June 1, 2020 through December 31, 2020.

(2)

Represents the discretionary bonus amount, if any, paid pursuant to the strategic and individual performance metric under our annual incentive cash compensation program prior to 2019. Other payments made pursuant to the annual incentive cash compensation program are included in the “Non-Equity Incentive Plan Compensation” column.

(3)

Represents the aggregate grant date fair value of awards of restricted stock units and performance share units made in the year indicated, calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, excluding the effects of estimated forfeitures and does not reflect the actual value that may be ultimately realized by the executive. See Note 8 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Long-term equity incentive awards granted in November 2018 for the 2019 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2018; long-term equity incentive awards granted in November 2019 for the 2020 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2019, and long-term equity incentive awards granted in November 2020 for the 2021 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2020, in each case, in accordance with SEC rules.

For Mr. Voliva, in recognition of his contribution to HEP during the 2020 fiscal year as President of HLS, the amount shown in the “Stock Awards” column for 2020 includes a grant by HLS of 54,531 HEP phantom units on October 29, 2020 when the closing price of HEP units was $11.92. Pursuant to SEC disclosure rules, this award must be disclosed in our compensation tables as well as in the HEP Form 10-K, but he will only receive one payment from HEP upon the vesting of the award.

52    HollyFrontier Corporation

For Mr. Go, also includes a grant of 51,894 restricted stock units on June 9, 2020.

For Mr. Lerner, also includes a grant of 8,029 restricted stock units on June 1, 2020.

The performance share units awarded in November 2020 are subject to a “market condition” (the total shareholder return (“TSR”) performance metric) and a “performance condition” (the return on capital employed (“ROCE”) performance metric). For purposes of determining the grant date fair value of the performance share units granted in November 2020, in accordance with SEC rules and FASB ASC Topic 718, we have assumed an aggregate settlement of 106.5% which includes a settlement of 56.5% of the TSR portion of the award and 50% of the ROCE portion of the award. The maximum payout of the aggregate awards, however, could be up to 200%. If the ROCE portion of the award was settled at the maximum payout level of 200% (resulting in settlement of the aggregate award in an amount equal to 156.5%), the grant date fair value of the performance share unit awards would be as follows: Mr. Jennings, $3,521,348; Mr. Voliva, $1,447,653; Mr. Go $1,565,055; Mr. Creery, $821,712; and Mr. Lerner, $665,176.

For additional information regarding the awards granted in 2020, see “Compensation Discussion and Analysis—2021 Executive Compensation Decisions,” “—2020 Grants of Plan-Based Awards,” and “—Outstanding Equity Awards at Fiscal Year End.”

(4)

For 2020, represents awards made pursuant to the annual incentive cash compensation program with respect to the financial measures, operational measures and strategic and individual measures. The 2020 awards are described in more detail in “Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Annual Incentive Cash Compensation.”

Mr. Jennings’ annual incentive cash award based on his actual salary earnings for the performance period was calculated to be $1,564,603. In acknowledgement of business conditions, Mr. Jennings requested, and the Compensation Committee approved, a 15% reduction in the amount of his award payout. The amount shown in the table for Mr. Jennings does not reflect the 15% reduction from the calculated amount of $1,564,603 to $1,329,912.

Mr. Go’s annual incentive cash award was based on his actual salary earnings for the portion of the performance period he was employed with the Company beginning June 9, 2020 through September 30, 2020.

Mr. Lerner’s annual incentive cash award was based on his actual salary earnings for the portion of the performance period he was employed with the Company beginning June 1, 2020 through September 30, 2020.

(5)	For 2020, includes compensation as described under “All Other Compensation” below.

All Other Compensation

The table below describes the components of compensation for 2020 included in the “All Other Compensation” column in the Summary Compensation Table above.

Name	401(k) Plan Retirement Contributions	401(k) Plan Company Matching Contributions	NQDC Plan Retirement Contributions	NQDC Plan Company Matching Contributions	Perquisites(1)	Tax Reimbursements(2)	Other(3)	Total

Michael C. Jennings	$14,963	$17,100	$113,181	$129,350	$11,683	$ 536	—	$286,813

Richard L. Voliva III	$11,400	$17,100	$46,261	$69,391	—	—	—	$144,152

Timothy Go	$ 8,550	$17,100	$11,422	$22,844	—	$36,638	$1,064,470	$1,161,024

Thomas G. Creery	$18,525	$17,100	$50,119	$46,264	—	—	—	$132,008

Bruce A. Lerner	$ 8,550	$17,100	—	—	—	$10,710	$ 39,353	$75,712

(1)	For Mr. Jennings, includes $11,383 in club dues and $300 for a Company-paid reserved parking spot.

The value of the perquisites provided to Messrs. Voliva, Go, Creery and Lerner in 2020 did not exceed $10,000 in the aggregate, and therefore, in accordance with SEC rules, are not included in the table above or described in this footnote.

(2)

For Mr. Jennings, represents tax payments made on the executive’s behalf with respect to imputed income for family travel on our aircraft when the executive was traveling for business purposes and the family travel was business related. For Messrs. Go and Lerner, represents tax payments made on the executives’ behalf with respect to imputed income for reimbursement of moving and relocation expenses the executives incurred as a result of relocating to join the Company.

(3)

For Mr. Go, represents a one-time cash bonus of $1,000,000 in order to compensate Mr. Go for compensation forfeited from his prior employer upon joining the Company, a cash moving allowance of $8,000 and reimbursement of moving and relocation expenses the executive incurred in the amount of $56,470 as a result of relocating to join the Company. For Mr. Lerner, represents a cash moving allowance of $8,000 and reimbursement of moving and relocation expenses the executive incurred in the amount of $31,353 as a result of relocating to join the Company.

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2020 Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our named executive officers under our equity and non-equity incentive plans during 2020. Certain equity awards reported below were granted in November 2020 for the 2021 fiscal year and are reported in this table as 2020 compensation in accordance with SEC rules. These awards are described in greater detail above under “Compensation Discussion and Analysis—2021 Executive Compensation Decisions.” Annual equity awards are generally made once each year in the fourth quarter of the year preceding the year to which the annual awards relate in order to align the timing of the long-term equity incentive award grants with the timing of the other compensation decisions made for our executive officers. In accordance with SEC rules, the equity awards granted in November 2019 for the 2020 fiscal year were previously reported as 2019 compensation in the Grants of Plan-Based Awards table contained in our proxy statement filed with the SEC on March 26, 2020.

In this table, awards are abbreviated as “AICP” for awards under the annual incentive cash compensation program, “RSU” for restricted stock unit awards and “PUA” for performance share unit awards. The restricted stock unit awards and performance share unit awards granted to our named executive officers were granted under our 2020 Long-Term Incentive Compensation Plan (the “LTIP”).

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Type	Grant Date	Threshold		Target	Maximum	Threshold (#)	Target (#)	Maximum (#)

Michael C. Jennings (5)	AICP			$630,692	$1,261,385	$2,522,769
	RSU		11/10/20								103,929	$2,250,063
	PUA		11/10/20					51,965	103,929	207,858		$2,396,309
Richard L. Voliva III	AICP			$303,750	$607,500	$1,215,000
	HEP Award		10/29/20								54,531	$650,010
	RSU		11/10/20								42,726	$925,018
	PUA		11/10/20					21,363	42,726	85,452		$985,140
Timothy Go (5)	AICP			$106,731	$213,462	$426,923
	RSU		06/09/20								23,589	$833,399
	RSU		06/09/20								28,305	$1,000,016
	RSU		11/10/20								46,191	$1,000,035
	PUA		11/10/20					23,096	46,191	92,382		$1,065,028
Thomas G. Creery	AICP			$210,000	$420,000	$840,000
	RSU		11/10/20								24,252	$525,056
	PUA		11/10/20					12,126	24,252	48,504		$559,176
Bruce A. Lerner (5)	AICP			$59,423	$118,846	$237,692
	RSU		06/01/20								8,029	$250,023
	RSU		11/10/20								19,632	$425,033
	PUA		11/10/20					9,816	19,632	39,264		$452,658

(1)

Represents the potential payouts for awards granted under our annual incentive cash compensation program, which were subject to achieving certain performance targets with respect to financial measures, operational measures and strategic and individual measures. Amounts reported (a) in the “Threshold” column reflect 50% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the award, (b) in the “Target” column reflect 100% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which is the target amount payable under the award, and (c) in the “Maximum” column reflect 200% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which is the maximum amount payable under the award. If less than minimum levels of performance, as described in the “Threshold” column, are attained with respect to the financial measures, operational measures and strategic and individual measures under the annual incentive cash compensation program, then 0% of the named executive officer’s target award opportunity will be earned.

The performance targets and target awards are described under “Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Annual Incentive Cash Compensation.” Amounts actually paid with respect to the awards reported in this table are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2020.

(2)

Represents the potential number of performance share units payable under the LTIP. Amounts reported (a) in the “Threshold” column reflect 50% of the target number of performance share units awarded to each named executive officer, which, in accordance with SEC rules, is the

54    HollyFrontier Corporation

minimum amount payable for a certain level of performance under the performance share unit awards, (b) in the “Target” column reflect 100% of the target number of performance share units awarded to each named executive officer, which is the target amount payable under the performance share unit awards, and (c) in the “Maximum” column reflect 200% of the target number of performance share units awarded to each named executive officer, which is the maximum amount payable under the performance share unit awards. If less than minimum levels of performance, as described in the “Threshold” column, are attained with respect to the return on capital employed and total shareholder return performance metrics applicable to the performance share unit awards, then 0% of the target number of performance share units awarded will be earned.

The number of shares actually delivered at the end of the performance period may vary from the target number of performance share units, based on our achievement of the specific performance measures. Performance targets and target awards for the awards reported above are described under “Compensation Discussion and Analysis—2021 Executive Compensation Decisions—Long-Term Equity Incentive Compensation.”

(3)

Represents shares of restricted stock units subject to time-based vesting conditions granted under the LTIP. The terms of these grants are described under “Compensation Discussion and Analysis—2021 Executive Compensation Decisions—Long-Term Equity Incentive Compensation.”

(4)

Represents the grant date fair value determined pursuant to FASB ASC Topic 718, based on the closing price of our common stock on the applicable grant date. The closing price of our common stock on June 1, 2020 was $31.14, on June 9, 2020 was $35.33 and on November 10, 2020 was $21.65. With respect to the performance share units, amounts reflect an aggregate probable settlement percentage of 106.5%. See note 2 to the Summary Compensation Table for additional information regarding the aggregate probable settlement percentage calculation.

For Mr. Voliva, in recognition of his contribution to HEP during the 2020 fiscal year as President of HLS, includes a grant by HLS of 54,531 HEP phantom units on October 29, 2020 when the closing price of HEP units was $11.92. This award has also been disclosed with the HEP Form 10-K with respect to the 2020 year.

(5)

AICP threshold, target and maximum amounts (i) for Mr. Jennings are based on his actual base salary earned from January 1, 2020 through September 30, 2020 ($840,923), (ii) for Mr. Go are based on his actual base salary earned from June 9, 2020 through September 30, 2020 ($213,462), and (iii) for Mr. Lerner are based on his actual base salary earned from June 1, 2020 through September 30, 2020 ($158,462).

Outstanding Equity Awards at Fiscal Year End

The following table provides the number and value of outstanding equity awards held by our named executive officers as of December 31, 2020, including awards that were granted prior to 2020. All awards granted in 2020 were granted pursuant to our LTIP. All awards granted prior to 2020 were made under our prior equity compensation plan which terminated pursuant to its terms on December 31, 2020. The value of our awards was calculated based on a price of $25.85 per share, the closing price of our common stock on December 31, 2020. Mr. Voliva’s 2020 HEP phantom unit award is also reflected within the table below as the “HEP Award,” and is valued with a closing price of HEP’s common units on December 31, 2020 of $14.20.

The number and value of performance share units reported is based on the number of shares payable at the end of the performance period assuming the maximum level of performance is achieved. In this table, awards are abbreviated as “RSU” for restricted stock unit awards and “PUA” for performance share unit awards. The provisions applicable to these awards upon certain terminations of employment and/or a change in control are described below in the section titled “Potential Payments upon Termination or Change in Control.”

Name	Award Type		Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested
Michael C. Jennings	RSU		141,917	$3,668,554
	PUA				321,822	$8,319,099
Richard L. Voliva III	RSU		57,828	$1,494,854
	PUA				143,736	$3,715,576
	HEP Award	(3)	54,531	$ 774,340
Timothy Go	RSU		98,085	$2,535,497
	PUA				92,382	$2,388,075
Thomas G. Creery	RSU		33,137	$ 856,591
	PUA				82,794	$2,140,225
Bruce A. Lerner	RSU		27,661	$ 715,037
	PUA				39,264	$1,014,974

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(1)	Includes the following restricted stock unit awards granted by us:

•

in November 2018 to Mr. Voliva (4,326) and Mr. Creery (2,545), of which one third vested on December 1, 2019, one third vested on December 1, 2020 and the remaining one third vests on December 1, 2021 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday);

•

in November 2019 to Mr. Jennings (37,988), Mr. Voliva (10,776) and Mr. Creery (6,340), of which one third vested on December 1, 2020, one third vests on December 1, 2021 and the remaining one third vests on December 1, 2022 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday);

•	in June 2020 to Mr. Lerner (8,029), which vests fully on June 1, 2021;

•	in June 2020 to Mr. Go (28,305), which vests fully on June 9, 2021;

•

in June 2020 to Mr. Go (23,589), of which one third vests on June 9, 2021, one third vests on June 9, 2022, and the remaining one third vests on June 9, 2023 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday); and

•

in November 2020 to Mr. Jennings (103,929), Mr. Voliva (42,726), Mr. Go (46,191), Mr. Creery (24,252), and Mr. Lerner (19,632), of which one third vests on December 1, 2021, one third vests on December 1, 2022 and the remaining one third vests on December 1, 2023 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday).

(2)

Includes performance share units awarded by us as follows (the amounts included in the parentheticals reflect the target number of performance share units subject to each award, and may not be the number of shares that is actually delivered following the end of the applicable performance period):

•

in November 2018 to Mr. Voliva (12,978) and Mr. Creery (7,635), with a performance period that ends on September 30, 2021 and a service period that ends on December 1, 2021 (or the first business day thereafter if such date is a Saturday or a Sunday);

•

in November 2019 to Mr. Jennings (56,982), Mr. Voliva (16,164) and Mr. Creery (9,510), with a performance period that ends on September 30, 2022 and a service period that ends on December 1, 2022 (or the first business day thereafter if such date is a Saturday or a Sunday); and

•

in November 2020 to Mr. Jennings (103,929), Mr. Voliva (42,726), Mr. Go (46,191), Mr. Creery (24,252) and Mr. Lerner (19,632), with a performance period that ends on September 30, 2023 and a service period that ends on December 1, 2023 (or the first business day thereafter if such date is a Saturday or a Sunday).

(3)

Mr. Voliva’s HEP Award equal to 54,531 HEP phantom units vests as follows: one third vests on December 1, 2021, one third vests on December 1, 2022 and the remaining one third vests on December  1, 2023.

Option Exercises and Stock Vested

The following table provides information about the vesting in 2020 of restricted stock unit and performance share unit awards held by the named executive officers. The Company does not grant options.

The value realized from the vesting of restricted stock unit or performance share unit awards is equal to the closing price of our common stock on the vesting date (or, if the vesting date is not a trading day, on the trading day immediately following the vesting date), multiplied by the number of shares acquired on vesting. The value is calculated before payment of any applicable withholding or other income taxes.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting
Michael C. Jennings	18,994	$459,275
Richard L. Voliva III (1)	45,458	$1,099,174
Timothy Go	—	—
Thomas G. Creery (1)	27,376	$661,952
Bruce A. Lerner	—	—

56    HollyFrontier Corporation

(1)

Includes the following number of shares of common stock (shown in column (b) below) issued to the executive officer following the Compensation Committee’s certification that the applicable standards for the target performance share units granted to the executive officer (shown in column (a) below) in November 2017 had been met (based on a performance percentage of 150%):

Name	Performance Share Units Granted (a)	Number of Shares of Common Stock (b)
Richard L. Voliva III	19,491	29,245
Thomas G. Creery	11,815	17,722

Pension Benefits

None of our named executive officers participates in or has ever participated in any plan sponsored or maintained by us that provides for specified retirement payments or benefits, such as a tax-qualified defined benefit plan or a supplemental executive retirement plan.

Nonqualified Deferred Compensation

In 2020, all of the named executive officers (other than Mr. Lerner) participated in the NQDC Plan. The NQDC Plan is a nonqualified plan (i.e., not tax-qualified under Section 401 of the Code) that, in 2020, functioned as a pour-over plan, allowing key employees to defer tax on income in excess of limits under the Code that apply under the 401(k) Plan. For 2020, the annual deferral contribution limit under the 401(k) Plan was $19,500, and the annual compensation limit was $285,000. Deferral elections made by eligible employees under the NQDC Plan apply to the total amount of eligible earnings the eligible employees choose to contribute to both the 401(k) Plan and the NQDC Plan. Prior to 2020, participants in the NQDC Plan were required to contribute the maximum contribution allowed under the 401(k) Plan before deferrals would be permitted in the NQDC Plan. On and after January 1, 2020, participants in the NQDC Plan are entitled to make independent deferral elections to the NQDC Plan and the 401(k) Plan prior to meeting the contribution limitations under the 401(k) Plan. Federal and state income taxes are generally not payable on income deferred under the NQDC Plan until funds are withdrawn.

Eligible executives may make salary deferral contributions between 1% and 50% of their eligible earnings to the NQDC Plan. Eligible earnings include base pay, bonuses and overtime, but exclude extraordinary pay such as severance, accrued vacation, equity compensation, and certain other items. Eligible participants are required to make catch-up contributions to the 401(k) Plan before any contributions are made to the NQDC Plan. For 2020, the catch-up contribution limit was $6,500. Deferral elections are irrevocable for an entire plan year and must be made prior to December 31 immediately preceding the plan year. Elections will carry over to the next plan year unless changed or otherwise revoked.

Participants in the NQDC Plan are eligible to receive a matching contribution with respect to their elective deferrals made up to 6% of the participant’s eligible earnings for the plan year in excess of the limits under Section 401(k) of the Code. These matching contributions are 100% vested at all times. In addition, participants are eligible for a retirement contribution ranging from 3% to 8% of the participant’s eligible earnings for the plan year in excess of the limits under Section 401(k) of the Code, based on years of service, as follows:

Years of Services	Retirement Contribution (as percentage of eligible compensation)
Less than 5 years	3%
5 to 10 years	4%
10 to 15 years	5.25%
15 to 20 years	6.5%
20 years and over	8%

2021 Proxy Statement    57

These retirement contributions are subject to a three-year cliff vesting period, and will become fully vested in the event of the participant’s death or a change in control. Participants may also receive nonqualified non-elective contributions under the NQDC Plan, which contributions may be subject to a vesting schedule determined at the time the contributions are made.

Participating employees have full discretion over how their contributions to the NQDC Plan are invested among the offered investment options, and earnings on amounts contributed to the NQDC Plan are calculated in the same manner and at the same rate as earnings on actual investments. We do not subsidize a participant’s earnings under the NQDC Plan. During 2020, the investment options offered under the NQDC Plan were the same as the investment options available to participants in the 401(k) Plan, except as follows:

•	the 401(k) Plan offers the Mid Cap Value R1 Fund, Principal Stable Value Z Fund, Principal Self-Directed Brokerage Account, and the stock of the Company; and

•

the NQDC Plan instead offers the American Century Mid-Cap Value I Fund, Victory Munder Mid-Cap Core Growth R6 Fund, AllianzGI NFJ Small Cap Value I Fund, and Vanguard Federal Money Market Investor Fund.

The following table lists the investment options for the NQDC Plan in 2020 with the annual rate of return for each fund:

Investment Funds	Rate of Return
AllianzGI NFJ Small Cap Value I Fund	(4.23)%
American Century Mid-Cap Value I Fund	1.88%
Fidelity Contrafund	32.50%
Harbor Capital Appreciation Inst Fund	54.43%
Hartford SmallCap Growth Y Fund	32.32%
Invesco Oppenheimer Developing Markets R6 Fund	17.66%
Invesco Oppenheimer International Growth R6 Fund	22.40%
LargeCap S&P 500 Index Inst Fund	18.14%
MidCap S&P 400 Index Inst Fund	13.43%
PIMCO Total Return Instl Fund	8.88%
SmallCap S&P 600 Index Inst Fund	11.22%
T. Rowe Price Retirement 2005 Fund	11.24%
T. Rowe Price Retirement 2010 Fund	11.90%
T. Rowe Price Retirement 2015 Fund	12.57%
T. Rowe Price Retirement 2020 Fund	13.19%
T. Rowe Price Retirement 2025 Fund	14.69%
T. Rowe Price Retirement 2030 Fund	15.90%
T. Rowe Price Retirement 2035 Fund	17.05%
T. Rowe Price Retirement 2040 Fund	18.11%
T. Rowe Price Retirement 2045 Fund	18.65%
T. Rowe Price Retirement 2050 Fund	18.68%
T. Rowe Price Retirement 2055 Fund	18.55%
T. Rowe Price Retirement 2060 Fund	18.47%
Vanguard Equity-Income Adm. Fund	3.13%
Vanguard Federal Money Market Investor Fund	0.45%
Vanguard Total Bond Market Index Institutional Fund	7.74%
Vanguard Total International Stock Index Institutional Fund	11.28%
Victory Munder Mid-Cap Core Growth R6 Fund	20.29%

58    HollyFrontier Corporation

Benefits under the NQDC Plan may be distributed upon the earliest to occur of a separation from service (subject to a six month payment delay for certain specified employees under Section 409A of the Code), the participant’s death, a change in control or a specified date selected by the participant in accordance with the terms of the NQDC Plan. Benefits are distributed from the NQDC Plan in the form of a lump sum payment or, in certain circumstances if elected by the participant, in the form of annual installments for up to a five year period.

Nonqualified Deferred Compensation Table

The following table provides information regarding contributions to, and the year-end balances in, the NQDC Plan for the named executive officers for 2020.

Name	Executive Contributions in 2020(1)	Company Contributions in 2020(2)	Aggregate Earnings in 2020	Aggregate Withdrawals/ Distributions in 2020	Aggregate Balance at December 31, 2020(3)
Michael C. Jennings	$244,084	$242,531	$ 126	—	$ 491,733
Richard L. Voliva III	$ 2,596	$115,651	$395,933	—	$2,264,551
Timothy Go	$ 37,521	$ 34,266	$ 4,218	—	$ 76,005
Thomas G. Creery	$106,212	$ 96,382	$142,431	—	$1,417,811
Bruce A. Lerner	—	—	—	—	—

(1)

The amounts reported were deferred at the election of the named executive officers and are also included in the amounts reported in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table for 2020.

(2)	These amounts are included in the Summary Compensation Table for 2020 in the “All Other Compensation” column for the named executive officers.

(3)

The aggregate balance for each named executive officer reflects the cumulative value, as of December 31, 2020, of the executive and company-provided contributions to the named executive officer’s account in the NQDC Plan, and any earnings on these amounts, since the named executive officer began participating in the NQDC Plan. We previously reported executive and company contributions for each named executive officer in the Summary Compensation Table in the following aggregate amounts:

Name	2020	Years Prior to 2020
Michael C. Jennings	$486,615	$ 4,988
Richard L. Voliva III	$118,247	$1,409,384
Timothy Go	$71,787	—
Thomas G. Creery	$202,594	$418,314
Bruce A. Lerner	—	—

Potential Payments Upon Termination or Change in Control

We have agreements with our executive officers that provide for severance compensation or accelerated vesting in the event of certain terminations of employment, including in connection with a change in control, which are summarized below. None of the agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code.

Change in Control Severance Agreements

We have entered into change in control severance agreements with each of our named executive officers. The term of these change in control agreements is generally three years from the date the change in control agreement is entered into, but the term of the agreement will be automatically extended for an additional two year period beginning on the second anniversary of the date of the change in control agreement and any anniversary thereafter, unless a cancellation notice is given by us 60 days prior to the applicable expiration date.

2021 Proxy Statement    59

Change in Control Severance Agreements for NEOs

Under the change in control agreement, an executive is not entitled to receive payments or other benefits under the agreement unless there is a change in control and the executive’s employment is either terminated by us without cause, by the officer for good reason or as a condition of the transaction constituting the change in control, in each case during the six months preceding the change in control or within two years following the change in control. If the officer is entitled to payments under the change in control agreement, he or she will receive:

•

an amount equal to a multiple (the “severance multiplier”) of (a) the greater of the officer’s base salary on the date of termination or the date immediately prior to the change in control, plus (b) the officer’s annual bonus amount, calculated as the average annual bonus paid to the officer for the prior three years. The severance multiplier is 3.0 for Mr. Jennings and 2.0 for Mr. Voliva, Mr. Go, Mr. Creery and Mr. Lerner;

•	a cash payment equal to unpaid base salary and expenses and accrued vacation pay;

•

continued participation by the officer and his or her dependents in our medical and dental benefit plans for a period of one year following the later of the date of termination or the date of the change in control; and

•	unless the applicable award agreement provides otherwise, all outstanding equity-based compensation awards shall become immediately vested at target level.

Definitions. The following definitions are used in the change in control severance agreements.

Under the change in control severance agreements, a “change in control” generally occurs if:

•	a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities or more than 40% of our outstanding common stock;

•	a majority of our Board is replaced during a 12-month period by directors who were not endorsed by a majority of the previous board members;

•

the consummation of a merger, consolidation or recapitalization of us or one of our subsidiaries resulting in our stockholders prior to the merger owning less than 60% of the voting power of the new merged company or a recapitalization where no one owns more than 60% of the voting power; or

•	our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Under the change in control severance agreements, “cause” is defined as:

•	the engagement in any act of willful gross negligence or willful misconduct on a matter that is not inconsequential; or

•	the conviction of a felony.

Under the change in control severance agreements, “good reason” is defined as, without the consent of the executive:

•	a material reduction in the executive’s (or his supervisor’s) authority, duties or responsibilities;

•	a material reduction in the executive’s base compensation;

•

the relocation of the executive to an office or location more than 50 miles from the location at which the executive normally performed the executive’s services, except for travel reasonably required in the performance of the executive’s responsibilities;

•	if applicable, a failure of the executive to be appointed or re-elected as an officer or to the board of directors;

•	a material diminution in the budget or other spending over which the executive has authority; or

•	a material breach of the terms of the change in control severance agreement.

The executive must provide notice to us of the alleged good reason event within 90 days of its occurrence and we have 30 days to cure.

60    HollyFrontier Corporation

Obligations of the Officer. Payments and benefits under the change in control agreements are conditioned on the execution of a general release of claims by the former officer in favor of us and our related entities and agents. In addition, the change in control agreements contain confidentiality provisions pursuant to which each executive agrees not to disclose or otherwise use our confidential information during his or her employment with us and thereafter, as well as non-disparagement and non-solicitation covenants. Violation of these provisions entitles us to complete relief, including injunctive relief, and may result in the executive being terminated for cause (provided the breach constituted willful gross negligence or misconduct on the executive’s part that is not inconsequential). The agreements do not prohibit the waiver of a breach of these covenants.

Long-Term Equity Incentive Awards

Special Involuntary Termination. The outstanding long-term equity incentive awards granted by us under the equity plan vest upon a “special involuntary termination,” which means that, within 60 days prior to or at any time after a change in control or, in the case of long-term equity incentive awards granted by us under the equity plan after April 2020, a sale of a division where more than 50% of the executive’s full-time service to the Company is attributable to services to the division being sold (as determined by the Company in its sole discretion) and provided that the purchaser in any sale of a division did not agree to assume the award or substitute a similar award under the purchaser’s equity compensation plan:

•	the executive is terminated by us, other than for cause; or

•	the executive resigns within 90 days after an adverse change has occurred.

Under the long-term equity incentive award agreements, a “change in control” generally occurs if:

•	a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities;

•	a majority of our Board is replaced by directors who were not endorsed by two-thirds of our prior board members;

•

the consummation of a merger or consolidation of us or any of our subsidiaries other than (a) a merger or consolidation resulting in our voting securities outstanding immediately prior to the transaction continuing to represent at least 60% of the combined voting power of our voting securities or the voting securities of the surviving entity outstanding immediately after the transaction or (b) a merger or consolidation effected to implement a recapitalization of us in which no person or group becomes the beneficial owner of our securities representing more than 40% of the combined voting power of our then outstanding securities; or

•	our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Under the long-term equity incentive award agreements, “cause” is defined as:

•	an act of dishonesty constituting a felony or serious misdemeanor and resulting (or intended to result) in personal gain or enrichment to the recipient at our expense;

•	gross or willful and wanton negligence in the performance of the recipient’s material duties; or

•	conviction of a felony involving moral turpitude.

Under the long-term equity incentive award agreements, an “adverse change” means, without the consent of the recipient:

•	a material change in the geographic location at which the recipient is required to work regularly;

•	a substantial increase in travel requirements of employment;

•	a material reduction in the duties performed by the recipient; or

•	a material reduction in the recipient’s base compensation (other than bonuses and other forms of discretionary compensation, or a general reduction applicable generally to executives).

Under the long-term equity incentive award agreements for awards granted after April 2020, “division” means:

•	each of the refining, midstream or lubricants and specialty products segments of the Company; or

•	any other segment or significant line of business identified by the Compensation Committee as a “division.”

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Under the long-term equity incentive award agreements for awards granted after April 2020, the “sale of a division” means:

•	a sale or disposition of a substantial portion of a division (other than a sale or disposition to the Company or any of its subsidiaries); or

•

any other transaction resulting in loss of control by the Company and its subsidiaries over a substantial portion of a division;(including a public offering of a division where the Company does not control the division following the offering);

in each case, as determined by the Compensation Committee in its sole discretion.

For long-term equity incentive awards granted in November 2020, if a special involuntary termination occurs prior to a change in control, the vesting will be suspended for 60 days and the awards will vest immediately prior to the date of the change of control only if the change in control occurs within 60 days after the executive’s termination of employment. If the change in control does not occur during the 60-day period following the executive’s termination of employment, awards will be immediately forfeited to the Company on the 60th day following the executive’s termination of employment. If the special involuntary termination occurs following the change in control and the awards are assumed or otherwise continued following the change in control, then the awards will vest on the date of the executive’s termination of employment.

Performance Share Units upon Termination. In the event of a voluntary separation or termination by the Company with or without cause, the recipient will forfeit any outstanding performance share units.

Under the performance share units granted in November 2018 and November 2019, in the event of death, disability or if the executive’s employment with the Company or its subsidiaries terminates prior to December of year three as a result of a special involuntary, the performance share units will immediately vest assuming a performance unit payout percentage of 100% of target instead of the performance unit payout percentage that would otherwise be determined at the end of the performance period. Under the performance share units granted in November 2020, in the event of death or disability, the recipient becomes vested in a number of performance share units equal to the percentage of time the recipient was employed during the vesting period multiplied by the target number of performance share units awarded. Under all of the performance share units, if the recipient dies or is disabled, the Compensation Committee, in its sole discretion, may determine the performance percentage in an amount up to 200%.

Under the performance share unit awards granted in November 2020, if the executive’s employment with the Company or its subsidiaries terminates prior to December 1 of year three as a result a special involuntary termination, the performance share units will immediately vest assuming a performance unit payout percentage of 100% of target instead of the performance unit payout percentage that would otherwise be determined at the end of the performance period.

Under the performance share units granted in November 2018, if the recipient retires before the end of the performance period, the recipient vests in the target number of performance share units awarded. Under the performance share units granted in November 2019 and November 2020, if the recipient retires before the end of the performance period, the recipient becomes vested in a number of performance share units equal to the percentage of time the recipient was employed during the vesting period multiplied by the target number of performance share units awarded. “Retirement” for purposes of the performance share units means termination of employment other than for cause on or after the date on which the recipient has achieved ten years of continuous service with the Company and is age 60.

Restricted Stock Units upon Termination. In the event of a voluntary separation or termination by the Company with or without cause, the recipient will forfeit the unvested portion of the restricted stock units award.

In the event of death or disability, the recipient becomes vested in a number of shares of restricted stock units equal to the percentage of time the recipient was employed during the vesting period multiplied by the total number of shares of restricted stock units the recipient was awarded. The Compensation Committee may decide to vest all of the shares of restricted stock units.

62    HollyFrontier Corporation

In the event of a special involuntary termination, or, for the restricted stock units granted in November 2018, retirement before the full vesting of restricted stock unit awards, all restrictions lapse and the shares become fully vested and delivered to the recipient as soon as practicable thereafter. Under the restricted stock units granted in November 2019 and November 2020, if the recipient retires before the full vesting of restricted stock unit awards, the recipient becomes vested in a number of restricted stock units equal to the percentage of time the recipient was employed during the vesting period multiplied by the total number of shares of restricted stock units the recipient was awarded. Retirement for purposes of the restricted stock units is defined in the same manner as for the performance share units.

Restrictive Covenants. The long-term equity incentive awards granted to our named executive officers with certain restrictive covenants that generally mirror the release requirements and confidentiality restrictions found in our change in control agreements described above. The awards were also granted with non-solicitation provisions that generally prevent the named executive officers from soliciting any employee or service provider of us or our affiliates for one year following a termination of employment.

Quantification of Benefits

The following table summarizes the compensation and other benefits that would have become payable to each named executive officer assuming his employment terminated on December 31, 2020, given the named executive officer’s base salary as of that date, and, if applicable, the closing price of our common stock on December 31, 2020, which was $25.85. In addition, the following table summarizes the compensation that would become payable to the named executive officers assuming that a change in control occurred on December 31, 2020.

In reviewing these tables, please note the following:

•

Accrued vacation for a specific year is not allowed to be carried over to a subsequent year, so we assumed all accrued vacation for the 2020 fiscal year was taken prior to December 31, 2020. Because we accrue vacation in any given year for the following year, amounts reported as “Cash Severance” include accrued vacation amounts accrued in 2020 for the 2021 fiscal year.

•

The row entitled “Performance Share Units” reports amounts payable with respect to outstanding performance share unit awards issued by us. For amounts payable to the named executive officers with respect to performance share unit awards, we assumed the performance share units would settle at 100%. The number of units paid at the end of the performance period may vary from the amounts reflected in the following tables, based on our actual achievement compared to the performance targets. For additional information regarding the potential payouts, see “Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Long-Term Equity Incentive Compensation—Performance Share Unit Awards,” “Compensation Discussion and Analysis—2021 Executive Compensation Decisions—Long-Term Equity Incentive Compensation—Performance Share Unit Awards,” “Executive Compensation—2020 Grants of Plan-Based Awards” and “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”

•

For the amounts shown in the row entitled “Restricted Stock Units” under the column entitled “Death or Disability,” we have reflected accelerated vesting based on the length of employment during the vesting period for each award.

•

Only Mr. Creery was eligible for retirement as of December 31, 2020, therefore we have not reflected retirement benefits in the table below, nor have we addressed amounts due upon retirement for any other named executive officers. Assuming that Mr. Creery had retired on December 31, 2020, his retirement benefits would have consisted of accelerated vesting of restricted stock units valued at $103,039 and accelerated vesting of performance share units valued at $316,560. We assumed that Mr. Creery’s performance share units granted in 2019 and 2020 would vest according to the pro-rata formula within his award agreements, and performance share units granted prior to 2019 would settle at 100%, therefore the number of units paid upon a retirement scenario described above could vary from that level.

•

The amounts shown in the row entitled “Medical and Dental Benefits” represent amounts equal to the monthly premium payable pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for medical and dental premiums, multiplied by 12 months for each of the named executive officers.

2021 Proxy Statement    63

•

No amounts potentially payable pursuant to the NQDC Plan are included in the table below since neither the form nor amount of any such benefits would be enhanced or vesting or other provisions accelerated in connection with any of the triggering events disclosed below. Please refer to the section titled “—Nonqualified Deferred Compensation” for additional information regarding these benefits.

•

With respect to Mr. Voliva, his 2020 HEP Award has been included in the calculations below. The acceleration terms of his award are the same as described above for the 2020 restricted stock units granted to our NEOs.

Benefits and Payments	Change in Control and Involuntary Termination Without Cause or Voluntary Departure for Good Reason or a Special Involuntary Termination ($)	Without Cause ($)	Death or Disability ($)
Michael C. Jennings
Cash Severance	$7,312,813	—	—
Performance Share Units	4,159,549	$1,593,458	$1,593,458
Restricted Stock Units	3,668,554	—	165,110
Medical and Dental Benefits	23,760	—	—
Total	$15,164,677	$1,593,458	$1,758,568

Richard L. Voliva III
Cash Severance	$2,757,802	—	—
Performance Share Units	1,857,788	$802,848	$802,848
Restricted Stock Units	1,494,854	—	76,451
Medical and Dental Benefits	0	—	—
HEP Equity Awards	774,340	—	42,599
Total	$6,884,783	$802,848	$921,899

Timothy Go
Cash Severance	$2,105,666	—	—
Performance Share Units	1,194,037	$53,544	$53,544
Restricted Stock Units	2,535,497	—	578,649
Medical and Dental Benefits	23,760	—	—
Total	$5,858,961	$53,544	$632,193

Thomas G. Creery
Cash Severance	$2,027,514	—	—
Performance Share Units	1,070,112	$471,311	$471,311
Restricted Stock Units	856,591	—	43,953
Medical and Dental Benefits	16,836	—	—
Total	$3,971,054	$471,311	515,264

Bruce A. Lerner
Cash Severance	$1,374,350	—	—
Performance Share Units	507,487	$22,757	$22,757
Restricted Stock Units	715,037	—	143,875
Medical and Dental Benefits	16,836	—	—
Total	$2,613,710	$22,757	$166,633

64    HollyFrontier Corporation

Compensation Practices and Risk Management

Certain members of our management are responsible for annually reviewing the relationship between our risk assessment guidelines and our compensation programs. In addition, certain members of our management and the Compensation Committee annually review the features and characteristics of our compensation programs, including particular areas that could encourage employees to take excessive risk or focus on short-term results at the expense of long-term value creation, to confirm that our compensation programs do not encourage excessive and unnecessary risk taking. As a part of this review, the Compensation Committee and certain members of management review salaries, annual incentive bonus awards, including the targets established for the annual incentive bonus awards, and long-term equity incentive awards, including the performance measures used for a portion of the long-term equity incentive awards, at all levels of the Company.

Although the majority of the compensation provided to the named executive officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. In addition, we explicitly include Company safety and environmental performance in determining potential payouts under our annual incentive cash plan for our senior executives.

While annual cash-based incentive bonus awards play an appropriate role in the executive compensation program, the Compensation Committee believes that payment determined based on an evaluation of our performance on a variety of measures, including our performance compared to our industry peers, mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. In addition, performance goals reflect our past performance and market conditions affecting our industry.

An appropriate part of total compensation is fixed for the named executive officers, while another portion is variable and linked to performance. A portion of the variable compensation we provide is comprised of long-term incentives. A portion of the long-term incentives we provide is in the form of restricted stock units subject to time-based vesting conditions, which retain value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance share unit awards, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.

As discussed above, while a portion of our potential annual compensation is incentive based, we have also instituted policies and programs designed to discourage unnecessary risk-taking, which is not in our long-term interests. For example, our stock ownership policy requires our executives to hold at least a specified level of stock (in addition to any unsettled performance based equity awards), which aligns our executives’ interests with those of our long-term stockholders. Also, our clawback policy requires the return of annual and long-term incentive compensation for misconduct resulting in a material financial restatement.

Based on the foregoing and our annual review of our compensation programs, we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our stockholders.

CEO Pay Ratio

We identified the median employee by examining the taxable wages for all U.S., Canada, and the Netherlands employees, including our CEO, who were employed by us on December 15, 2020. We included all U.S., Canada and the Netherlands employees, whether employed on a full-time, part-time, temporary or seasonal basis. As of December 15, 2020, the Company employed 3,841 such persons. As permitted by the SEC rules, we excluded our 56 employees located in Austria, China, Germany and the U.K. as of December 15, 2020 since those employees comprise less than 5% of our 3,897 worldwide employees. We did not make any assumptions, adjustments or estimates with respect to the taxable wages other than deducting stock vesting from the taxable wages, and we did not annualize the wages for any employees that were not employed by us for all of 2020. We believe the use of taxable wages is the most appropriate compensation measure since it allows for a consistent measurement for employees in different countries.

2021 Proxy Statement    65

After identifying the median employee based on total taxable wages, we calculated annual 2020 compensation for the median employee using the same methodology used to calculate the chief executive officer’s total compensation as reflected in the Summary Compensation Table above. The median employee’s annual 2020 compensation was as follows:

Name	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Median Employee	2020	$111,259	—	—	$13,135	$17,415	$141,809

Our 2020 ratio of chief executive officer total compensation to the median employee’s total compensation is reasonably estimated to be 54:1.

66    HollyFrontier Corporation

Stock Ownership

The tables below provide information regarding the beneficial ownership of the Company’s common stock as of March 8, 2021 for:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each known beneficial owner of more than five percent of the Company’s common stock.

The tables below list the number of shares beneficially owned based on 162,414,508 shares of common stock outstanding as of March 8, 2021. Our directors and executive officers do not, individually or as a group, own more than 1.0% of the Company’s common stock.

Beneficial ownership of the Company’s common stock is determined in accordance with SEC rules and regulations and generally includes voting power or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except to the extent otherwise disclosed below, the directors and named executive officers have no shares pledged as securities nor any other rights to acquire beneficial ownership of shares.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares
Douglas Y. Bech (1)(2)	149,209
Thomas G. Creery (3)	129,987
Richard L. Voliva III (2)(3)(4)	95,728
James H. Lee (1)(2)	54,458
Leldon E. Echols (1)	47,943
Robert J. Kostelnik (1)	43,055
Franklin Myers (1)	37,535
Michael E. Rose (1)(5)	32,725
Michael C. Jennings (2)(3)	30,418
Anne-Marie N. Ainsworth (1)	14,408
Anna C. Catalano (1)	14,408
R. Craig Knocke(1)	11,810
Manuel J. Fernandez (1)	6,573
Timothy Go (3)(6)	—
Bruce A. Lerner (3)(6)	—
All directors and executive officers as a group (16 persons) (7)	679,710

(1)

The number reported includes 6,573 shares of common stock to be issued to the non-management director upon settlement of restricted stock units, which may vest and be settled within 60 days of March 8, 2021 under certain circumstances. Until settled, the non-management director has no voting or dispositive power over the common stock underlying the restricted stock units.

2021 Proxy Statement    67

(2)	Messrs. Bech, Lee, Jennings and Voliva each own common units of HEP, a subsidiary of the Company, as set forth in the following table:

Name of Beneficial Owner	Number of Units
Douglas Y. Bech	40,000
James H. Lee (a)(b)	23,212
Michael C. Jennings	18,877
Richard L. Voliva III	6,816
HFC directors and executive officers as a group (4 persons)	88,905

(a)

The number reported includes 8,809 common units to be issued to Mr. Lee upon settlement of phantom units, which may vest and be settled within 60 days of March 8, 2021 under certain circumstances. Until settled, Mr. Lee has no voting or dispositive power over the common stock underlying the phantom units.

(b)

The number reported includes 285 common units owned by Mr. Lee’s wife. Mr. Lee’s wife has the right to receive distributions from, and the proceeds from the sale of, these common units. Mr. Lee disclaims beneficial ownership of the common units held by his wife except to the extent of his pecuniary interest therein.

As of March 8, 2021, there were 105,440,201 HEP common units outstanding. Messrs. Bech, Lee, Jennings and Voliva each own less than 1% of the outstanding common units of HEP.

(3)

The number reported does not include unvested restricted stock units and performance share units held by the executive officers, except for Mr. Creery, it includes 7,835 shares of common stock to be issued to him upon settlement of restricted stock units and 16,093 shares of common stock to be issued to him upon settlement of performance share units, which may vest and be settled within 60 days of March 8, 2021 under certain circumstances. Until settled, the executive officers have no voting or dispositive power over the common stock underlying the restricted stock units and the performance share units. Please see the section entitled “Outstanding Equity Awards at Fiscal Year End” for details regarding the unvested restricted stock units and performance units held by the named executive officers.

(4)	The number reported includes 13,060 shares of common stock held by Mr. Voliva’s wife for which Mr. Voliva disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(5)	The number reported includes 1,400 shares of common stock acquired by Mr. Rose pursuant to a dividend reinvestment plan.

(6)

As Messrs. Go and Lerner joined the Company in June 2020, the equity awards they hold have not yet vested. Please see the section entitled “Outstanding Equity Awards at Fiscal Year End” for details regarding the unvested restricted stock units and performance units held by Messrs. Go and Lerner.

(7)

The Company’s directors and executive officers, as a group, own 0.42 percent of the Company’s common stock. The number reported includes 65,730 shares of common stock to be issued to non-management directors upon settlement of restricted stock units, which may vest and be settled within 60 days of March 8, 2021 under certain circumstances and 7,835 shares of common stock to be issued to Mr. Creery upon settlement of restricted stock units and 16,093 shares of common stock to be issued to Mr. Creery upon settlement of performance share units, which may vest and be settled within 60 days of March 8, 2021 under certain circumstances. Until settled, the non-management directors and Mr. Creery have no voting or dispositive power over the common stock underlying the restricted stock units or the performance share units.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all entities and other persons known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The number of shares of common stock reported as beneficially owned by each of the entities identified below is included in reliance on reports filed with the SEC by these entities.

Name and address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
The Vanguard Group (1)	16,275,434	10.02%
TCTC Holdings, LLC (2)	12,561,896	7.73%
State Street Corporation (3)	11,625,658	7.16%
BlackRock, Inc. (4)	11,382,974	7.01%

(1)

According to a Schedule 13G/A filed on February 10, 2021 by The Vanguard Group (“Vanguard”), Vanguard has sole dispositive power with respect to 15,756,585 shares, shared voting power with respect to 203,986 shares and shared dispositive power with respect to 518,849 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

68    HollyFrontier Corporation

(2)

According to a Schedule 13D/A filed on February 15, 2019 by TCTC Holdings, LLC (“TCTC”) and its two wholly-owned subsidiaries Turtle Creek Trust Company, LTA (“Trust Company”) and Trust Creek Management, LLC (“Management”), (a) TCTC may be deemed to beneficially own and has sole voting and dispositive power with respect to 12,561,896 shares, (b) Trust Company may be deemed to beneficially own and has sole voting and dispositive power with respect to 12,510,831 shares, and (c) Management may be deemed to beneficially own and has sole voting and dispositive power with respect to 51,065 shares. Mr. Knocke is the Director of Trust Company and a Principal and non-controlling manager and member of TCTC. Mr. Knocke is not deemed to beneficially own the shares reported by TCTC because he does not have voting or dispositive power over such shares. The address for TCTC, Trust Company and Management is 3838 Oak Lawn, Suite 1650, Dallas, Texas 75219.

(3)

According to a Schedule 13G filed on February 10, 2021 by State Street Corporation (“State Street”), State Street has shared voting power with respect to 10,020,546 shares and shared dispositive power with respect to 11,624,008 shares. The address for State Street is One Lincoln Street, Boston, MA 02111.

(4)

According to a Schedule 13G/A filed on January 29, 2021 by Blackrock, Inc. (“Blackrock”), Blackrock has sole voting power with respect to 10,509,844 shares and sole dispositive power with respect to 11,382,974 shares. The address for Blackrock is 55 East 52nd Street, New York, New York 10055.

2021 Proxy Statement    69

Equity Compensation Plan Information

We currently maintain one equity plan, the HollyFrontier Corporation 2020 Long-Term Incentive Compensation Plan (the “LTIP”), for the benefit of our employees, directors and consultants. However, awards granted in years prior to 2020 were made were made under our prior equity compensation plan which terminated pursuant to its terms on December 31, 2020.

The following table sets forth certain aggregate information regarding both plans as of December 31, 2020.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	3,327,453	(2)	—	4,086,914	(3)

Total	3,327,453		—	4,086,914

(1)	All stock-based compensation plans are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(2)

As of December 31, 2020, there were 2,692,249 full-value awards outstanding, which includes 2,057,045 restricted stock unit awards outstanding and 635,204 performance share unit awards outstanding based on the target payout level at the time of vesting. The number of full-value awards outstanding reported in the table above assumes a maximum payout level for the performance share unit awards at the time of vesting, which results in 1,270,408 shares subject to performance share unit awards outstanding as of December 31, 2020 and a total of 3,327,453 full-value awards outstanding as of December 31, 2020 (which includes the 2,057,045 restricted stock unit awards outstanding as of December 31, 2020). There were no options outstanding under the LTIP as of December 31, 2020.

(3)

This number is calculated assuming performance share unit awards granted to our key employees under the LTIP will be settled at the maximum payout level at the time of vesting. If the performance share unit awards are paid at the target payout level, 635,204 shares would be issued upon the vesting of such performance share unit awards and the number of shares available for issuance would increase to 4,722,118.

70    HollyFrontier Corporation

Certain Relationships and Related Person Transactions

Related Person Transactions

The Company provides various general and administrative services to HEP under the terms of an Omnibus Agreement. Under the Omnibus Agreement, HEP pays the Company an annual fee, currently $2.6 million. The administrative fee is increased annually for changes in the Producers Price Index-Commodities-Finished Goods, (PPI), et al. and may increase in connection with the expansion of HEP’s operations through the acquisition or construction of new assets or businesses. The administrative fee covers expenses the Company incurs in performing centralized corporate functions for HEP, such as executive services, tax, legal, accounting, treasury, information technology and other corporate services, including the administration of employee benefit plans. The fee does not include salaries of personnel who perform services for HLS or the cost of their employee benefits, such as 401(k), pension, and health insurance benefits

In addition, under a secondment arrangement with HLS, the Company seconds certain of its employees to HLS to provide operational and maintenance services with respect to certain of HEP’s processing, refining, pipeline and tankage assets at certain of the Company’s refineries, including routine operational and maintenance activities. During their period of secondment, the seconded employees are under the management and supervision of HLS. HLS is required to reimburse the Company for the prorated portion of the wages, benefits, and other costs of these employees.

Julia Heidenreich, Vice President, Renewables and Analytics, is the wife of Mr. Voliva, Executive Vice President and Chief Financial Officer of the Company. Ms. Heidenreich received cash and equity compensation totaling $584,784 in 2020. Ms. Heidenreich does not report to Mr. Voliva.

Review, Approval or Ratification of Transactions with Related Persons

Effective as of February 17, 2021, the Board adopted a written related party transactions policy to document procedures for the notification, review, approval, ratification and disclosure of related party transactions. Under the policy, a “related person” includes any director, director nominee, executive officer, or holder of more than 5% percent of our voting stock or an immediate family member of any of the foregoing persons. The policy applies to any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (ii) we or our subsidiaries are a participant, and (iii) a related person has a director or indirect material interest.

Certain transactions, including compensation for services provided to a related person, such as an executive officer or director, are pre-approved under the policy. Any transactions between us or any of our subsidiaries, on the one hand, and Holly Energy Partners, L.P. or any of its subsidiaries, on the other hand, shall be reviewed and approved in accordance with the process established, and under the authority delegated, by the Board for the review, evaluation and negotiation of intercompany transactions and shall not constitute a related party transaction under the policy.

The policy provides that the Audit Committee will be responsible for reviewing and approving related party transactions that may arise within our Company. The Audit Committee will review the material facts of all related party transactions that require the committee’s approval and either approve or disapprove of the entry into the related party transaction. The policy prohibits any director from participating in any discussion or approval of a related party transaction for which such director is a related person, except that such director is required to provide all material information concerning the interested transaction to the committee.

Prior to February 17, 2021, the disclosure, review and approval of any transactions with related persons was governed by our Code of Business Conduct and Ethics, which provides guidelines for disclosure, review and approval of any transaction that creates a conflict of interest between us and our employees, officers or directors and members of their immediate family. Conflict of interest transactions may be authorized if they are found to be in the best interest of the Company based on all relevant facts. Pursuant to the Code of Business Conduct and Ethics, conflicts of interest are to be disclosed to and reviewed by a supervisor who does not have a conflict of interest, the Human Resources Department or the Legal and Compliance Department, and approval must be obtained prior to proceeding with the potentially conflicted situation. Prior to February 17, 2021, conflicts of interest involving directors or executive officers were reviewed by the full Board of Directors or by a committee of the Board of Directors on which the related person did not serve. Effective as of February 17, 2021, the Code of Business Conduct and Ethics continues to govern conflicts of interests involving employees who are not covered by the related party transaction policy described above. Related party transactions required to be disclosed in our SEC reports are reported through our disclosure controls and procedures.

2021 Proxy Statement    71

Ratification of Appointment of Ernst & Young LLP

(Proposal 3)

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to be the Company’s auditor for fiscal year 2021. The Board is asking stockholders to ratify this appointment. SEC regulations and the NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company’s independent registered public accounting firm.

Ernst & Young LLP has conducted the Company’s audits since 1977. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see “Independent Public Accountants.”

Required Vote and Recommendation

The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE BOARD’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

72    HollyFrontier Corporation

Independent Public Accountants

Selection

Ernst & Young LLP served as our independent registered public accounting firm for 2020 and has been appointed by the Audit Committee to continue to serve in that capacity for 2021.

Audit and Non-Audit Fees

The following table sets forth the fees paid to Ernst & Young LLP for services provided during 2020 and 2019. All of the fees paid were approved by the Audit Committee.

(in thousands)	2020	2019
Audit Fees (1)	$3,625	$3,906
Audit-Related Fees (2)	5	76
Tax Fees (3)	1,027	880
All Other Fees	—	—

Total	$4,662	$4,862

(1)

Represents fees for professional services provided in connection with the audits of the Company’s annual financial statements and internal control over financial reporting, statutory and regulatory filings and review of the Company’s quarterly financial statements.

(2)

Represents fees for professional services provided in connection with due diligence services, attest services and consultations concerning financial accounting and reporting standards not classified as audit fees.

(3)	Represents fees for professional services provided in connection with tax advisory, compliance and planning.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit services performed by the independent auditor to assure that performing such services does not impair the auditor’s independence.

The Audit Committee may also pre-approve fees related to other non-recurring services. The Chairperson of the Audit Committee may approve certain services from time to time; however, any such decisions made must be reported to the Audit Committee at the next meeting of the Audit Committee.

2021 Proxy Statement    73

Audit Committee Report

The Company’s management is responsible for preparing our financial statements and for our system of internal control over financial reporting. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control. The Audit Committee also is responsible for selecting, engaging and overseeing the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee, and evaluating its qualifications and performance. Among other things, to fulfill its responsibilities, the Audit Committee:

•

reviewed and discussed with both management and Ernst & Young LLP our quarterly unaudited consolidated financial statements and annual audited financial statements for the year ended December 31, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, including those in management’s discussion and analysis thereof;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB, the SEC and the New York Stock Exchange;

•

discussed with Ernst & Young LLP matters relating to its independence and received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit Committee concerning the firm’s independence;

•

discussed with our internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits and met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting; and

•	considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2020 be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Audit Committee of the Board of Directors

Leldon E. Echols Chairperson	Manuel J. Fernandez	R. Craig Knocke	James H. Lee	Michael E. Rose

74    HollyFrontier Corporation

Stockholder Proposal Regarding Simple Majority Vote

(Proposal 4)

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021, who has continuously held no less than 500 shares of the Company’s common stock since August 17, 2019, has submitted a stockholder proposal and requested that it be included, along with Mr. Steiner’s supporting statement, in this proxy statement. The Board accepts no responsibility for the content and accuracy of the proposed resolution and supporting statement. The stockholder proposal and supporting statement are reproduced verbatim from the stockholder proponent’s letter to the Company on November 19, 2020.

Proposal and Supporting Statement by Stockholder Proponent

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. The proponents of these proposals included Ray T. Chevedden and William Steiner. This proposal topic also received overwhelming 99%-support at the 2019 Fortive annual meeting.

Currently a 2%-minority can frustrate the will of our 66%-shareholder majority in an election with 68% of shares casting ballots. In other words a 2%-minority could have the power to prevent shareholders from improving the governance of our company. This can be particularly important during periods of management underperformance and/or an economic downturn.

Currently the role of shareholders is downsized because management can simply say get lost in response to an overwhelming 66%-vote of shareholders.

There should be urgency in reforming our outdated corporate governance given that our stock was at $75 in 2018.

Please vote yes:

Simple Majority Vote – Proposal 4

2021 Proxy Statement    75

The Company’s

Statement of Opposition

The Board has carefully considered Proposal 4 and, for the reasons described below, believes that Proposal 4 is not in the best interests of the Company and its stockholders.

Our Amended and Restated Certificate of Incorporation does not contain any supermajority voting requirements. Our Amended and Restated By-laws (the “By-laws”) provide for a simple majority vote standard for all corporate matters submitted to a vote of our stockholders, except for a single more stringent voting requirement—the vote of holders of 67% of the Company’s outstanding stock is required to approve the amendment of our By-laws.

This enhanced voting requirement for amending our By-laws is intended to protect the long-term interests of the Company and its stockholders rather than allowing changes that may be focused on short-term objectives or jeopardize the long-term success of the Company. The Board believes that when amendments are proposed to our By-laws that could have a long-term impact on our Company, a higher threshold of stockholder approval should be required to determine whether such changes are appropriate and in the best interests of the Company and its stockholders.

A change to the Company’s By-laws could fundamentally alter the Company’s corporate structure and governance. This supermajority vote requirement: (i) provides protection for all stockholders by protecting them against the self-interested actions of one or a few large stockholders or short-term investors; and (ii) makes sure that minority stockholders have a voice in determining core aspects of the Company’s corporate structure and governance. If the Company’s By-Laws could be amended by simple majority of votes cast, that would mean that in a situation with low voter turnout or with significant abstentions, it would be possible for fundamental governance actions to be taken by holders of less than half of the outstanding share of the Company. Additionally, in the absence of this supermajority vote requirement, a small number of large short-term investors, who may own their shares only as of a voting record date or who have hedged their economic exposure and who are not bound by any fiduciary duty to act in the best interest of the Company and all stockholders, could make fundamental corporate structure and governance changes that would have a long-lasting impact on the Company and all of its stockholders. The Board believes this limited supermajority vote requirement is in the best interests of the Company and its stockholders because it requires that a broad consensus of stockholders – not merely a simple majority – must agree.

A number of the Company’s industry peers have supermajority voting requirements in their articles of incorporation and by-laws that require the vote of holders of 75% or 80% of their outstanding stock, substantially in excess of the Company’s 67% supermajority vote requirement, and are not limited in scope to the approval of amendments. As a result, the Board believes that the Company’s implementation of Proposal 4 would place the Company at a competitive disadvantage to its industry peers and is not in the best interests of the Company and its stockholders.

Our Board is committed to strong corporate governance that promotes long-term stockholder value, including the annual election of all directors, with the Board currently having nine independent directors standing for re-election, including its Chairman of the Board, separate roles of Chairman of the Board and Chief Executive Officer, and a majority voting standard for the election of directors in an uncontested election with a director resignation policy. Our Board’s Nominating, Governance and Social Responsibility Committee regularly considers and evaluates corporate governance developments and recommends appropriate changes to the Board to maintain its commitment to strong corporate governance. For example, in December 2020 our Board considered and adopted proxy access with market terms (3% for 3 years, up to the greater of two individuals or 20% of the Board). See the “Governance Highlights” section of this proxy statement for a summary of other ways in which the Board demonstrates its commitment to strong corporate governance.

For the foregoing reasons, the Board believes that Proposal 4 would not enhance the Company’s existing corporate governance practices and is not in the best interests of the Company and its stockholders.

76    HollyFrontier Corporation

Required Vote and Recommendation

The stockholder proposal regarding simple majority vote requires the approval of a majority of the votes cast on the proposal.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

2021 Proxy Statement    77

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board during the year ending December 31, 2020 were Mr. Myers, Chairman, Mr. Bech, Ms. Catalano and Mr. Echols. None of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during 2020. None of the members who served on the Compensation Committee at any time during fiscal 2020 had any relationship requiring disclosure under the section of this proxy statement entitled “Certain Relationships and Related Person Transactions—Related Person Transactions.” No executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a member of our Board or our Compensation Committee, except that Mr. Jennings, our Chief Executive Officer and President and a member of our Board, serves as the Chief Executive Officer of HLS, the general partner of the general partner of HEP, and is the Chairperson of the compensation committee of HLS. No executive officer of the Company served as a member of the board of another entity that had an executive officer serving as a member of our Compensation Committee.

78    HollyFrontier Corporation

General Information

Purpose, Place, Date and Time

This proxy statement provides information in connection with the solicitation of proxies by the Board of Directors (the “Board”) of HollyFrontier Corporation (the “Company,” “we,” “our” or “us”) for use at the Company’s 2021 Annual Meeting of Stockholders or any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on May 12, 2021, at 8:30 a.m., Central Daylight Time, solely online via a live webcast at www.virtualshareholdermeeting.com/HFC2021. This proxy statement and the enclosed proxy card are being first made available to stockholders on or about March 25, 2021. All stockholders are invited to attend the virtual Annual Meeting.

Due to the public health impact of the coronavirus (COVID-19) and to support the health and well-being of our stockholders, directors, employees and their families, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person. We hope to resume in-person annual meetings beginning with our 2022 annual meeting of stockholders. You will be able to attend and listen to the Annual Meeting online, submit questions and vote your shares electronically during the Annual Meeting. Please monitor the Annual Report and Proxy page under the Financial Information sub-heading, under the Investor Relations tab of our website (www.hollyfrontier.com) for updated information. If you are planning to attend the Annual Meeting, please check the website thirty days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Additional Information About the Virtual Annual Meeting

Attendance and Participation

Our virtual Annual Meeting will be conducted on the Internet via webcast. You are entitled to attend and participate in the virtual Annual Meeting only if you were a stockholder as of the close of business on March 15, 2021 or if you hold a valid proxy for the Annual Meeting. If you are not a stockholder, you may still view the meeting online at www.virtualshareholdermeeting.com/HFC2021.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability to log into www.virtualshareholdermeeting.com/HFC2021. Beneficial stockholders who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting; instructions should also be provided on the voting instruction card provided by the broker, bank, or other nominee. The Annual Meeting will begin promptly at 8:30 a.m., Central Daylight Time. We encourage you to access the Annual Meeting prior to the start time. Online access and check-in will begin at 8:15 a.m., Central Daylight Time.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should allow plenty of time to log in and to make sure that they can hear streaming audio prior to the start of the Annual Meeting.

Asking Questions

Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/HFC2021, typing your question into the “Ask a Question” field, and clicking “Submit.” You may submit a question at any point during or prior to the meeting. Each stockholder will be limited to no more than one question, up to 4,000 characters.

During the meeting, we will answer as many stockholder-submitted questions pertinent to the business of the Annual Meeting as time permits. Responses to questions relevant to meeting matters that we do not have time to respond to during the meeting will be answered after the Annual Meeting and posted on the Annual Report and Proxy page

2021 Proxy Statement    79

under the Financial Information sub-heading, under the Investor Relations tab of HollyFrontier’s website (www.hollyfrontier.com). If there are any matters of individual concern to a stockholder, please email the question to investors@hollyfrontier.com

Additional information regarding the ability of stockholders to submit questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/HFC2021.

Stockholder List

Beginning 15 minutes prior to, and during, the Annual Meeting, the list of our stockholders of record will be available for viewing by stockholders for any purpose germane to the meeting at www.virtualshareholdermeeting.com/HFC2021. In addition, information on how to obtain access to the list of stockholders of record entitled to vote at the Annual Meeting for any purpose germane to the meeting will be available during the ten days preceding the Annual Meeting by emailing our Investor Relations department at investors@hollyfrontier.com.

Technical Difficulties

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/HFC2021 beginning at 8:15 a.m. Central Daylight Time on May 12, 2021 through the conclusion of the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call: 1-844-986-0822 (Toll-free) or 303-562-9302 (International callers).

Internet Availability of Proxy Materials

The Company will continue to take advantage of the “Notice and Access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), which allow public companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) and provide internet access to the proxy materials and annual report to their stockholders. The use of Notice and Access generates significant cost savings for the Company.

In lieu of paper copies of the proxy statement and other materials, most of our stockholders will receive a Notice of Internet Availability containing instructions on how to access the proxy materials and annual report and vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials and annual report. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions with links to the proxy materials, annual report and to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you instruct us otherwise. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you.

Voting Rights and Proxy Information

Who is entitled to vote?

Stockholders of record at the close of business on March 15, 2021 (the “Record Date”) are entitled to receive notice of and the right to vote at the Annual Meeting. As of the close of business on the Record Date, there were 162,414,508 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each outstanding share of common stock is entitled to one vote.

If your shares are registered in your name with EQ Shareowner Services, the Company’s transfer agent, you are considered the “stockholder of record” of those shares. If your shares are held in an account with a broker, bank or other nominee, you are considered the “beneficial owner” or holder in “street name” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

80    HollyFrontier Corporation

What am I voting on, and how does the Board recommend that I vote?

Proposal		Board Recommendation
1	Elect 10 directors to hold office until the Company’s 2022 annual meeting of stockholders	FOR all nominees

2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR

3	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020	FOR

4	Consider stockholder proposal for simple majority vote, if properly presented at the Annual Meeting	AGAINST

How do I vote if I am a stockholder of record?

If you are a stockholder of record, you may vote electronically at the virtual Annual Meeting by following the instructions to vote at www.virtualshareholdermeeting.com/HFC2021 or by proxy using any of the following methods:

•

Internet—visit the website shown on the Notice of Internet Availability (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Time, on May 11, 2021;

•	Telephone—within the U.S. or Canada, call toll-free 1-800-690-6903 and follow the instructions at any time prior to 11:59 p.m., Eastern Daylight Time, on May 11, 2021; or

•

Mail—if you have requested a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Secretary of the Company before the voting polls close at the Annual Meeting.

If you vote by internet or telephone, do not return your proxy card. Submitting your proxy by internet or telephone will not affect your right to vote electronically should you decide to attend and participate in the virtual Annual Meeting. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Please do not return the Notice of Internet Availability.

The Notice of Internet Availability is not a valid proxy.

How do I vote if I hold my shares in street name?

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. In addition, you may be eligible to vote by internet or telephone if your broker, bank or other nominee participates in the proxy voting program provided by Broadridge. If your bank, brokerage firm or other nominee is participating in Broadridge’s program, your voting form will provide instructions. Beneficial owners voting by telephone or internet are subject to the same deadlines as described above for holders of record.

What can I do if I change my mind after I submit my proxy?

Your proxy is revocable. If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•	delivering an executed, later-dated proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting;

•	resubmitting your proxy by internet or telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on May 11, 2021;

2021 Proxy Statement    81

•	delivering a written notice of revocation of the proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting; or

•	voting electronically at the virtual Annual Meeting by following the instructions to vote at www.virtualshareholdermeeting.com/HFC2021.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee or by voting online during the Annual Meeting.

Voting online during the Annual Meeting will replace any previous votes.

What happens if I do not give specific voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions on your proxy. If a properly executed proxy gives no specific instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, the rules of the New York Stock Exchange (“NYSE”) require that these institutions only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares, resulting in a “broker non-vote.”

Your broker, bank or other nominee is not permitted to vote on your behalf in the election of directors (Proposal 1), the advisory vote on the compensation of the Company’s named executive officers (Proposal 2) or the approval of the stockholder proposal for simple majority vote, if properly presented (Proposal 4) unless you provide specific instructions to them. Accordingly, if you do not provide timely voting instructions to your broker, bank or other nominee that holds your shares, that institution will be prohibited from voting on all of the proposals in its discretion, except the ratification of the appointment of the independent public accounting firm (Proposal 3).

How many votes must be present to hold the meeting?

A quorum is necessary for conducting a valid meeting. Holders of a majority of the outstanding shares of our common stock as of the Record Date who are entitled to vote must be present, virtually or by proxy, to constitute a quorum at the Annual Meeting. Abstentions (shares of the Company’s common stock for which proxies have been received but for which the holders have abstained from voting) will be counted as present and entitled to vote for purposes of determining a quorum.

82    HollyFrontier Corporation

What are the voting requirements for each of the matters to be voted on at the Annual Meeting?

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
1	Election of Directors	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
2	Advisory Vote on Executive Compensation	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
3	Ratification of the Appointment of Ernst & Young LLP	Affirmative vote of a majority of the votes cast on the matter	Yes	Abstentions are not considered votes cast and will have no effect
4	Consider stockholder proposal for simple majority vote, if properly presented at the Annual Meeting	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

How are proxies being solicited and who pays the solicitation expenses?

Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the Annual Meeting. For these services, the Company will pay MacKenzie Partners, Inc. $17,500 and will reimburse MacKenzie Partners, Inc. for reasonable out-of-pocket expenses. Additionally, proxies may be solicited by our officers, directors and employees personally or by telephone, e-mail or other forms of communication. The Company may also request banks, brokerage firms, custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of the Company’s common stock. The costs of the solicitation, including reimbursements of any forwarding expenses, will be paid by the Company.

2021 Proxy Statement    83

Additional Information

Stockholder Proposals

For a stockholder proposal to be included in the Company’s proxy materials for the 2022 annual meeting of stockholders, the proposal must be received in writing by the Company at the Company’s principal executive offices by November 25, 2021, and otherwise comply with all requirements of the SEC for stockholder proposals and the Company’s By-Laws.

Notice of proposals to be considered at next year’s meeting, but not included in the proxy statement, must be in compliance with the notice procedures and informational requirements set forth in Article II, Section 2 of the Company’s By-Laws. These notices must be submitted to the Secretary of the Company at the Company’s principal executive offices. To be timely, notice of business, including nomination of a director, must be submitted not less than 90 calendar days (February 11, 2022) nor more than 120 calendar days (January 12, 2022) prior to the anniversary date of the prior year’s annual meeting of stockholders. A copy of the Company’s By-Laws may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

Director Nominations to be Included in the Proxy Statement (Proxy Access)

In December 2020, the Board adopted proxy access whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate up to the greater of two individuals or 20% of the Board and have the nominee(s) included in our proxy materials, provided that the stockholder and nominee(s) satisfy the requirements set forth in the Company’s By-laws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2022 proxy statement must satisfy the requirements set forth in the Company’s By-laws and must provide notice to our Corporate Secretary, which must be received not less than 120 calendar days in advance of the first anniversary of the date the Corporation’s proxy statement was released to stockholders for the preceding year’s annual meeting, and in the case of the 2022 proxy statement, no later than November 25, 2021. The notice of proxy access must include information specified in Article II, Section 2(d) and Article III, Section 12 of the Company’s By-laws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock.

Annual Report

A copy of our Annual Report for the year ended December 31, 2020 was made available to you on or about March 25, 2021 with this proxy statement and is available at www.proxyvote.com. Additional copies of the Annual Report and this Notice of Annual Meeting, proxy statement and accompanying proxy card may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE TO EACH PERSON TO WHOM A NOTICE OF INTERNET AVAILABILITY IS DELIVERED UPON WRITTEN REQUEST ADDRESSED TO VICE PRESIDENT, INVESTOR RELATIONS, HOLLYFRONTIER CORPORATION, 2828 N. HARWOOD, SUITE 1300, DALLAS, TEXAS 75201.

Stockholders with the Same Address

Each registered stockholder received one copy of the Notice of Internet Availability per account even if at the same address, unless the Company has received contrary instructions from one or more of such stockholders. This procedure called “householding” reduces our printing and distribution costs. Upon written or oral request by writing to Vice President, Investor Relations, HollyFrontier Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, or by telephoning 214-871-3555, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address and phone number listed above if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company at such address or phone number if they wish to receive only a single copy.

Other Matters

The Board does not know of any other matters to be acted upon at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

84    HollyFrontier Corporation

HOLLYFRONTIER CORPORATION

2828 N. HARWOOD

SUITE 1300

DALLAS, TX 75201-1507

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HFC2021

You may attend the meeting via the Internet and vote during the meeting. Have the 16-digit control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D38787-P52921 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  HOLLYFRONTIER CORPORATION

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Anne-Marie N. Ainsworth	☐	☐	☐

	1b. Anna C. Catalano	☐	☐	☐

	1c. Leldon E. Echols	☐	☐	☐

	1d. Manuel J. Fernandez	☐	☐	☐

	1e. Michael C. Jennings	☐	☐	☐

	1f. R. Craig Knocke	☐	☐	☐

	1g. Robert J. Kostelnik	☐	☐	☐

	1h. James H. Lee	☐	☐	☐

	1i. Franklin Myers	☐	☐	☐

	1j. Michael E. Rose	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the 2021 fiscal year.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4.		For	Against	Abstain

4.	Stockholder proposal for simple majority vote, if properly presented at the Annual Meeting.	☐	☐	☐

NOTE: Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time,

please call: 1-844-986-0822 (Toll-free) or 303-562-9302 (International callers).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D38788-P52921

HOLLYFRONTIER CORPORATION

Annual Meeting of Stockholders

May 12, 2021 8:30 AM, CDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael C. Jennings, Richard L. Voliva III and Vaishali S. Bhatia, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOLLYFRONTIER CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, CDT, on May 12, 2021 in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/HFC2021 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also authorizes Michael C. Jennings, Richard L. Voliva III and Vaishali S. Bhatia to vote at his or her discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

Continued and to be signed on reverse side